UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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☐ Preliminary Proxy Statement	☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e) (2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-12

Lockheed Martin Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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Lockheed Martin Corporation

6801 Rockledge Drive Bethesda, MD 20817

Robert J. Stevens

Chairman, President and Chief Executive Officer

March 16, 2007

Dear Fellow Stockholder:

On behalf of your Board of Directors, I would like to invite you to attend our 2007 Annual Meeting of Stockholders. We will meet on Thursday, April 26, 2007, at 10:30 a.m. Central time, at the Hilton New Orleans Riverside Hotel, Two Poydras Street, New Orleans, Louisiana 70140. Prior to the meeting, you are invited to join the Board and senior management at a reception at 10:00 a.m. If you cannot attend, you may listen to a webcast of the Annual Meeting through our website, http://www.lockheedmartin.com/investor.

The Annual Meeting will include a discussion and voting on the matters described in the accompanying notice and proxy statement.

Whether or not you plan to attend, please be sure to vote your shares. You may vote your shares by returning the enclosed proxy card, or by following the instructions for internet or telephone voting printed on the proxy card. If you plan to attend, please let us know by marking the appropriate box when you cast your vote.

Thank you for your continued support of Lockheed Martin. I look forward to seeing you in New Orleans.

Sincerely,

Robert J. Stevens

LOCKHEED MARTIN CORPORATION

6801 Rockledge Drive

Bethesda, Maryland 20817

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS

DATE	Thursday, April 26, 2007

TIME	10:30 a.m. Central time
(Stockholder reception begins at 10:00 a.m.)

PLACE	Hilton New Orleans Riverside Hotel
Two Poydras Street
New Orleans, Louisiana 70140

WEBCAST

You may listen to a live webcast of our Annual Meeting, including the management presentation charts, via our website, http://www.lockheedmartin.com/investor. Listening to our Annual Meeting via the webcast will not represent attendance at the meeting and you will not be able to cast your vote via our website as part of the live webcast.

ITEMS OF BUSINESS

(1)  Election of 15 directors to serve on the Board for a one-year term ending at next year’s annual meeting;

(2)  Ratification of the appointment of Ernst & Young LLP, a registered public accounting firm, as our independent auditors for this year;

(3)  Three stockholder proposals shown and discussed in the accompanying Proxy Statement; and

(4)  Consideration of any other matters which may properly come before the meeting.

RECORD DATE	Stockholders of record at the close of business on March 1, 2007 are entitled to vote at the meeting.

ANNUAL REPORT	We have enclosed our 2006 Annual Report on Form 10-K. The report is not part of the proxy soliciting materials for the Annual Meeting.

PROXY VOTING

It is important that you vote your shares, so that your shares are counted at the Annual Meeting. You may vote your shares by completing and returning the enclosed proxy card, or by following the instructions for internet or telephone voting printed on the proxy card.

Lillian M. Trippett
Vice President, Corporate Secretary and
Associate General Counsel

March 16, 2007

i

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GENERAL INFORMATION

We are furnishing these proxy materials in connection with the solicitation of proxies, on behalf of your Board of Directors, to be voted at our Annual Meeting and at any adjournment or postponement. Lockheed Martin is a Maryland corporation.

You are invited to attend our Annual Meeting, which will be held on April 26, 2007, at 10:30 a.m., Central time, at the Hilton New Orleans Riverside Hotel, Two Poydras Street, New Orleans, Louisiana 70140. Directions to the meeting appear at the back of this proxy statement.

We commenced mailing the notice, proxy statement and proxy card for the Annual Meeting, and our Annual Report, to stockholders on or about March 16, 2007.

Questions and Answers

Do I need a ticket to attend the Annual Meeting?

You will need an admission ticket (or proof of ownership) and a form of photo identification to attend the Annual Meeting. An admission ticket is attached to your proxy card. Please detach the ticket and bring it with you to the meeting. If you vote by internet, you will be guided to an online site where you will be able to print an admission ticket. If you hold shares through an account with a bank or broker, you will need to contact your bank or broker and request a legally valid proxy from the owner of record to vote your shares. This will serve as your admission ticket.

We also will admit you if you bring a recent brokerage statement or letter from your broker showing that you owned Lockheed Martin stock in your account as of March 1, 2007. In that case, you will not be able to vote your shares, since they only may be voted by the record holder or a valid proxy holder.

If you do not have an admission ticket (or proof of ownership) and valid photo identification, you will not be admitted to the Annual Meeting. As a safety measure, all attendees must leave any bags, briefcases or packages at the registration desk prior to entering the meeting room.

Will the Annual Meeting be webcast?

Yes. We will webcast the Annual Meeting live on April 26, 2007. You are invited to visit http://www.lockheedmartin.com/investor at 10:30 a.m., Central time, on April 26, 2007 to access the live webcast. Registration for the webcast is required. Stockholders who wish to access the webcast should pre-register on our website. Listening to our Annual Meeting via the webcast will not represent attendance at the meeting, and you will not be able to cast your vote via our website as part of the live webcast.

Who is entitled to vote at the Annual Meeting?

Holders of our common stock, $1 par value per share, at the close of business on March 1, 2007, are entitled to vote their shares at the Annual Meeting. As of the record date, there were 422,425,920 shares outstanding. Each share outstanding on the record date is entitled to one vote on each proposal presented at the Annual Meeting. This includes shares held through Direct Invest, our dividend reinvestment and stock purchase plan or through our employee benefit plans. Your proxy card shows the number of shares held in your account(s).

What is the difference between holding shares as a registered stockholder and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the “registered stockholder” of those shares. We mail the proxy statement materials and our 2006 Annual Report to you directly.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of the shares which are registered in a street name. In that case, the proxy materials and our 2006 Annual Report were forwarded to you by your broker, bank or other nominee who is considered the registered stockholder. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares by following the voting instructions included in their mailing.

GENERAL INFORMATION

What am I voting on and what are the Board’s voting recommendations?

Our stockholders will be voting on the following items:

Item No.	Description	Board’s Voting Recommendation

1	Election of Directors	For all nominees

2	Ratification of Appointment of Ernst & Young LLP, Independent Registered Public Accounting Firm	For this proposal

3-5	Stockholder Proposals	Against these proposals

Can other matters be decided at the Annual Meeting?

At the time the proxy statement went to press, we were not aware of any other matters to be presented at the Annual Meeting.

If other matters are properly presented for consideration at the Annual Meeting, the proxies appointed by your Board of Directors (who are named in your proxy card if you are a registered stockholder) will have the discretion to vote on those matters for you in accordance with their best judgment.

How do I vote?

If your shares are registered in your name, you may vote using any of the methods described below. If your shares are held in the name of a broker, bank or other nominee, your nominee will provide you with voting instructions.

By Internet or Telephone

Our internet and telephone voting procedures for registered stockholders are designed to authenticate your identity, allow you to give your voting instructions and confirm that those instructions are properly recorded.

You may access the internet voting site at http://www.investorvote.com. Please have your proxy card in hand when you go online. You will receive instructional screen prompts to guide you through the voting process. You also will have the ability to confirm your voting selections before your vote is recorded.

You can vote by calling toll free 1-800-652-8683 within the U.S., Canada and Puerto Rico or 1-781-575-2300 from other countries. A toll will apply to calls from other countries. Please have your proxy card in hand when you call. You will receive voice prompts to guide you through the process, and an opportunity to confirm your voting selections before your vote is recorded.

Internet and telephone voting facilities for registered stockholders will be available 24 hours a day up until 11:59 p.m., Eastern time, on April 25, 2007. If you vote on the internet or by telephone, you do not have to return your proxy card.

The availability of internet and telephone voting for beneficial owners will depend on the voting processes of your broker, bank or other nominee. We recommend that you follow the voting instructions in the materials that you receive from your nominee.

By Mail

Simply mark, date and sign the proxy card and return it in the postage-paid envelope provided.

If you want to vote in accordance with the Board’s recommendations, all you have to do is sign, date and return the proxy card. The named proxies will vote unmarked proxy cards per the Board’s recommendations.

If you are a registered stockholder, and the prepaid envelope is missing, please mail your completed proxy card to Lockheed Martin Corporation, c/o Computershare Trust Company, N.A., Shareholder Relations, P.O. Box 43023, Providence, R.I. 02940-3023.

In person at the Annual Meeting

All stockholders may vote in person at the Annual Meeting. Voting your proxy by internet, telephone or mail does not limit your right to vote at the Annual Meeting. You also may be represented by another person at the Annual Meeting by executing a legally valid proxy designating that person to vote on your behalf. If you are a beneficial owner of shares, you must obtain a legally valid proxy from your broker, bank or other nominee and present it to the inspectors of election with your ballot to be able to vote at the Annual Meeting. A legally valid proxy is an

GENERAL INFORMATION

authorization from your broker, bank or other nominee to vote the shares held in the nominee’s name that satisfies Maryland and Securities and Exchange Commission (“SEC”) requirements for proxies.

Your vote is important. You can save us the expense of a second mailing by voting promptly, even if you plan to attend the Annual Meeting.

Can I change my proxy vote?

Yes. If you are a registered stockholder, you can change your proxy vote or revoke your proxy at any time before the Annual Meeting by:

•	returning a signed proxy card with a later date;
•	entering a new vote over the internet or by telephone;
•	notifying the Corporate Secretary in writing; or
•	submitting a written ballot at the Annual Meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also vote in person at the Annual Meeting if you obtain a legally valid proxy from the registered stockholder as described in the answer to the previous question.

Your personal attendance at the Annual Meeting does not revoke your proxy. Your last vote, prior to or at the Annual Meeting, is the vote that will be counted.

What if I return my proxy/proxy voting direction card but do not provide voting instructions?

Proxies and voting directions that are signed and returned but do not contain voting instructions will be voted:

•	“For” the election of director nominees;
•	“For” the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007;
•	“Against” the stockholder proposals; and
•	In the best judgment of the named proxies on other matters properly brought before the Annual Meeting.

How do I vote if I participate in one of the Company’s 401(k) or Defined Contribution Plans?

As a participant in one of the Company’s 401(k) or defined contribution plans, you may direct the plan trustees how to vote shares allocated to your account(s) on a proxy voting direction card, by telephone, or by internet. Most active employees who participate in Lockheed Martin’s savings plans will receive an email notification announcing internet availability of this proxy statement and how to submit proxies or voting directions. If you do not provide timely directions to the plan trustee, shares allocated to your account will be voted by the plan trustee depending on the terms of your plan or other legal requirements.

Plan participants are entitled to attend the Annual Meeting, but may not vote plan shares at the Annual Meeting. If you wish to vote, whether you plan to attend the Annual Meeting or not, you should direct the trustee of your plan(s) how you wish to vote your plan shares.

How many shares or votes must be present to hold the Annual Meeting?

In order for us to conduct our Annual Meeting, a majority of the shares outstanding and entitled to vote as of March 1, 2007 must be present in person or by proxy. This is referred to as a quorum. Your shares are counted as present at the Annual Meeting if you attend the Annual Meeting and vote in person or if you properly return a proxy by internet, telephone or mail. We will count abstentions and broker non-votes for purposes of determining a quorum.

Will my shares be voted if I do not provide my proxy or instruction form?

If you are a registered stockholder, your shares will not be voted, unless you provide a proxy or vote in person at the Annual Meeting. If you are a participant in one of the Company’s 401(k) or defined contribution plans and you do not provide timely directions to the plan trustee, shares allocated to your account will be voted by the plan trustee depending on the terms of your plan or other legal requirements. If you hold shares through an account with a bank, broker or other nominee and you do not provide voting instructions, your shares may still be voted on certain matters.

GENERAL INFORMATION

Brokerage firms have authority under New York Stock Exchange (“NYSE”) rules to vote shares on routine matters for which their customers do not provide voting instructions. The election of directors and the ratification of Ernst & Young LLP as our independent registered public accounting firm for 2007 are considered routine matters. The stockholder proposals to be voted on at the Annual Meeting are not considered routine. If a proposal is not routine and the brokerage firm does not receive voting instructions from the beneficial owner, the brokerage firm cannot vote the shares on that proposal. Shares that a broker is not authorized to vote are known as “broker non-votes.” Because we require the affirmative vote of a majority of the outstanding shares to approve a proposal, broker non-votes have the effect of a negative vote on each of the stockholder proposals.

What are the voting requirements to elect directors and approve each of the proposals?

The affirmative vote of a majority of the votes entitled to be cast at a meeting, duly called and at which a quorum is present, is required to take or authorize action upon any matter which may properly come before the meeting, unless applicable law or our charter provides otherwise for a particular matter. There are no special voting requirements under Maryland law or our charter for any of the matters described in the notice for the Annual Meeting. Accordingly, each of the matters described in the notice will be decided by the vote of the holders of a majority of our outstanding shares of common stock. For the election of directors, a vote withheld for a nominee for director has the effect of a vote against that nominee. For the ratification of Ernst & Young LLP and each of the stockholder proposals, a stockholder who submits a ballot or proxy is considered present and entitled to vote, so an abstention has the effect of a vote against the proposal.

Who will count the votes?

Representatives of our transfer agent, Computershare Trust Company, N.A., will tabulate the votes and act as inspectors of election for the 2007 Annual Meeting.

What is “householding” and how does it affect me?

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, we send only one Annual Report and Proxy Statement to eligible stockholders who share a single address, unless we have received instructions to the contrary from any stockholder at that address. This practice is designed to reduce our printing and postage costs. Stockholders who participate in householding will continue to receive separate proxy cards. We do not use householding for any other stockholder mailings, such as dividend checks, Forms 1099 or account statements.

If you are eligible for householding, but receive multiple copies of the Annual Report and Proxy Statement and prefer to receive only a single copy of each of these documents for your household, please contact our transfer agent, Computershare Trust Company, N.A., Shareholder Relations, P.O. Box 43023, Providence, RI 02940-3023 or call 1-877-498-8861. If you are a registered stockholder residing at an address with other registered stockholders and wish to receive a separate Annual Report or Proxy Statement in the future, please contact Computershare as indicated above. If you own shares through a bank, broker or other nominee, you should contact the nominee concerning householding procedures.

Can I receive a copy of the 2006 Annual Report?

Yes. We will provide a copy of our 2006 Annual Report without charge, upon written request, to any registered or beneficial owner of common stock entitled to vote at the Annual Meeting. Requests should be made in writing addressed to Jerry Kircher, Vice President, Investor Relations, Lockheed Martin Corporation, 6801 Rockledge Drive, Bethesda, MD 20817, by calling Lockheed Martin Shareholder Direct at 1-800-568-9758 or by accessing the Lockheed Martin website at http://www.lockheedmartin.com/investor. The SEC also maintains a website at http://www.sec.gov that contains reports, proxy statements and other information regarding registrants, including Lockheed Martin.

Can I view the Proxy Statement and Annual Report over the internet instead of receiving them by mail?

Yes. If you are a registered or beneficial stockholder, you can elect to view future Annual Reports and Proxy Statements over the internet rather than receiving copies in the mail by visiting http://www.shareholder.com/lmt/shareholder.cfm and completing the online consent form. Your request for electronic transmission will remain in effect for all

GENERAL INFORMATION

future annual reports and proxy statements, unless withdrawn. Withdrawal procedures are also located online at the above referenced website.

Most active employees who participate in Lockheed Martin’s savings plans will receive an email notification announcing internet availability of the 2006 and future editions of the Annual Report and Proxy Statement.

Who pays for the cost of this proxy solicitation?

Lockheed Martin pays for the cost of soliciting proxies on behalf of the Board for the Annual Meeting. We may solicit proxies by mail, telephone, internet or in person. We may make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to beneficial owners on our behalf. We reimburse them for their reasonable expenses. We have retained Morrow & Co., Inc. to aid in the solicitation of proxies and to verify related records at a fee of $45,000 plus expenses. To the extent necessary to ensure sufficient representation at the Annual Meeting, we may request the return of proxies by mail, express delivery, courier, telephone, internet or other means. Stockholders are requested to return their proxies without delay.

How do I submit a proposal for the Annual Meeting of Stockholders in 2008?

Any stockholder who wishes to submit a proposal for consideration at the 2008 Annual Meeting and for inclusion in the Proxy Statement should send their proposal to:

Lockheed Martin Corporation

Attention: Vice President and Corporate Secretary

6801 Rockledge Drive

Bethesda, MD 20817

so that it is received no later than November 17, 2007. Proposals must be received by that date and satisfy the requirements under applicable SEC Rules (including SEC Rule 14a-8) to be included in the proxy statement and on the proxy card that will be used for solicitation of proxies by the Board for the 2008 Annual Meeting.

Our bylaws also require advance notice of any proposal by a stockholder to be presented at the Annual Meeting which is not included in our proxy statement and on the proxy card, including any proposal for the nomination of a director for election. To be properly brought before the 2008 Annual Meeting, written nominations for directors or other business to be introduced by a stockholder must be received between the dates of November 17, 2007 and December 17, 2007, inclusive. A notice of a stockholder proposal must contain specified information about the matter to be brought before the meeting and about the stockholder proponent. Waiver of these requirements by us in a particular instance does not constitute a waiver applicable to any other stockholder proposal, nor does it obligate us to waive the requirements for future submissions. A list of the information which is required to be included in a stockholder proposal may be found in Section 1.11 of our bylaws on our website at http:www.lockheedmartin.com/investor.

How can I contact the Company’s non-management directors?

Stockholders may communicate confidentially with the presiding director or with the non-management directors as a group. If you wish to raise a question or concern to the presiding director or the non-management directors as a group, you may do so by contacting:

Mr. James R. Ukropina

Chairman, Nominating and Corporate Governance Committee

or

Directors

c/o Nominating and Corporate Governance Committee

Lockheed Martin Corporation

6801 Rockledge Drive, MP 220

Bethesda, MD 20817.

Our Vice President and Corporate Secretary reviews all correspondence sent to the Board. The Board has authorized our Vice President and Corporate Secretary to respond to correspondence regarding routine stockholder matters and services (e.g., stock transfer, dividends, etc.). Correspondence from stockholders relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Audit Committee. All other correspondence is forwarded to the Chairman of the Nominating and Corporate Governance Committee who determines whether distribution to the full Board for review is

GENERAL INFORMATION

appropriate. Any director may at any time review a log of all correspondence addressed to the Board and request copies of such correspondence.

Can I find additional information on the Company’s website?

Yes. Although the information contained on our website is not part of this proxy statement, you will find information about Lockheed Martin and our corporate governance practices at http://www.lockheedmartin.com/investor.

Our website contains information about our Board, Board committees, copies of our charter and bylaws, Code of Ethics and Business Conduct and Corporate Governance Guidelines. Information about insider transactions also is available on our website. Stockholders may obtain, without charge, hard copies of the above documents by writing to:

Lockheed Martin Investor Relations

6801 Rockledge Drive

Bethesda, MD 20817.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

At Lockheed Martin, we are committed to maintaining and practicing the highest standards of ethics and corporate governance. The Board has adopted Corporate Governance Guidelines that provide a flexible framework within which the Board and its Committees oversee the governance of the Company. The guidelines are included as Appendix A to the proxy statement and posted on our website at http://www.lockheedmartin.com/investor.

The guidelines contain the Board’s views on a number of governance topics. They reflect our commitment to, and appreciation of the importance of, good governance in protecting and enhancing stockholder value. Our governance guidelines are not static. The Nominating and Corporate Governance Committee of the Board regularly assesses our governance practices in light of emerging trends and practices.

Our guidelines cover a wide range of subjects, including: the role of the Board and directors; the designation of a presiding director; a comprehensive Code of Ethics and Business Conduct; director nomination procedures and qualifications; director independence standards; a policy for the review, approval and ratification of related person transactions; procedures for regular annual evaluations of the Board, its committees and directors; a position regarding adoption of poison pills; and director stock ownership.

Described below are some of the significant corporate governance practices that have been instituted by your Board.

Role of the Board of Directors

Your Board plays an active role in overseeing management and representing the interests of stockholders. Directors are expected to attend all Board meetings and the meetings of committees on which they serve. Directors also are frequently consulted for advice and counsel between formal meetings.

In 2006, the Board met a total of 9 times. All directors attended at least 75% of the total board and committee meetings to which they were assigned in 2006.

Presiding Director

Our Corporate Governance Guidelines provide for the Chairman of the Nominating and Corporate

Governance Committee to preside over all executive sessions of the independent directors. In addition to presiding over executive sessions of the non-management directors, the Presiding Director also serves as a contact person to facilitate communications among stockholders, the non-management directors, Lockheed Martin’s management and employees, and other constituents. Mr. James R. Ukropina currently serves as our Presiding Director.

Code of Ethics and Business Conduct

At Lockheed Martin, ethics is part of our history and culture. We are committed to ethical behavior in all that we do. This is reflected in our vision statement “Powered by Innovation, Guided by Integrity, We Help Our Customers Achieve Their Most Challenging Goals”, and our value statements: “Do What’s Right;” “Respect Others;” and “Perform with Excellence.”

We have had an ethics code in place since the company was formed in 1995, well before codes became fashionable or required for stock exchange listing. We and our heritage companies were among the first in the aerospace and defense industry to adopt an ethics code.

Our Code of Ethics and Business Conduct applies to all of our directors, officers and employees. It sets forth our policies and expectations on a number of topics, including our commitment to good citizenship and integrity, promoting a positive and safe work environment, transparency in our public disclosures, avoiding conflicts of interest, confidentiality, preservation and use of company assets, compliance with laws (including insider trading laws), and business ethics.

We also maintain a toll-free ethics help line for employees as a means of raising concerns or seeking advice. The help line is available to all employees worldwide, 7 days a week, 24 hours a day. Employees using the help line may choose to remain anonymous. All help line inquiries are forwarded to Lockheed Martin’s Office of Ethics and Business Conduct. Our Ethics Office is headed by our Vice President - Ethics and Business Conduct who reports directly to the Chief Executive Officer (“CEO”) and the Ethics and Corporate Responsibility Committee of the Board. Any matters reported to our Ethics Office, whether through the help line or otherwise, involving accounting, internal control or audit matters, or any fraud involving

CORPORATE GOVERNANCE

management or persons who have a significant role in Lockheed Martin’s internal controls, also are reported directly to the Audit Committee.

Each of our directors and employees participate in annual ethics training, which consists of a live training session. We also devote significant resources to our business conduct compliance training program. In 2006, our employees completed over 500,000 on-line business conduct compliance training modules.

We regularly review our Code of Ethics and Business Conduct for revision. There have been no amendments or waivers from any provisions of our Code for directors or executive officers, and any such waivers or amendments would be promptly disclosed to stockholders via our website.

Our Code is posted on our website at http://www.lockheedmartin.com/investor. Printed copies of our Code may be obtained, without charge, by contacting Investor Relations, Lockheed Martin Corporation, 6801 Rockledge Drive, Bethesda, MD 20817.

Identifying and Evaluating Nominees for Directors

Each year, the Nominating and Corporate Governance Committee (“the Committee”) recommends to the Board the slate of directors to serve as management’s nominees for election by the stockholders at the annual meeting. The process for identifying and evaluating candidates to be nominated to the Board starts with an evaluation of a candidate by the Chairman of the Committee followed by the Committee in its entirety and the CEO. Director candidates may also be identified by stockholders. The Company also has utilized outside search firms to suggest potential candidates.

Stockholder Nominees

Stockholder proposals for nominations to the Board should be submitted to the Nominating and Corporate Governance Committee, care of the Vice President and Corporate Secretary, at 6801 Rockledge Drive, Bethesda, MD 20817. To be considered by the Board for nomination at the 2008 Annual Meeting, written notice of nominations by a stockholder must be received between the dates of November 17, 2007 and December 17, 2007, inclusive.

The information requirements for any stockholder proposal or nomination can be found in Section 1.11 of our bylaws, available at http://www.lockheedmartin.com/investor. A summary of the requirements can be found in the General Information section of this Proxy Statement on page 5. Self-nominations will not be considered. Proposed stockholder nominees are presented to the Chairman of the Committee, who decides if further consideration should be given to the nomination by the Committee.

Director Qualifications

The Board seeks a diverse group of candidates who at a minimum possess the background, skills, expertise and time to make a significant contribution to the Board, Lockheed Martin, and its stockholders. The Nominating and Corporate Governance Committee annually reviews and establishes the criteria for selection of director nominees. The criteria used by the Committee in nominating the current slate of directors include the following:

•	meets bylaw age requirement;
•	reflects highest personal and professional integrity;
•	meets NYSE independence criteria;
•	has relevant educational background;
•	has exemplary professional background;
•	has relevant past and current employment affiliation(s), Board affiliations and experience;
•	is free from conflicts of interest;
•	is technology-proficient;
•	has demonstrated effectiveness;
•	possesses sound judgment;
•	brings a diverse background;
•	has adequate time to devote to Board responsibilities; and
•	represents the best interests of all stockholders.

Nominees for Election at 2007 Annual Meeting

There are 15 nominees for election to the Board at the Annual Meeting. Their biographical information starts on page 58. Each nominee currently serves as a director and was recommended for reelection by the Nominating and Corporate Governance Committee of the Board. Except for Mr. Stevens, the Committee has determined that all of the current directors and

CORPORATE GOVERNANCE

nominees are independent under the listing standards of the NYSE and our Corporate Governance Guidelines.

The Board ratified the slate of directors and recommends that the stockholders vote for the election of all directors nominated by the Board.

Director Independence

Under applicable NYSE listing standards, a majority of the Board and each member of the Audit Committee, the Nominating and Corporate Governance Committee, and the Management Development and Compensation Committee must be independent.

Under the NYSE rules and our Corporate Governance Guidelines, a director is not independent if the director has a direct or indirect material relationship with Lockheed Martin. The Nominating and Corporate Governance Committee annually reviews the independence of all directors and reports its findings to the full Board. To assist in this review, the Board has adopted director independence guidelines that are contained as part of our overall Corporate Governance Guidelines.

Our director independence guidelines set forth certain relationships between Lockheed Martin and directors and their immediate family members, or entities with which they are affiliated, that the Board, in its judgment, has deemed to be material or immaterial for purposes of assessing a director’s independence. In the event a director has a relationship with Lockheed Martin that is not addressed in the independence guidelines, the independent members of the Board determine whether such relationship is material.

The Board determined that none of these relationships impaired the independence of any non-management director. In making these determinations, the Board considered that transactions may occur between Lockheed Martin and entities with which some of our directors are, or have been, affiliated. In each case, the amount of these transactions or contributions did not exceed the thresholds set forth in the NYSE listing standards and our governance guidelines, and, as a result, were considered immaterial.

The Board has determined that the following directors are independent: E. C. “Pete” Aldridge, Jr., Nolan D. Archibald, Marcus C. Bennett, James O. Ellis, Jr.,

Gwendolyn S. King, James M. Loy, Douglas H. McCorkindale, Eugene F. Murphy, Joseph W. Ralston, Frank Savage, James M. Schneider, Anne Stevens, James R. Ukropina and Douglas C. Yearley. As Chairman, President and CEO, Robert J. Stevens is an employee of Lockheed Martin and is not independent under the NYSE rules or our Corporate Governance Guidelines.

In determining that each of the non-management directors is independent, the Board considered the relationships described under “Certain Relationships and Related Person Transactions of Directors, Executive Officers and 5 Percent Stockholders,” on page 10, which it determined were immaterial to the directors’ independence.

The Committee and Board also considered that the Company in the ordinary course of business purchases products and services from, or sells products and services to, companies at which some of our directors are or have been directors or officers. In each case, the amount paid to or received from these companies did not exceed the greater of $1 million or 2% of the total revenue of Lockheed Martin or the other company. These relationships included: Mr. Aldridge, a director of Alion Science and Technology Corporation; Mr. Ellis, a director of Inmarsat plc.; Mrs. King, a director of Marsh and McLennan Companies, Inc.; Mr. McCorkindale, a director of Prudential Mutual funds; Mr. Ralston, a director of The Timken Company; Ms. Stevens, formerly an executive officer of Ford Motor Corporation; Mr. Ukropina, a director of Pacific Mutual Holding Company and Pacific Life Insurance Company; and Mr. Yearley, a director of Heidrick & Struggles International, Inc. In determining that these relationships did not affect the independence of those directors, the Board considered that none of the directors serving as directors or officers of other companies had any direct material interest in, or received any special compensation in connection with, Lockheed Martin’s business relationships with those companies.

The Committee and Board also determined that Mr. Ukropina’s status as Of Counsel to O’Melveny & Myers LLP, a law firm used by the Company, does not affect his independence. Mr. Ukropina, who retired from the firm in 2000, is not a partner, member or officer of the firm, nor does he provide legal services to the Company. The Committee and Board are further

CORPORATE GOVERNANCE

satisfied that, because Mr. Ukropina is retired and provides no active services to O’Melveny & Myers LLP, he is independent for purposes of serving on the Audit Committee.

Related Person Transaction Policy

In February 2007, the Board approved a written policy and procedures for the review, approval and ratification of transactions among Lockheed Martin and its directors, executive officers and their related interests. Under the policy, all related person transactions (as defined in the policy) are to be reviewed by the Nominating and Corporate Governance Committee of the Board. The Committee may approve or ratify related person transactions at its discretion if deemed fair and reasonable to the Company. This may include situations where Lockheed Martin provides products or services to related persons on an arm’s length basis on terms comparable to those provided to unrelated third parties. Any director who participates in or is the subject of an existing or potential related person transaction may not participate in the decision-making process of the Committee.

Under the policy, and consistent with SEC regulations, a related person transaction is any transaction in which Lockheed Martin was, is, or will be a participant, where the amount involved exceeds $120,000 and in which a related person had, has, or will have a direct or indirect material interest. A related person includes any director or executive officer of the company, any person who is known to be the beneficial owner of more than 5% of any class of the company’s voting securities, an immediate family member of any person described above; and any firm, corporation, or other entity controlled by any person described above.

The policy requires each director and executive officer to annually complete a questionnaire to identify their related interests and persons, and to notify the Company of changes in that information. Based on that information, the Company maintains a master list of related persons for purposes of tracking and reporting related person transactions. Before entering into the related person transaction, the related person or business area notifies the Company’s Vice President, Ethics & Business Conduct. The Ethics Department then reviews the related person’s relationship to Lockheed Martin and interest in the transaction, the material facts of the proposed transaction, and prepares management’s recommendation for consideration by the Committee.

The policy contemplates that the Committee may ratify transactions after they commence or pre-approve categories of transactions or relationships, since it may not be possible or practical to pre-approve all related person transactions. If the Committee declines to approve or ratify, the related person transaction is referred to management to make a recommendation to the Committee for consideration at its next meeting concerning whether the transaction should be terminated or amended in a manner that is acceptable to the Committee.

Certain Relationships and Related Person Transactions of Directors, Executive Officers and 5 Percent Stockholders

The following transactions or relationships are considered to be “related person” transactions under our corporate policy and applicable SEC regulations. Each of these transactions was reviewed, approved or ratified by the Nominating and Corporate Governance Committee of the Board in February 2007 when our related person transaction policy was adopted.

One of our directors, Mr. Schneider, served as Senior Vice President of Dell, Inc. until February 2007. In 2006, we paid $47,460,000 for the purchase of computer equipment and services from Dell in the ordinary course of business, which amount represented less than 1% of Dell’s 2006 revenues.

Two of our directors, Messrs. Loy and Ralston, are employed as Senior Counselor and Vice Chairman, respectively, of The Cohen Group, a consulting business that performs services for the Company. In 2006, we paid The Cohen Group approximately $675,000 for consulting services and expenses.

We currently employ approximately 140,000 employees and have an active recruitment program for soliciting job applications from qualified candidates. We seek to hire the most qualified candidates and consequently do not preclude the hiring of family members. The employment of various family members of current directors and executive officers is described below.

CORPORATE GOVERNANCE

These relationships (and 2006 base salary including Management Incentive Compensation Plan (“MICP”) and stock options or restricted stock unit (“RSU or RSUs”) awards granted in 2006, where applicable) include Mr. Bennett’s son-in-law, Jeffrey D. MacLauchlan, Vice President, Finance and Business Operations for our Information Systems & Global Services business area ($310,000 in base salary, $261,600 in MICP, a stock option award of 6,000 shares, and a RSU award of 2,000 units); Mr. Ralston’s brother-in-law, Mark E. Dougherty, Director, Business Development Analysis ($138,834); Michael F. Camardo’s son-in-law, John P. Foley, Director, Pricing Policy Analysis ($132,000 in base salary, $30,500 in MICP, and a RSU award of 125 units); and retired executive officer G. Thomas Marsh’s brother-in-law, Larry Roubidoux, Director, Engineering Planning ($145,722 in base salary, $32,200 in MICP, and a RSU award of 400 units). Those individuals also participate in other employee benefit plans and arrangements which are generally made available to other employees at their level (including health, welfare, vacation and retirement plans). The compensation of each family member was established in accordance with the Company’s employment and compensation practices applicable to employees with equivalent qualifications, experience and responsibilities. None of these individuals served as an executive officer during 2006.

In addition, from time to time, the Company has purchased services in the ordinary course of business from financial institutions that beneficially own 5% or more of the Company’s common stock. In 2006, the Company paid fees of $154,931 to Barclay’s Global Investors, N.A. in credit-facility or foreign exchange fees and $11,036,669 to State Street Bank and Trust Company and its affiliates for credit-facility and benefit-plan-administration fees.

The Board also considered comments made and issues raised by others concerning the qualifications of directors. On May 11, 2004, the Secretary of the U.S. Department of Labor and certain former outside directors of Enron Corporation, including Mr. Savage, entered into a consent decree which provides, among other things, that for the five year period following entry of the decree, none of the former Enron directors will, without the consent of the Secretary of Labor, serve an ERISA-covered plan in a fiduciary capacity in the manner set forth in the decree. It is the view of the Committee that service by Mr. Savage on the Board of Directors of the Company or any of its committees is permitted by the decree.

Board Evaluation

Each year the Board evaluates its performance and effectiveness. Each director completes an evaluation form developed by the Nominating and Corporate Governance Committee to solicit feedback on specific aspects of the Board’s role, organization and meetings. The collective ratings and comments are then compiled by the Vice President, Internal Audit, and presented to the full Board. Additionally, each Board Committee conducts an annual self-evaluation of its performance through a similar process.

Shareholder Rights Plan

Lockheed Martin does not have a Shareholder Rights Plan, or so called “Poison Pill.” As part of our Corporate Governance Guidelines, the Board has communicated that it has no intention of adopting one at this time. If the Board of Directors does choose to adopt a Shareholder Rights Plan, the Board has indicated that it would seek stockholder ratification within 12 months from the date of adoption.

Equity Ownership by Directors

The Board believes that directors and management should hold meaningful equity ownership positions in Lockheed Martin. To further encourage a link between director and stockholder interests, the Board has adopted stock ownership guidelines for directors. Similar guidelines apply to our management. Directors receive half of their compensation in the form of Lockheed Martin common stock units or stock options (with the potential to defer the remaining cash portion in stock units). In addition, directors are expected to own shares or stock units equal to two times the annual retainer within five years of joining the Board. Until a director has achieved these stock ownership guidelines, a director is expected to select common stock units as the form of any annual equity compensation award.

COMMITTEES OF THE BOARD OF DIRECTORS

BOARD COMMITTEE MEMBERSHIP ROSTER
Name	Audit	Classified Business Review	Ethics and Corporate Responsibility	Executive	Management Development and Compensation	Nominating and Corporate Governance	Strategic Affairs and Finance
E. C. “Pete” Aldridge, Jr.	X				X
Nolan D. Archibald				X	X *	X
Marcus C. Bennett			X				X
James O. Ellis, Jr.		X *				X	X
Gwendolyn S. King			X *	X		X
James M. Loy			X				X
Douglas H. McCorkindale				X	X		X *
Eugene F. Murphy		X			X	X
Joseph W. Ralston		X	X				X
Frank Savage			X				X
James M. Schneider	X				X
Anne Stevens	X				X
Robert J. Stevens				X *
James R. Ukropina	X			X		X*
Douglas C. Yearley	X *	X		X			X
Number of Meetings in 2006	5	1	3	0	7	5	4

NOTES TO TABLE:

*	Committee Chair

COMMITTEES OF THE BOARD OF DIRECTORS

Committees

The Board of Directors has six standing committees as prescribed by our bylaws:

•	Audit;
•	Ethics and Corporate Responsibility;
•	Executive;
•	Management Development and Compensation;
•	Nominating and Corporate Governance; and
•	Strategic Affairs and Finance.

In addition, the Board has established a Classified Business Review Committee, which functions as a special committee.

Our bylaws contain the charter for each of the standing committees. Our bylaws and the charter of the Classified Business Review Committee are posted on our website at http://www.lockheedmartin.com/investor under the heading “Corporate Governance.”

Audit Committee

The Audit Committee oversees our financial reporting process on behalf of the Board. It also is directly responsible for the appointment, compensation, and oversight of the Company’s independent auditors. The functions of the Audit Committee are further described below under the heading “Audit Committee Report” and in the Committee’s charter.

All of the members of the Audit Committee are independent within the meaning of the listing standards of the NYSE, our Corporate Governance Guidelines, and applicable SEC regulations. In order to be considered independent under SEC regulations, a member of the Audit Committee cannot accept any consulting, advisory or other compensatory fee from Lockheed Martin, or be an affiliated person of Lockheed Martin or its subsidiaries.

The Board has determined that Mr. Yearley, Chairman of the Audit Committee, and Mr. Schneider are qualified as audit committee financial experts within the meaning of SEC regulations, and that they have the accounting and related financial management expertise within the meaning of NYSE listing standards.

Classified Business Review Committee

The Classified Business Review Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to the Company’s business activities that require special security clearance levels for access to information. The Classified Business Review Committee’s responsibilities are further described in the Committee’s charter.

Ethics and Corporate Responsibility Committee

The Ethics and Corporate Responsibility Committee monitors compliance and recommends changes to our Code of Ethics and Business Conduct. It reviews our policies, procedures and compliance in the areas of environmental, safety and health, Equal Employment Opportunity (EEO), and diversity. It also oversees matters pertaining to community and public relations, including government relations and charitable contributions. The Committee’s responsibilities are further described in its charter.

Executive Committee

The Executive Committee primarily serves as a means for taking action requiring Board approval between regularly scheduled meetings of the Board. The Executive Committee is authorized to act for the full Board on matters other than those specifically reserved by Maryland law to the Board.

Management Development and Compensation Committee

The Management Development and Compensation Committee is responsible for reviewing and approving corporate goals and objectives relevant to the compensation of the Company’s CEO, evaluating the performance of the CEO and, either as a committee or together with the other independent members of the Board, determining and approving the compensation levels of the CEO and senior management of the Company.

Additional information regarding the role of the Committee, and our compensation practices and procedures, is provided under the captions “Compensation Committee Report” on page 26 and “Compensation Discussion & Analysis” on page 27 of this proxy statement, and in the Committee’s charter.

COMMITTEES OF THE BOARD OF DIRECTORS

All members of the Committee are independent within the meaning of the NYSE listing standards and our Corporate Governance Guidelines.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for developing and implementing policies and practices relating to corporate governance, including our Corporate Governance Guidelines. The Committee assists the Board by selecting and recommending Board nominees, making recommendations concerning the composition of Board committees, and by overseeing the Board and committee evaluation process.

The Committee also reviews and recommends to the Board the compensation of directors. Our executive officers do not play a role in determining director pay, although the Chairman of the Board is consulted regarding the impact of any change in director pay on the Company as a whole. During 2006, Hewitt Associates, an outside compensation consultant, assisted the Committee by providing market data on director pay at other companies.

The functions of the Committee are further described under the caption “Corporate Governance” and in the Committee’s charter. All members of the Committee are independent within the meaning of the NYSE listing standards and our Corporate Governance Guidelines.

Strategic Affairs and Finance Committee

The Strategic Affairs and Finance Committee reviews and recommends to the Board of Directors our long-term strategy including allocation of corporate resources. The functions of the Committee are further described in its charter.

COMMITTEES OF THE BOARD OF DIRECTORS

Audit Committee Report

We oversee Lockheed Martin’s financial reporting process on behalf of the Board.

Lockheed Martin’s management is responsible for the financial reporting process and preparation of the quarterly and annual consolidated financial statements, including maintaining a system of internal control over financial reporting. We are directly responsible for the appointment, compensation, retention, oversight and termination of the Corporation’s independent auditors, Ernst & Young LLP, an independent registered public accounting firm. The independent auditors are responsible for auditing the annual consolidated financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles.

In connection with the December 31, 2006 audited consolidated financial statements, we have:

1.	reviewed and discussed with management and the independent auditors the Corporation’s audited consolidated financial statements, including discussions regarding critical accounting policies, other financial accounting and reporting principles and practices appropriate for the Corporation, the quality of such principles and practices, and the reasonableness of significant judgments;

2.	discussed with the independent auditors the items that are required to be discussed under applicable professional auditing standards and regulations, including discussions about the quality of the financial statements and clarity of the related disclosures; and
3.	reviewed and considered the written disclosures in the letter received from Ernst & Young LLP, as required by Independence Standards Board Standard No. 1, including a discussion about their independence from Lockheed Martin and management.

Based on the reviews and discussions above, we recommended to the Board of Directors that the audited consolidated financial statements for 2006 be included in Lockheed Martin’s Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the SEC. The Board approved our recommendation.

Submitted on February 22, 2007 by the Audit Committee:

Douglas C. Yearley, Chairman	Anne Stevens
E. C. “Pete” Aldridge, Jr.	James R. Ukropina
James M. Schneider

DIRECTORS’ COMPENSATION

The following table summarizes the compensation of our directors including changes effective November 1, 2006 for the remainder of 2006 and 2007. As Chairman and CEO, Mr. Stevens was eligible for the Directors

Charitable Award Plan (“DCAP”) but did not receive any separate compensation or other benefits for his service as a director.

2006 Annual Director Compensation
Cash retainer	$90,000; $110,000 effective November 1, 2006

Stock retainer	$90,000; $110,000 effective January 1, 2007 in stock units, stock options or 50/50 combination as elected under the Directors’ Equity Plan

Committee Chairman retainer	$12,500 (other than Audit Committee Chairman)

Audit Committee Chairman retainer	$20,000

Deferred compensation plan	Cash retainer deferrable with earnings at prime rate, S&P 500 or Lockheed Martin stock return

Travel accident insurance	$1,000,000

Matching Gift for Colleges and Universities Program	Company match of $1 per $1 of director contributions, up to $10,000 per director, to eligible educational institutions

Director education institutes/activities	Reimbursed for costs and expenses

Perquisites	Home computer system, spousal use of the corporate aircraft while accompanying directors on business travel, and company logo items

Under the Lockheed Martin Corporation Directors’ Equity Plan (“Directors’ Equity Plan”), each non-employee director may elect to receive:

•	a number of stock units with a value on January 15 equal to the annual stock retainer amount ($90,000 in 2006, increased to $110,000 effective January 1, 2007);

•	options to purchase a number of shares of stock, which options have an aggregate value on January 15 of the annual retainer amount; or

•

a combination of stock units with a value on January 15 equal to 50% of the annual stock retainer amount and options to purchase a number of shares of stock which options have an aggregate value on January 15 of 50% of the annual stock retainer amount.

Except in certain circumstances, options and stock units vest on the first anniversary of grant. Upon a change in control, a director’s stock units and outstanding options become fully vested, and directors would have the right to exercise their options immediately. Upon a director’s termination of service from our Board, we distribute the vested stock units, at the director’s election, in whole shares of stock or in cash, in a lump sum or in up to ten annual installments. Prior to distribution, a director has no voting, dividend or other rights with respect to the stock units held under the plan, but receives additional stock units representing dividend equivalents (converted to stock units based on the closing market price of our common stock on the dividend payment dates). The options have a term of ten years. The Directors’ Equity Plan was approved by the stockholders in 1999.

DIRECTORS’ COMPENSATION

The Directors’ Equity Plan provides that the grants are made with respect to a particular year on January 15 or the next business day if January 15 is not a business day. The exercise price (in the case of option grants) is the closing price for our stock on the NYSE on the date of grant.

The Lockheed Martin Corporation Directors’ Deferred Compensation Plan (“Directors’ Deferred Compensation Plan”) provides non-employee directors the opportunity to defer up to 100% of the cash portion of their fees. Deferred amounts earn interest at a rate that tracks the performance of the prime rate, the published index for the Standard & Poor’s 500 Index (“S&P 500 Index”) (with dividends reinvested), or our common stock (with dividends reinvested), at the director’s election. We distribute participating directors deferred fees at the director’s election in a lump sum or in up to 15 installments commencing in the January following the year in which the director terminates service, the next January 15 or July 15 after the director terminates service, or the January 15 in the year after the director has terminated service and reached a specified birthday.

Each director may elect to be provided a home computer and printer. We provide technical assistance for the computer equipment and internet access. The average cost per director in 2006 for the computer, printer, internet service, technical support and training assistance, and software was $2,210.

DIRECTORS’ COMPENSATION

DIRECTORS’ COMPENSATION
Name	Fees Earned or Paid in Cash[1] ($)	Stock Awards[2] ($)		Option Awards[3] ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings[4,5] ($)	All Other Compensation[6,13,14] ($)		Total[6,15] ($)
(a)	(b)	(c) Other includes appreciation for current and prior years		(d)	(f)	(g) DCAP amounts are a directed charitable contribution		(h)
E. C. “Pete” Aldridge, Jr.	93,333	2006	89,375	0	0		3,572
		Other	148,339						334,619
						DCAP	1,000,000	DCAP	1,000,000
Nolan D. Archibald	105,833[7]	2006	89,375	0	0		532
		Other	192,831						388,571
						DCAP	1,000,000	DCAP	1,000,000
Marcus C. Bennett	93,333	2006	89,375	0	16,487		6,288
		Other	359,306						564,789
						DCAP	1,000,000	DCAP	1,000,000
James O. Ellis, Jr.	95,417[8]	2006	89,375	0	0		836
		Other	82,076						267,704
						DCAP	0	DCAP	0
Gwendolyn S. King	105,833[9]	2006	89,375	0	3,509		3,000
		Other	379,174						580,891
						DCAP	1,000,000	DCAP	1,000,000
James M. Loy	93,333	2006	89,375	0	0		836
		Other	53,659						237,203	[16]
						DCAP	0	DCAP	0
Douglas H. McCorkindale	105,833[10]	2006	44,688	49,731	0		532
		Other	133,940						334,724
						DCAP	1,000,000	DCAP	1,000,000
Eugene F. Murphy	93,333	2006	0	99,444	8,015		5,768
		Other	0						206,560
						DCAP	1,000,000	DCAP	1,000,000
Joseph W. Ralston	93,333	2006	89,375	0	0		1,855
		Other	156,153						340,716	[16]
						DCAP	1,000,000	DCAP	1,000,000
Frank Savage	93,333	2006	89,375	0	0		3,069
		Other	167,856						353,633
						DCAP	1,000,000	DCAP	1,000,000
James M. Schneider	93,333	2006	45,990	49,710	0		1,701
		Other	19,555						210,289
						DCAP	0	DCAP	0
Anne Stevens	93,333	2006	89,375	0	2,477		1,504
		Other	124,250						310,939
						DCAP	1,000,000	DCAP	1,000,000
James R. Ukropina	105,833[11]	2006	89,375	0	0		3,459
		Other	379,174						577,841
						DCAP	1,000,000	DCAP	1,000,000
Douglas C. Yearley	113,333[12]	2006	89,375	0	0		4,830
		Other	379,174						586,712
						DCAP	1,000,000	DCAP	1,000,000

DIRECTORS’ COMPENSATION

NOTES TO TABLE:

(1)    Includes the aggregate dollar amount of 2006 fees earned or paid in cash for services as a director, including annual retainer fees and committee chairman fees. Amounts reported on the table reflect payments through October 31, 2006 based on an annual cash retainer rate of $90,000 and payments for November and December 2006 at an annual cash retainer rate of $110,000.

(2)    Includes the amount recognized in accordance with Statement of Financial Accounting Standards (“FAS”) 123R in our financial statements for the year ended December 31, 2006 for stock units awarded to the directors under the Directors’ Equity Plan. We recognize expense based upon the change in market value during the year for all stock units credited to the director, whether credited in 2006 or prior years. The number of units includes dividend equivalents that are credited as stock units. The table shows the expense associated with the equity portion of the Director’s retainer for 2006 on one line and the appreciation and credited dividend equivalents associated with units awarded in 2006 and prior years on the second line. The outstanding number of stock units credited to each director under the Directors’ Equity Plan as of December 31, 2006 was Mrs. King 12,967; Ms. Stevens 4,300; Mr. Aldridge 5,119; Mr. Archibald 6,632; Mr. Bennett 12,291; Mr. Ellis 2,866; Mr. Loy 1,900; Mr. McCorkindale 4,592; Mr. Ralston 5,385; Mr. Savage 5,783; Mr. Schneider 747; Mr. Ukropina 12,967; and Mr. Yearley 12,967. For 2006, each of Mrs. King, Ms. Stevens and Messrs. Aldridge, Archibald, Bennett, Ellis, Loy, Ralston, Savage, Ukropina and Yearley were credited with 1,369.4461 stock units with an aggregate grant date value of $90,000, and each of Messrs. McCorkindale and Schneider were credited with 684.7231 units with an aggregate grant date value of $45,000. The grant date value is based on the closing price of our stock on January 17, 2006 ($65.72).

(3)    Represents the amount recognized in accordance with FAS 123R in our financial statements for the year ended December 31, 2006 for options granted to Messrs. McCorkindale, Murphy and Schneider in 2005 and 2006. We recognize expense ratably in monthly increments over the one-year vesting period. The assumptions used in determining the fair value of the options is set forth in Note 11 to our financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2006. For 2006, we awarded each of Messrs. McCorkindale and Schneider 3,072 options with a grant date value of $50,842 and Mr. Murphy 6,143 options with a grant date value of $101,667. The grant date value is based on the closing price of our stock on January 17, 2006 ($65.72). The outstanding number of stock options awarded to each director as of December 31, 2006 was Mr. McCorkindale 14,340; Mr. Murphy 38,847; and Mr. Schneider 3,299.

(4)    Column (e) deleted because our directors did not earn “Non-equity Incentive Plan Compensation” in 2006.

(5)    Includes a portion of the interest earned in 2006 by Messrs. Bennett and Murphy, Mrs. King and Ms. Stevens on cash retainer fees credited to the “prime rate” investment option under the Directors’ Deferred Compensation Plan. The amount shown is the amount in excess of 120% of the Applicable Federal Rate published by the IRS.

(6)    For each of Messrs. Aldridge, Archibald, Bennett, McCorkindale, Murphy, Ralston, Savage, Ukropina and Yearley and Mrs. King and Ms. Stevens, we contributed $1,000,000 at the recommendation of each of the named directors to tax-exempt charitable organizations or educational institutions on behalf of the Lockheed Martin Corporation Directors Charitable Award Fund at the Vanguard Charitable Endowment Program.

None of the directors has received or will receive any benefit from, or receive any portion of the $1,000,000 and the contributions are not considered taxable income to the director.

DCAP was amended in 2006 to provide for the current payment of contributions and its termination. We transferred the full cash amount to be contributed on behalf of the directors pursuant to the DCAP to the Vanguard Charitable Endowment Program in December 2006 to fund the Lockheed Martin Directors Charitable Award Fund. We previously had purchased corporate-owned life insurance to fund the payments due under the DCAP. All premiums due on those policies have been paid and we will recoup the

DIRECTORS’ COMPENSATION

December 2006 contribution to the Vanguard Charitable Endowment Program in the future as the policies’ proceeds are paid to the Company.

As a result of a 2004 plan amendment limiting participation in the DCAP to directors elected prior to the 2004 Annual Meeting, Messrs. Ellis, Loy and Schneider were not eligible to recommend to the Company that a charitable contribution be made to a specific charity or charities. The Company’s contribution to a tax-exempt charitable organization recommended by Mr. Stevens pursuant to the DCAP is reported in column (i) in the Summary Compensation Table on page 38. Mr. Stevens is an employee and does not receive cash or equity compensation for his services as a director.

(7)    Includes regular retainer and retainer for Mr. Archibald’s service as chairman of the Management Development and Compensation Committee.

(8)    Includes regular retainer and, effective November 1, 2006, retainer for Mr. Ellis’ service as chairman of the Classified Business Review Committee.

(9)    Includes regular retainer and retainer for Mrs. King’s service as chairman of the Ethics and Corporate Responsibility Committee.

(10)    Includes regular retainer and retainer for Mr. McCorkindale’s service as chairman of the Strategic Affairs and Finance Committee.

(11)    Includes regular retainer and retainer for Mr. Ukropina’s service as chairman of the Nominating and Corporate Governance Committee.

(12)    Includes regular retainer and retainer for Mr. Yearley’s service as chairman of the Audit Committee.

(13)    Includes the cost to the Company of providing a home computer system, tax gross up payments made in 2006, company recognition items with our logo and the incremental cost of spousal personal use of corporate aircraft while accompanying a director on business travel. The DCAP contribution (see footnote 6) directed by 12 directors (as indicated) is listed separately.

(14)    Mr. Bennett participates in deferred compensation and other plans related to his service as a director of an acquired company (COMSAT Corporation) and his prior service as an officer of Martin Marietta Corporation and Lockheed Martin. None of the benefits under these plans were earned for service as a director of Lockheed Martin and they are not included in the table. The aggregate amounts with respect to these plans for 2006 were $35,768.

(15)    Shows the total of all other columns separately from the total for DCAP. Variances in the total compensation reported for each director (other than DCAP) results from the inclusion of fees for service as a committee chairman and the reporting in column (c) of amounts expensed in 2006 for all stock awards to a director during his or her tenure, including awards in 2006.

(16)    Neither Mr. Loy’s nor Mr. Ralston’s compensation includes fees paid to The Cohen Group for consulting services. These fees are described in the section on Certain Relationships and Related Person Transactions of Directors, Executive Officers and 5 Percent Stockholders on page 10.

SECURITIES OWNED BY DIRECTORS, NOMINEES AND NAMED

EXECUTIVE OFFICERS

The following table shows the Lockheed Martin common stock beneficially owned and stock units credited to each named executive officer, director, and all directors and executive officers as a group as of February 1, 2007. Except as otherwise noted, the named individuals had sole voting and investment power with respect to such securities. The total common stock and stock units owned by each director and executive officer represented less than 1% of our outstanding common stock. All amounts are rounded to the nearest whole share. No shares have been pledged.

Name of Individual or Identity of Group	Common Stock Beneficially Owned1,2.3		Stock Units		Total

E. C. “Pete” Aldridge, Jr.	0		6,253	[5]	6,253

Nolan D. Archibald	0		7,766	[5]	7,766

Marcus C. Bennett	5,881		13,425	[5]	19,306

Michael F. Camardo	386,372		39,860	[6,7,8]	426,232

Robert B. Coutts	266,241		39,378	[6,7,8]	305,619

James O. Ellis, Jr.	0		4,000	[5]	4,000

Ralph D. Heath	116,788		19,349	[6,7,8]	136,137

Gwendolyn S. King	560	[4]	15,248	[5,9]	15,808

Christopher E. Kubasik	194,465	[4]	47,790	[6,7,8]	242,255

James M. Loy	0		3,034	[5]	3,034

Douglas H. McCorkindale	14,340		13,553	[5,10]	27,893

Eugene F. Murphy	44,847	[4]	1,147	[9]	45,994

Joseph W. Ralston	0		6,519	[5]	6,519

Frank Savage	1		26,607	[5,9,10,11]	26,608

James M. Schneider	5,299	[4]	1,314	[5]	6,613

Stanton D. Sloane	28,507		13,783	[6,7,8]	42,290

Anne Stevens	0		5,434	[5]	5,434

Robert J. Stevens	1,033,849		184,652	[6,7,8]	1,218,501

James R. Ukropina	1,630		18,907	[5,9,10,11]	20,537

Douglas C. Yearley	3,260	[4]	15,742	[5,9,11]	19,002

All directors and executive officers as a group (26 individuals including those named above)	2,250,920		550,044		2,800,964

SECURITIES OWNED BY DIRECTORS, NOMINEES AND NAMED

EXECUTIVE OFFICERS

NOTES TO TABLE:

(1)    Includes restricted stock awards (“RSAs”). As of February 1, 2007 each of Messrs. Camardo, Coutts, Heath, Kubasik, Sloane and Stevens have 25,000; 25,000; 15,000; 10,000; 25,000; and 50,000 RSAs, respectively.

(2)    Includes shares not currently owned but which could be acquired within 60 days following February 1, 2007 through the exercise of stock options for Messrs. Camardo, Coutts, Heath, Kubasik, McCorkindale, Murphy, Schneider and Stevens in the amount of 338,333; 208,500; 100,333; 170,333; 14,340; 38,847; 3,299; and 950,000 shares, respectively.

(3)    Includes the number of shares attributable to the participant’s account in the Lockheed Martin Salaried Savings Plan (“Salaried Savings Plan”) as of February 1, 2007 for Messrs. Bennett, Camardo, Coutts, Heath, Kubasik, Sloane and Stevens of 880; 5,022; 1,408; 1,455; 988; 3,507; and 26, respectively. Participants have voting power and investment power over the shares.

(4)    Includes shares that have shared voting and investment power.

(5)    Includes stock units under the Directors’ Equity Plan. As of February 1, 2007 each of Mrs. King and Messrs. Ukropina and Yearley have been credited with 14,101 stock units, respectively; Ms. Stevens and Messrs. Aldridge, Archibald, Bennett, Ellis, Loy, McCorkindale, Ralston, Savage and Schneider have been credited with 5,434; 6,253; 7,766; 13,425; 4,000; 3,034; 5,159; 6,519; 6,917; and 1,314 units, respectively. Units are distributed in the form of cash or stock as elected by the director. There are no voting rights associated with stock units.

(6)    Shares shown also include the number of equivalent stock units attributable to the participant’s account (if applicable) in the Lockheed Martin Corporation Supplemental Savings Plan (“NQSSP”) as of February 1, 2007 for Messrs. Camardo, Coutts, Heath, Kubasik, Sloane and Stevens of 8,425; 3,325; 1,692; 1,511; 1,623; and 680, respectively. Amounts credited to a participant’s account in the NQSSP are distributed in cash following termination of employment. There are no voting rights associated with stock units.

(7)    Includes the number of equivalent stock units attributable to the participant’s account in the Lockheed Martin Corporation Deferred Management Incentive Compensation Plan (“DMICP”) (including units credited under the Long Term Incentive Performance (“LTIP”) program awards under the Lockheed Martin 1995 Omnibus Performance Award Plan (“Award Plan”) and the Lockheed Martin Corporation Amended and Restated 2003 Incentive Performance Award Plan (“IPA Plan”) as of February 1, 2007 for Messrs. Camardo, Coutts, Heath, Kubasik, Sloane and Stevens of 25,936; 25,203; 8,508; 24,078; 3,559; and 19,472, respectively. Although most of the units will be distributed following termination or retirement in shares of stock, none of the units are convertible into shares of stock within 60 days of February 1, 2007. There are no voting rights associated with stock units.

(8)    Includes RSUs. As of February 1, 2007 each of Messrs. Camardo, Coutts, Heath, Kubasik, Sloane and Stevens have been credited with 5,500; 10,850; 9,150; 22,200; 8,600; and 164,500 RSUs, respectively. The RSUs represent a contingent right to receive one share of common stock. There are no voting rights associated with RSUs.

(9)    Includes stock units under the Lockheed Martin Corporation Directors’ Deferred Stock Plan (“Directors’ Deferred Stock Plan”). As of February 1, 2007 each of Mrs. King and Messrs. Murphy, Savage, Ukropina and Yearley have been credited with 1,147 stock units. There are no voting rights associated with stock units.

(10)    Includes stock units under the Directors’ Deferred Compensation Plan representing deferred cash compensation for Messrs. McCorkindale, Savage and Ukropina. As of February 1, 2007 Messrs. McCorkindale, Savage and Ukropina have been credited with 8,394; 16,041; and 3,165 stock units, respectively. The stock units (including dividend equivalents credited as stock units) are distributed in the form of cash. There are no voting rights associated with stock units.

(11)    Includes shares held in trust under the former Deferred Compensation Plan for Directors of Lockheed Corporation. Deferred amounts are

SECURITIES OWNED BY DIRECTORS, NOMINEES AND NAMED

EXECUTIVE OFFICERS

distributable after a participant ceases to be a director. In the event a participant’s status as a director is involuntarily terminated other than by death, common stock in the director’s trust account will be distributed within 15 days of termination. As of February 1, 2007

Messrs. Savage, Ukropina and Yearley have been credited with 2,502; 494; and 494 shares, respectively, pursuant to the plan. The directors do not have or share voting or investment power for their respective shares held in the trust except in the event of a tender offer.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that our officers and directors (and persons who own more than 10% of our equity securities) file reports of ownership and changes in ownership with the SEC, the NYSE and with us. Based solely on our review of copies of forms we have received or written representations from reporting persons, we believe that all ownership filing requirements were timely met during 2006.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table shows information regarding each person known to be a “beneficial owner” of more than 5% of our common stock. For purposes of this table, beneficial ownership of securities generally means the power to vote or dispose of securities, regardless of any economic interest in the securities. All information shown is based on information reported on Schedule 13G filed with the SEC on the dates indicated in the footnotes to this table.

Name and Address of Beneficial Owner	Class of Stock	Amount and Nature of Beneficial Ownership		Percent of Class Owned
Barclays Global Investors, N.A	Common	28,664,773	[1]	6.76
45 Fremont Street San Francisco, California 94105
State Street Bank and Trust Company	Common	79,152,828	[2]	18.7	[4]
225 Franklin Street Boston, Massachusetts 02110
U.S. Trust Company, N.A.	Common	67,826,560	[3]	16.0	[4]
114 West 47th Street, 25th Floor New York, New York 10036-1532

NOTES TO TABLE:

(1)    As reported in Schedule 13G filed on January 23, 2007 by Barclays Global Investors, N.A. (“Barclays”). Barclays reported it had beneficial ownership of and sole dispositive power over 23,073,040 shares and sole voting power over 19,502,094 shares; Barclays Global Fund Advisors reported it had beneficial ownership of and sole voting and dispositive power over 1,821,777 shares; Barclays Global Investors, Ltd., with principal offices at Murray House, 1 Royal Mint Court, London, EC3N 4H, England, reported it had beneficial ownership of and sole voting and dispositive power over 2,496,449 shares; Barclays Global Investors Japan Trust and Banking Company Limited, with principal offices at Ebisu Prime Square Tower, 8th Floor, 1-1-39 Hiroo Shibuya-Ku, Tokyo 150-0012 Japan, reported it had beneficial ownership of, and sole voting and dispositive power over 387,471 shares; and Barclay Global Investors Japan Limited, with principal offices at the aforementioned Japan office, reported it had beneficial ownership of and sole voting and dispositive power over 886,036 shares.

(2)    As reported in Schedule 13G filed on February 13, 2007 by State Street Bank and Trust Company (“State Street”). State Street reported it had beneficial ownership of, and shared dispositive power with respect to 79,152,828 shares of common stock of which 68,032,197 shares of common stock were held by it as trustee for certain Lockheed Martin employee benefit plans. State Street also reported that it had sole voting power with respect to 13,439,196 shares, of which 2,318,565 shares of common stock it had sole voting power as trustee for certain Lockheed Martin employee benefit plans. State Street has expressly disclaimed beneficial ownership of the shares reported on its Schedule 13G.

(3)    As reported in Schedule 13G Amendment filed on February 14, 2007 by U.S. Trust Company, N.A. (“U.S. Trust”). U.S. Trust reported it had beneficial ownership of 67,826,560 shares of common stock, shared voting power with respect to 66,978,312 shares, sole voting power with respect to 668,678 shares, sole dispositive power with respect to 693,132 shares, and shared dispositive power with respect to 186,466 shares. With respect to 65,713,632 shares of the shares reported, U.S. Trust acts as co-fiduciary for certain Lockheed Martin employee benefit plans with State Street. As a result of the two institutions’ status as co-fiduciaries, both U.S. Trust and State Street have reported beneficial ownership of 65,713,632 shares of the shares reported on their respective Schedule 13G. U.S. Trust also reported beneficial ownership and shared voting power for 631,899 for which U.S. Trust acts as co-fiduciary with Fidelity Management Trust Company, a wholly-owned subsidiary of FMR

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Corporation, for certain employee benefit plans sponsored by a subsidiary of Lockheed Martin and 601,381 shares for which U.S. Trust acts as co-fiduciary with Vanguard Fiduciary Trust Company for an employee benefit plan sponsored by a subsidiary of Lockheed Martin. reported on their respective Schedule 13G. U.S. Trust also reported beneficial ownership and shared voting power for 631,899 for which U.S. Trust acts as co-fiduciary with Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corporation, for certain employee benefit plans sponsored by a subsidiary of Lockheed Martin and 601,381 shares for which U.S. Trust acts as co-fiduciary with Vanguard Fiduciary Trust Company for an employee benefit plan sponsored by a subsidiary of Lockheed Martin.

(4)    As described in footnotes 2 and 3, because U.S. Trust and State Street are co-fiduciaries of benefit plans, both entities have reported beneficial ownership of the same 65,713,632 shares.

EXECUTIVE COMPENSATION

Compensation Committee Report

The Management Development and Compensation Committee makes recommendations to the Board of Directors concerning the compensation of the Corporation’s executives. We have reviewed and discussed with management the Compensation Discussion and Analysis included in the Corporation’s Schedule 14A Proxy Statement, filed pursuant to

Section 14(a) of the Securities Exchange Act of 1934 (the “Proxy”). Based on that review and discussion, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Proxy Statement and incorporated by reference in the Corporation’s 2006 Form 10-K. The Board has approved that recommendation.

Submitted on February 22, 2007 by the Management Development

and Compensation Committee:

Nolan D. Archibald, Chairman	Eugene F. Murphy
E. C. “Pete” Aldridge, Jr.	James M. Schneider
Douglas H. McCorkindale	Anne Stevens

Compensation Committee Interlocks and Insider Participation

There are no relationships required to be disclosed under this section.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Our Compensation Discussion and Analysis (“CD&A”) is organized into three parts:

•	Overview and objectives of our executive compensation program.
•	Description of the elements of our compensation program, including
¡	what each element of compensation is designed to reward;
¡	why we use each element of compensation;
¡	how we determine the amount of each element of compensation; and
¡	what we paid our Executives in 2006.
•	Other executive compensation policies and practices.

In our discussion, references to “the Committee” mean the Management Development and Compensation Committee of our Board of Directors. We use the term “Executives” in the CD&A to refer to the Executives listed in the Summary Compensation Table.

Overview and Objectives of Executive Compensation Program

Our executive compensation policies are designed to provide incentives and compensation that both advance the interests of stockholders and enhance our ability to attract and retain top executive management talent. We implement this policy through a combination of base salary and variable at-risk compensation. The variable pay opportunities provided to the Executives are market-based while actual incentive payouts are performance-based. In other words, we derive the level of pay opportunities (targets for annual incentive bonus and long-term incentives, stock option grants, and restricted stock unit awards) by reference to market data. At the same time, our incentive plans include significant differentiation in payouts based on performance. As a result, we believe our actual compensation payouts should be market-appropriate given our performance for that year or period.

We review our compensation policies regularly and the compensation of the Executives at least annually. As a result of these reviews, we make adjustments to our program and to individual compensation based on a variety of changing factors, including Comparator

Group data (discussed below), performance incentives and achievements, longevity, pay equity, and retention. We use performance metrics but retain discretion over elements of the compensation program. All of our Executives are at-will employees and serve at the pleasure of our Board.

The nature of our business demands that we adopt a business strategy that anticipates customers’ needs, fully understands customers’ expectations, and measures success by our customers’ success. To execute this strategy, especially over the long life cycle of many of our products, requires retention of key leadership talent. The pool of executive talent with knowledge of customer requirements, government cost accounting standards, high-level security clearances and experience in managing long-term, technically advanced contracts is limited. To that end, our compensation package contains many elements designed to enhance retention.

The following elements make up our executive compensation program:

•	Base salary
•	Short-term incentive: our annual bonus program known as MICP
•	Long-term incentives, which include three components:
¡	Stock options
¡	LTIP cash awards
¡	Restricted stock units and awards
•	Perquisites and other personal benefits
•	Retirement, savings, and welfare benefits
•	Other post-employment pay

Each year we ask an outside consultant to collect compensation data from a group of 25 publicly held companies (referred to as our “Comparator Group”) in the aerospace and defense industry and other companies of a size, complexity and quality similar to ours. The Comparator Group used in 2006 included the following companies:

•	3M
•	Alcoa Inc.
•	Altria Group, Inc.
•	AT&T Inc.
•	BellSouth Corporation

EXECUTIVE COMPENSATION

•	The Boeing Company
•	Bristol-Myers Squibb Company
•	ConAgra Foods, Inc.
•	The Dow Chemical Company
•	E. I. du Pont de Nemours and Company
•	Eastman Kodak Company
•	General Dynamics Corporation
•	Hewlett-Packard Company
•	Honeywell International Inc.
•	IBM Corporation
•	International Paper Company
•	Johnson & Johnson
•	Marathon Oil Company
•	Merck & Co., Inc.
•	Motorola, Inc.
•	Northrop Grumman Corporation
•	PepsiCo, Inc.
•	The Procter & Gamble Company
•	Raytheon Company
•	United Technologies Corporation

We use Comparator Group data to identify competitive levels of compensation. We compare our compensation program to the median compensation levels of the Comparator Group, adjusted to reflect the relative sizes of the businesses as measured by revenue. Our pay elements and the mix of pay among these elements, likewise, are based on Comparator Group data.

Our Chairman, President and CEO, with input from our Senior Vice President, Human Resources and management’s outside executive compensation consultant, recommends to the Committee base salary, target bonus levels, actual bonus payouts and long-term incentive grants for our Executives. The Committee, with input from our Senior Vice President, Human Resources and Comparator Group data from the Committee’s outside executive compensation consultant, recommends to the Board of Directors the compensation of the CEO.

The Committee retains discretion in setting the Executives’ compensation. As a result, total compensation (or any particular component of compensation) received by an Executive may differ materially from the median of the Comparator Group. Market data, position, tenure, individual and organizational performance, retention needs and internal pay equity have been the primary factors considered in decisions to increase or decrease compensation opportunities materially.

The Committee historically has approved annual bonus (MICP) and long-term incentive grants in the first quarter. In 2006, the Committee evaluated and adjusted the Executives’ base salaries at the same time. Special or additional grants and base salary adjustments are made periodically at other Committee meeting dates.

Role of Compensation Consultants

The Committee has hired a compensation consultant (Watson Wyatt Worldwide, Inc.) with whom it reviews selected matters. Management recommendations to the Committee are developed using data provided by a separate consultant hired by management (Hewitt Associates). The Committee has adopted a policy that the Committee’s consultant should maintain independence relative to providing counsel and advice to the Committee, and otherwise providing advice and services to us. On an annual basis, the Committee intends to perform an assessment of its advisory firm’s independence. In performing this assessment, the Committee will consider the nature and level of work performed for the Committee during the year, the nature of other services performed for us and the amount of fees paid to the firm in relation to the firm’s total revenues. The advisory firm will prepare and provide to the Committee an independence letter annually based on criteria set forth by the Committee. The Committee will discuss the letter with the consultant and consider it in its assessment. Based on its review, the Committee concluded its consultant was independent in 2006.

Description of the Elements of Our

Compensation Program

Base Salary

Base salary is a standard element of executive pay.

How We Determine Base Salary

The Committee evaluates each Executive’s base salary by reference to the median for base salary of comparable executive positions in the Comparator Group, adjusted to reflect the size of the business. Our compensation philosophy permits adjustment of an Executive’s base salary above or below the median of the Comparator Group upon consideration of the following:

•	A sustained high level of performance;

EXECUTIVE COMPENSATION

•	Demonstrated success in meeting or exceeding key financial and other business objectives;
•	Proven ability to create stockholder value;
•	Highly developed skills and abilities critical to the success of the business unit or Company;
•	Experience and time in position; and
•	Perquisite availability.

Base Salary Determinations in 2006

The Committee approved the Executives’ annual merit raises in February 2006. The raises reflected general business practice to adjust salaries annually and recognition of continued strong performance by management. Effective December 1, 2006, the Committee also approved increases in base salaries for five of the six Executives as a result of our decision to cease paying for certain perquisites.

	Base Salary
Executive	9/30/2005	2/27/2006	12/01/2006
Mr. Stevens	$1,380,000	$1,480,000	$1,520,000
Mr. Coutts	$780,000	$825,000	$850,000
Mr. Camardo	$672,000	$702,000	$702,000
Dr. Sloane	$495,000	$515,000	$540,000
Mr. Heath	$530,000	$580,000	$605,000
Mr. Kubasik	$675,000	$745,000	$775,000

Mr. Camardo will retire on April 1, 2007 and consequently did not receive an increase in base salary as a result of the change in our perquisite policy.

Short-Term Incentive Award – Management Incentive Compensation

What MICP Rewards

MICP provides an opportunity for the Executives to earn at-risk cash compensation based on:

•	The Committee’s assessment (which is discussed with our Board) of organizational performance against our long-range plan and other measures of performance during the year; and

•	Individual performance during the year, measured against individual goals.

Although quantitative measures of performance are reviewed in determining MICP bonuses, the MICP award process incorporates subjective elements (subject to the quantitative performance limits based on cash flow, discussed below).

Reasons for Having MICP

Through our annual bonus plan (the MICP Plan), a substantial portion of an Executive’s annual compensation is placed at risk. This is intended to focus management on meeting (or exceeding) stated goals and to encourage employees to work individually and as teams.

How MICP Payments Are Determined

Each Executive is assigned a target percentage of base salary determined by the level of contribution and responsibility of the Executive’s position, and in a range comparable to annual incentive targets for similar positions in the Comparator Group. The target amounts are reported in the Grants of Plan-Based Awards table and range from 75% to 125% of salary.

We calculate MICP bonuses by multiplying an Executive’s target percentage by a corporate performance factor and an individual performance factor, each of which is based on the level of assessed performance noted below:

Factor	Corporate Performance

1.50	Far exceeded organizational objectives in all categories.

1.30	On balance, exceeded high performance expectations in most categories.

1.00	Achieved all objectives or on balance met high performance expectations.

0.75	Met most objectives. Overall performance was good, but not as high as possible or expected.

0.50	Met few objectives, but overall performance not as good as possible or expected.

0.00	Did not achieve sufficient overall performance level.

EXECUTIVE COMPENSATION

Factor	Individual Performance

1.20 – 1.30	Performance vastly superior to expectations and peers within the organization.

1.05 – 1.15	Consistently exceeds expected performance.

1.00	Consistently meets all requirements and expectations.

0.80 –0.95	Performance meets most, but not all job requirements and expectations.

0.60 –0.75	Performance meets some objectives, but overall performance below expected levels.

0.00	Performance fails to meet job requirements.

The higher numbers associated with the corporate factor reflect the importance we place on team performance. Ratings for both corporate and individual performance may be assigned at intervals between the levels noted in the table.

Bonuses awarded under the MICP can range from 0 to 195% of target (maximum corporate factor of 1.5 times by a maximum individual factor of 1.3 equals 1.95). The maximum bonus for the CEO is 244% of base rate of pay on December 1 (195% times the target percentage of 125%).

The MICP limits the bonus paid for 2006 to the CEO to 0.3% of 2006 cash flow and the bonus for each of the other Executives to 0.2% of 2006 cash flow. These limitations were approved at our April 2006 annual meeting of stockholders, and are intended to qualify MICP payments as “performance-based compensation,” exempt from the $1 million limit on deductibility under Internal Revenue Code Section 162(m).

For purposes of the MICP awards for 2006, “cash flow” means net cash flow from operations adjusted for:

•	the aggregate difference between the amount forecasted in our long range plan to be contributed to our pension plans and the actual amounts contributed; and

•	any tax payments or benefits associated with the divestiture of business units.

In the first quarter, based on input from the Senior Vice President, Human Resources and Executive Vice President and Chief Financial Officer (“CFO”), the Committee established objectives for the CEO for the year derived from our long range plan and our then publicly available forecasted outlook for the year. The CEO’s goals also serve as the corporate-level organizational goals for the other Executives. The objectives are both quantitative and qualitative and provide a framework for reviewing performance. Meeting, exceeding, or falling short of an identified objective does not mandate a particular organizational factor but is considered as one factor among many for evaluating the year’s performance. The determination of the organizational factor associated with a level of performance of any particular objective or all the objectives as well as the weight given to each objective remains within the discretion of the Committee. The Committee also has the discretion to consider other factors it deems relevant.

In January of each year, the Executive Vice President and CFO in conjunction with the Senior Vice President, Human Resources prepare an assessment of our operational, strategic and financial results and an initial recommendation for the annual MICP Corporate Factor, applicable to all of the Executives. The recommendation is reviewed and adjusted by the CEO, as appropriate. The CEO, with assistance from the Senior Vice President, Human Resources, assesses the performance of the individual Executives (other than himself) and makes recommendations of MICP Individual Factors to the Committee. The Committee assesses the performance of the CEO.

MICP in 2006 - 2006 Performance Objectives

The Committee identified performance objectives for 2006 for the CEO at its February 2006 meeting. The objectives for financial performance included sales, cash, return on invested capital (“ROIC”)1, and operating margin. The level of performance for each objective was within the ranges of forecasted financial

1 We define ROIC in our 2006 Annual Report on Form 10-K as net earnings plus after-tax expense divided by average invested capital (stockholders’ equity plus debt), after adjusting stockholders’ equity by adding back amounts related to postretirement benefit plans. See “Selected Financial Data,” Note (f), included in our 2006 Annual Report on Form 10-K, for further definition and calculation methodology.

EXECUTIVE COMPENSATION

performance contained in our outlook for 2006 as publicly disclosed in connection with our release of earnings for the year ended December 31, 2005. The qualitative objectives included a wide range of corporate initiatives including continuing efforts for diversity awareness, development of new lines of business, deployment of cash to increase value, increased productivity, leadership development, differentiation of our Company from competitors and reduction in the rate of escalation of employee health care costs through health and wellness programs. When established in February 2006, management considered the objectives achievable.

MICP Bonuses for 2006 Performance

The Committee assessed 2006 corporate performance as far exceeding organizational objectives in all categories resulting in a factor of 1.5 for organizational performance. Underpinning the Committee’s assessment were record-breaking financial results, most significantly delivering one-year Total Stockholder Return (“TSR”) to our investors of 47%, outperforming the TSR of 25% for the S&P Aerospace Index and 16% for the S&P 500 Index. The Committee also credited the Executives with record sales, segment operating profit, earnings per share (“EPS”), cash from operations and ROIC, all of which exceeded our original publicly available outlook.

	Results Forecasted in January 2006	2006 Results
Sales	$38.0 – 39.5 Billion	$39.6 Billion
Segment Operating Profit [2]	$3,550 – 3,675 Million	$4,048 Million
EPS	$4.50 – 4.75	$5.80
Cash From Ops	> $3.3 Billion	$3.8 Billion
ROIC	> 14.5%	19.2%

The Committee credited the management team for achieving our strategic imperatives to sustain key programs and advance growth through the capture of new business, internal investment in growth-enabling technologies and an acquisition process focused on

2 Segment Operating Profit represents the total earnings from our business segments before interest, taxes and unallocated corporate expense net. See “Note 15 – Information on Business Segments” to our financial statements included as part of our 2006 Annual Report on Form 10-K for a reconciliation of Segment Operating Profit to Consolidated Operating Profit.

growth and technological development. The Committee also acknowledged management’s efforts to advance the work force through leadership development and its effort to manage risk. Notable programmatic accomplishments included:

•	The successful first flight of the F-35;
•	Achievement of full initial operational capability on C-130J;
•	Successful missile defense testing;
•	Achievement of aircraft and spacecraft delivery commitments;
•	Opening of the Presidential helicopter integration facility;
•	Initiation of a health and wellness program for employees;
•	Transition from defined benefit pension plans to defined contribution pension plans for new hires; and
•	Reduction in on-the-job injuries.

The Committee also considered programmatic and other disappointments including the January 2007 stop-work order issued in the Littoral Combat Ship program and continuing supplier issues with the Deepwater contract with the Coast Guard in which we participate through a joint venture.

The Committee assigned individual performance factors for 2006 for the Executives ranging from 1.25 to 1.3 based on each individual’s contribution to 2006 performance. The Committee assessed each Executive’s contribution to our results. As part of its review, it considered the limitations in the MICP plan based on cash flow (0.3% of cash flow for the CEO and 0.2% for each of the other Executives). None of the awards exceeded the percentage limits.

Long-Term Incentive Program

Our long-term incentive program had three elements in 2006: stock options, a LTIP award and RSUs; each type of award is granted under our IPA Plan. The terms of the awards are contained in the award agreements. Our long-term incentive program is designed to reward financial and programmatic excellence. Stock options and RSUs reward Executives based on stock appreciation whereas our LTIP rewards Executives based on TSR, ROIC and the generation of cash. Management believes that these three measures (TSR,

EXECUTIVE COMPENSATION

ROIC and cash generation) are three financial metrics important to stockholders and align the Executives’ interests with the interests of stockholders.

In making long-term incentive awards, the Committee reviews the current economic value provided under long-term awards made by the Comparator Group. The Senior Vice President, Human Resources advises the Committee of the awards’ economic value based on information provided by management’s compensation consultant, who develops these amounts using standard valuation approaches such as the Black-Scholes options pricing methodology. The Committee then makes awards based on approximate weightings of the components of our long-term incentive program shown below.

Management recommended this weighting to the Committee based on its view that the trend in the equity component of executive compensation was to move away from options and toward alternative equity grants such as RSUs.

The Senior Vice President, Human Resources, with market data collected by management’s outside consultant, makes recommendations to the Committee for award opportunities. The Executive Vice President and CFO makes recommendations to the Committee as to the establishment of performance metrics.

Stock Options

What Stock Options Reward

Stock options reward common stock price appreciation from the market price on date of grant. Our stock options have a 10-year term, and normally vest in equal increments over three years.

Why We Use Stock Options

We use stock options because stock options provide compensation only to the extent our stock price increases over the term of the option.

Policy Regarding Timing of Option and Other Equity Grants

The IPA Plan allows the Committee to set a date in the future as the date of grant of an award. If the Committee’s action occurs in close proximity to release of our annual earnings, the Committee’s practice has been to designate as the date of grant a future date at least 48 hours following the release of our annual earnings. The closing price for our stock on the NYSE on the date specified as the date of grant is the exercise price for an option award. The Committee’s action in February 2006 took place after our release of earnings by more than 48 hours and so this practice was not used during 2006.

How Grant Sizes Are Determined

Grant sizes are calculated by multiplying the 50% weight we have given to stock options in our executive compensation program by the market value for long-term incentives and dividing that result by the value of a single option as determined under the Black-Scholes methodology. We assign market value based upon information provided by management’s outside executive compensation consultant based upon Comparator Group data.

Option Grants in 2006

Option grants made in February 2006 are included in the Grants of Plan-Based Awards table. The terms are more fully described in the narrative following that table.

LTIP Awards

Our LTIP is a cash-based long-term incentive program that measures corporate performance over a three-year cycle using performance criteria established by the Committee at the beginning of the performance period. For each cycle, we establish a dollar target for each Executive, reported for 2006 in the Grants of Plan-Based Awards table. We derive these targets by multiplying the 30% weight we assigned to LTIP times the Comparator Group long-term incentive values. We also consider the targets of prior year LTIP awards.

The economic value delivered through the LTIP program is a function of the LTIP target award. The target awards are adjusted for discounts and premiums in consultation with management’s consultant, Hewitt Associates.

EXECUTIVE COMPENSATION

At the end of the three-year performance period, 50% of the combined amount earned under the performance measures is payable in cash. Payment of the remaining portion of the award is deferred for two years, subject to continued employment, and treated during that period as if it were invested in our common stock. Amounts deferred become payable in cash on the second anniversary date of the end of the performance period.

Awards are subject to forfeiture upon termination of employment prior to the end of the performance period (or second anniversary of the end of the performance period in the case of the deferred portion). Awards are prorated in the case of retirement, death, disability, divestiture or change in control. Termination payments are discussed in more detail in the Payments on Account of Termination, Retirement, Change in Control, Disability, Death section.

LTIP in 2006

In 2006, the Committee established LTIP targets for the Executives for the 2006-2008 performance cycles and in January 2007, approved LTIP payments to the Executives for the 2004-2006 performance cycles.

Grant of Awards for the 2006-2008 Cycle - What It Rewards

Our 2006-2008 LTIP measures corporate performance over a three-year cycle from January 1, 2006 through December 31, 2008. It rewards performance during this period against pre-established internal and external metrics and continued tenure.

Why We Use LTIP for the 2006-2008 Cycle

We included the 2006-2008 LTIP because it

•	represents performance-based compensation;
•	rewards performance in measures important to the value of our stock (TSR, cash generation and ROIC); and
•	aligns the interests of the Executives with stockholder interests over a five-year period (three-year performance period plus two-year deferral).

How Payouts Will be Calculated

The targets established for the Executives for the 2006-2008 LTIP are included in the Grants of Plan-Based

Awards table. The amount earned at the end of the three-year performance period may be more or less than the target based upon our performance, of which we measure 50% by an external metric and 50% by our internal metrics.

•

External Performance Factor - 50%: The External Performance Factor compares our percentile ranking in three-year TSR to the TSR of each of the other original companies in the S&P Industrials Index at the beginning of the period in accordance with the table below. Interpolation between points in the table occurs on a straight-line basis. TSR is defined as stock-price change plus dividends, divided by beginning stock price. Dividends are assumed to be reinvested.

Percentile Ranking	External Performance Factor
75th or higher	200%
60th	150%
50th	100% (target)
40th	50%
35th	25%
Below 35th	0%

•

Internal Performance Factor - 50%: The Internal Performance Factor contains two internal performance metrics. One metric looks at changes in our ROIC[3] during the performance period while the other metric assesses Cumulative Cash Flow from operations during the performance period against our forecasted cash in our long range

3 ROIC is defined in the award agreement as A divided by B, where:

A = Average annual (i) net income plus (ii) interest expense times one minus the highest marginal federal corporate tax rate; and

B = Average quarter-end (beginning with the quarter-end immediately preceding the beginning of the performance period) (i) debt (including current maturities of long-term debt) plus (ii) stockholders’ equity plus the minimum pension liability determined at year-end as included in our Statement of Stockholder Equity.

EXECUTIVE COMPENSATION

plan.[4] ROIC and Cumulative Cash Flow are weighted equally with 100% of target payable if ROIC increases by 25 basis points and we achieve our long range cash flow plans. Two hundred percent of target would be payable if ROIC increases by more than 100 basis points and our Cumulative Cash Flow is more than 130% of our long range cash flow plans. No amount is payable if the Cumulative Cash Flow percentage is less than 70% or the change in ROIC is a decrease of more than 75 basis points. We selected cash as a performance measure because it is a standard measure of value that is objective, easily understood and not subject to discretionary adjustments. We chose ROIC as a measure of performance because it compares our returns to our investment in the Company and is a good measure of enterprise value.

Management believes performance resulting in a payment of 100% of target for the internal performance metrics under the 2006-2008 LTIP is achievable.

Payment of LTIP Awards for the 2004-2006 Cycle

The Executives each received LTIP awards for the 2004-2006 performance cycles. The Committee reviewed and certified performance for the 2004-2006 cycles at its January 2007 meeting; the amounts paid under the 2004-2006 LTIP are shown in Column (g) of the Summary Compensation Table.

Target awards made in 2004 for the 2004-2006 LTIP measured performance by comparing our percentile ranking of TSR in the three-year performance period to the TSR of the other companies in the S&P 500 Index at the beginning of the cycle.

4 Cumulative Cash Flow during the performance period is expressed as a percentage of the cumulative Cash Flow forecasted in our 2006 Long Range Plan for the performance period. Cash Flow is defined as net cash flow from operations but not taking into account:

–

The aggregate difference between the amount forecasted in our 2006 Long Range Plan to be contributed to our defined benefit pension plans during the performance period and the actual amounts we contribute during the performance period; and

–	Any tax payments or benefits during the performance period associated with the divestiture of business units.

Percentile Ranking	External Performance Factor
85th or higher	200%
75th	150%
60th	100%
50th	70%
40th	25%
Below 40th	0%

During the 2004-2006 periods, the Company performed at the 81st percentile. Therefore, amounts were earned equal to 180% of target. The 2004-2006 performance cycle did not contain an internal performance metric.

Restricted Stock Units

What RSUs Reward

RSU grants are rights to receive unrestricted shares of our common stock if the Executive continues in our employment for a period of time after grant. RSUs reward continued employment and stock performance.

Why We Use RSUs

The reason we grant RSUs is to

•	Enable recipients to share in both the risks and rewards of stock ownership; and
•	Provide a type of compensation used by competitors.

How Grant Sizes Are Determined

We determine grant sizes by multiplying the 20% weight we have given RSUs times the market long-term incentive value derived from Comparator Group data and dividing by the estimated grant date value of one restricted share.

RSU Grants in 2006

The Grant of Plan-Based Awards table lists the RSU grants made to the Executives in February 2006. The

EXECUTIVE COMPENSATION

RSUs generally vest over three years. We also pay the Executives quarterly dividend equivalents in cash during the restricted period. A portion of the grant (40,000 RSUs) made to Mr. Stevens in February 2006 was subject to the three-year vesting schedule applicable to the other Executives. The remaining portion of the grant (92,000 RSUs) has an extended vesting schedule. The purpose of the extended vesting was to retain Mr. Stevens to age 60 and beyond. In determining the size of the award, the Committee considered Mr. Stevens’ total compensation including post-employment income. The grant consisted of 92,000 RSUs that vest gradually as he reaches specified ages ranging from 60 to 65 as shown in the table below.

Vesting Date	Age	Number of RSUs Vesting
September 8, 2011	60	55,200
September 8, 2012	61	7,360
September 8, 2013	62	7,360
September 8, 2014	63	7,360
September 8, 2015	64	7,360
September 8, 2016	65	7,360
Total		92,000

A special grant of 9,000 RSUs was made on September 28, 2006 to Mr. Kubasik to take into account market data gathered by management’s compensation consultant specific to the CFO position. Earlier market data, on which prior grants had been based, had been related to Executive Vice President positions in general and not specifically the position of CFO.

The RSUs granted in 2006 contained a performance feature. To the extent the value of the RSUs as determined using the price of our common stock on the date of grant exceeds a performance goal, the Executive forfeits a number of RSUs equal to the shortfall. For the RSUs granted in 2006, forfeiture would occur to the extent the value of the RSUs on the date of grant exceeded 0.4% (for Mr. Stevens) and 0.04% (for the other Executives) of 2006 corporate cash flow as defined in the RSUs award agreement. Based on 2006 cash flow, no Executive will forfeit RSUs granted in February 2006. The performance feature in the grant made to Mr. Kubasik in September 2006 is based on 2007 cash flow. The performance feature of the RSUs is intended to qualify the RSUs as

“performance-based compensation” exempt from the $1 million limit on the deductibility of compensation under Internal Revenue Code Section 162(m).

Perquisites, Personal Benefits, and Other Executive Compensation

Perquisites and other personal benefits provided to the Executives in 2006 are disclosed in the Summary Compensation Table. In 2006, we made available the following perquisites (items with an * were subject to gross-up for taxes):

•	Club initiation fees and annual dues (country, social and airline);*
•	Personal corporate aircraft use for security reasons as required by corporate policy (CEO only);*
•	Travel expenses for an accompanying spouse while on business or personal travel;*
•	Retired officer death benefit (1.5X final salary);
•	Home security systems and monitoring (CEO, CFO and others on a discretionary basis);*
•	Executive relocation services;*
•	Executive physical exams;
•	Personal excess liability insurance;*
•	Home office equipment and expenses;*
•	Accidental death and dismemberment insurance coverage;
•	Financial counseling and tax preparation;
•	Occasional meals;*
•	Event tickets for personal use; and
•	Commemorative items with our logo.

In December 2006, we decided, beginning January 1, 2007, we would no longer pay or reimburse Executives for annual club memberships, financial counseling and tax preparation, or provide event tickets for personal use and company car and driver for personal commuting and security, unless the Executives reimburse us for any incremental cost associated with those items if the Executive makes use of them. In addition, we limited company reimbursement or payment to officers elected prior to January 1, 2007 for club initiation fees and the retired officer death benefit. As part of the restructuring of the perquisite program, the Committee adjusted the Executives’ salaries as described earlier in this CD&A.

Periodically we provide other types of benefits to address particular circumstances. In 2006, in lieu of the

EXECUTIVE COMPENSATION

use of hotels and rental cars for frequent business trips, Dr. Sloane was authorized for the reimbursement of an apartment and related living expenses, and the use of a company vehicle for commuting back and forth to the Delaware Valley. The reimbursements were also authorized for tax assistance. We also paid Mr. Heath $250,000 in July 2006 which represents the second and final payment called for under an Executive Retention Agreement executed in June 2003.

Other Executive Compensation

Policies and Practices

Retirement and Savings Plan Benefits

Company-Funded Plans

The Executives participate in defined benefit pension plans available to salaried employees hired prior to January 1, 2006. We sponsor supplemental executive retirement plans to provide benefits in excess of Internal Revenue Code limits to the Executives. The purpose of these plans is to provide the Executives with the same retirement benefits (as a percentage of compensation) as may be earned by other salaried employees.

Employee Contributory Plans

The Executives are eligible to participate in the 401(k) plan available to salaried employees generally and our NQSSP, a non-qualified plan established to permit salaried employees affected by Internal Revenue Code limitations on annual contributions to 401(k) plans to continue to defer salary and receive the company matching contribution once the employee exceeds the Internal Revenue Code limitations. Executives may also defer all or part of the Executive’s bonus and LTIP award under the DMICP.

Employee Welfare Plans

The Executives are eligible to participate in medical, life insurance and other welfare benefits available to salaried employees. There are no special medical plans for Executives other than our executive physical program.

Other Post-Employment Pay

Upon certain terminations of employment, including death, disability, retirement, layoff, divestiture or a change in control, the Executives may become eligible for immediate payment of benefits previously earned or accelerated vesting of long-term incentives in full or on a pro-rata basis. The purpose of these provisions is to protect previously earned or granted benefits by making them available following the event. The Company’s change-in-control provisions do not include tax gross-ups or increases in benefit (other than immediate payouts or accelerated vesting). The section of this proxy statement entitled Payments on Account of Termination, Retirement, Change in Control, Disability, Death summarizes those provisions.

Stock Ownership Guidelines

We expect the Executives to maintain an ownership interest in Lockheed Martin and have established Stock Ownership Guidelines for Key Employees, as follows:

•	For the CEO: 5 times base salary; and
•	For the other Executives: 3 times base salary.

Guidelines may be satisfied with ownership of common stock in the following categories:

•	Shares owned directly;
•	Shares owned by a spouse or trust;
•	Shares represented by monies invested in 401(k) Company common stock funds or comparable plans;
•	Share equivalents as represented by income deferred to the Company Stock Investment Option of the DMICP; and
•	Unvested restricted shares and RSUs.

The Executives are asked to report on progress toward attainment of our stock ownership goals during the annual DMICP deferral election period, in increments of 25% of goal, and asked to indicate when they will achieve the next higher level toward their goal. As of January 1, 2007, each of the Executives had satisfied our ownership guidelines.

Government Limitations on Compensation

As a government contractor, we are subject to the Federal Acquisition Regulation (FAR) which governs the reimbursement of costs by our government customers. FAR 31.205-6(p) limits the allowability of senior executive compensation to a benchmark compensation cap established each year by the

EXECUTIVE COMPENSATION

Administrator of the Office of Federal Procurement Policy (OFPP) under Section 39 of the OFPP Act (41 U.S.C. 435). The benchmark cap is based on a single survey of publicly held companies with annual sales in excess of $50 million. The benchmark cap applies to the CEO and four most highly compensated executives at our Headquarters, plus the five most highly compensated employees in management positions at each of our home offices and business segments. When comparing senior executive compensation to the benchmark cap, all wages, salary, bonuses, and deferred compensation for the year whether paid, earned or otherwise accrued must be included. For 2006, the benchmark compensation cap published in the Federal Register is $546,689. Any amounts over the cap are considered unallowable and are therefore not recoverable under our government contracts.

EXECUTIVE COMPENSATION

The following table shows annual and long-term compensation awarded, earned or paid for services in all capacities to the named executive officers for the fiscal year ended December 31, 2006. Numbers have been rounded to the nearest whole dollar.

SUMMARY COMPENSATION TABLE
Name and Principal Position[1] (a)	Year (b)	Salary ($) (c)	Bonus[2] ($) (d)	Stock Awards[3] ($) (e)	Option Awards[4] ($) (f)	Non-Equity Incentive Plan Compensation [5] ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings[6] ($) (h)	All Other Compensation[7,8] ($) (i)	Total[9] ($) (j)
Robert J. Stevens Chairman, President & Chief Executive Officer	2006	1,465,154	3,700,000	2,343,506	4,038,812	3,600,000	2,085,495	1,370,553	18,603,520
Robert B. Coutts Executive Vice President Electronic Systems	2006	818,750	1,195,300	462,324	774,195	1,530,000	1,650,512	87,264	6,518,345
Michael F. Camardo Executive Vice President Information & Technology Services	2006	696,808	987,200	431,171	641,120	1,350,000	1,479,399	99,012	5,684,710
Stanton D. Sloane Executive Vice President Integrated Systems & Solutions	2006	513,077	759,400	440,811	1,225,948	585,000	1,024,452	160,474	4,709,162
Ralph D. Heath Executive Vice President Aeronautics	2006	572,885	884,800	304,394	641,120	585,000	1,382,850	333,321	4,704,370
Christopher E. Kubasik[10] Executive Vice President & Chief Financial Officer	2006	734,731	1,133,400	459,413	657,469	990,000	295,876	115,701	4,386,590

NOTES TO TABLE:

(1)    We have included six officers in our compensation tables to provide continuity with prior year disclosure requirements. Dr. Sloane would not have been included in the “top five” under the rules in effect for years ending prior to December 15, 2006. See footnote 4. Dr. Sloane and Mr. Camardo will retire in the first half of 2007.

(2)    The annual bonuses for performance in 2006 (and paid in 2007) under the MICP are listed in column (d). MICP awards are based on both quantitative and subjective assessments of performance over a one-year period.

(3)    Includes the amount recognized in accordance with FAS 123R in our financial statements for the year ended December 31, 2006 for RSUs granted to each of the listed executives in 2006 and RSAs granted in 2004 to Messrs. Stevens, Coutts, Camardo, Heath and Dr. Sloane and in 2003 to Mr. Kubasik. The assumptions used in determining the fair value of the stock awards are set forth in Note 11 to our financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2006. We recognize expense ratably over the three-year vesting period for the RSUs and the four-year vesting period for the RSAs.

EXECUTIVE COMPENSATION

(4)    Reports the amount recognized in accordance with FAS 123R in our financial statements for the year ended December 31, 2006 for options granted to each of the listed executives in 2006 and options granted to Messrs. Stevens, Kubasik and Dr. Sloane in 2005, 2004, and 2003, and to Messrs. Coutts, Camardo and Heath in 2005. The assumptions used in determining the fair value of the options are set forth in Note 11 to our financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2006. We recognize expense ratably in monthly increments over the three-year vesting period for active non-retirement eligible employees and over the initial one-year vesting period for active, retirement eligible employees. When an option holder becomes retirement eligible, we accelerate the recognition of any expense not previously recognized for options held for at least one year. Because of the varying ages of the executives, options granted at the same time are expensed over different time periods. Dr. Sloane attained age 55 in the first quarter of 2006. Messrs. Heath, Coutts and Camardo attained age 55 prior to the first quarter of 2006. Messrs. Stevens and Kubasik had not attained age 55 by the first quarter of 2006. The following chart illustrates the portion of the three-year amortization that we expensed for each executive for each grant for the year ending December 31, 2006:

	2006 Grant	2005 Grant	2004 Grant	2003 Grant
Mr. Stevens	11 months	12 months	12 months	1 month
Mr. Coutts	11 months	1 month	Previously expensed	Previously expensed
Mr. Camardo	11 months	1 month	Previously expensed	Previously expensed
Dr. Sloane	11 months	25 months	13 months	1 month
Mr. Heath	11 months	1 month	Previously expensed	Previously expensed
Mr. Kubasik	11 months	12 months	12 months	1 month

Amounts noted as previously expensed were recognized as stock compensation expense in the pro forma disclosures in Note 1 to our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2005, in accordance with FAS 123, Accounting for Stock-Based Compensation.

(5)    Includes amounts awarded pursuant to grants of LTIP awards for the 2004-2006 performance cycle. Fifty percent of the amount shown is deferred by the Company for two years in the form of stock units; the units are forfeitable upon termination of employment prior to the end of the two-year period, except in the case of death, disability, divestiture, layoff or change in control. Any deferred amounts (whether mandatory deferrals by the Company or deferrals by the executive) are reported for the year earned and not when paid to the executive.

(6)    Shows the aggregate change in the accumulated benefit under all defined benefit and actuarial pension plans (including supplemental plans) from December 31, 2005 to December 31, 2006. The amounts were computed using the same assumptions we used for financial statement reporting purposes under FAS 87, Employers’ Accounting for Pensions and described in Note 12 to our financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2006, except that the amounts were calculated based on benefits commencing at age 60 for Messrs. Stevens, Coutts, Sloane, Heath and Kubasik. We used age 60 rather than the plans’ normal retirement age of 65 because an employee may commence receiving pension benefits at age 60 without any reduction for early commencement. A portion of Mr. Stevens’ and Mr. Heath’s benefit was earned under grandfathered plans that apply a reduction for early commencement at age 60. The amounts shown for Messrs. Stevens and Heath reflect the reduction. Mr. Camardo is age 65 and the amount in column (h) is based on a benefit payable at age 65. Amounts paid under our plans use assumptions contained in the plans and may be different than those used for financial statement reporting purposes. No above-market or preferential earnings on deferred compensation are included.

(7)    Perquisites and other personal benefits provided to the named executive officers in 2006 included: use of company aircraft for personal travel for security reasons as required by corporate policy (CEO only); home security systems and monitoring (CEO, CFO and others on a discretionary basis); executive physicals; home office equipment and expenses; incremental

EXECUTIVE COMPENSATION

travel expenses for an accompanying spouse while on business or personal travel; in the case of one executive who regularly worked from two separate business locations, a living expense allowance to cover

incremental expenses associated with the second work location; country, airline or social club dues or membership fees; use of a company car and driver for personal commuting and security; financial counseling and tax preparation; and occasional personal use of company purchased event tickets. Some or all of the executives also received the following perquisites, none of which individually exceeded $1,000 for any executive: personal liability insurance, accidental death and dismemberment insurance, commemorative recognition items with our logo and occasional meals. Not all of the listed perquisites or personal benefits were provided to each named executive. The cost of any category of the listed perquisites and personal benefits did not exceed the greater of $25,000 or 10% of total perquisites and personal benefits for any named executive, except as noted: Mr. Stevens (use of company aircraft for personal travel - $27,479; and home security - $64,483); Mr. Kubasik (home security - $36,592); and Dr. Sloane (living expense allowance - $54,000). Effective January 1, 2007, we will no longer reimburse executives for many of these items (see page 35). The incremental cost of use of company aircraft for personal travel was calculated based on the total personal travel flight hours multiplied by the estimated hourly aircraft operating costs for 2006 (including fuel, maintenance and other variable costs, but excluding fixed capital costs for the aircraft, hangar facilities and staff salaries). The home security and living expense amounts noted above represent the aggregate payments made by the Company for such services, products or reimbursements provided in 2006.

(8)    In addition to perquisites described in footnote (7), column (i) contains the items listed in the chart below* and the following other items of compensation. Column (i) includes $1,000,000 which is the amount contributed by Lockheed Martin in the name of Mr. Stevens to a charitable organization. The contribution was made pursuant to our DCAP. The Board of Directors amended the DCAP in December 2006 to provide for contributions to be made prior to the death of a director and for the termination of the DCAP. In addition, column (i) includes a $250,000 payment made to Mr. Heath in July 2006 under an Executive Retention Agreement dated June 28, 2003. The agreement provided for Mr. Heath to receive $150,000 on July 1, 2005 and $250,000 on July 1, 2006. Following the payment on July 1, 2006, the agreement terminated.

(9)    Sum of each of the preceding columns. Salary and bonus made up less than one-third of total compensation for each executive in 2006, other than Mr. Kubasik, for whom salary and bonus represented less than one-half of total compensation.

(10)    Mr. Kubasik is our principal financial officer.

*Chart for footnote 8

	Tax Gross-Ups ($)	Company Matching Contribution to SSP (401(k) Plan) ($)	Company Matching Contribution to NQSSP (non-qualified 401(k) Plan) ($)	Group Life Insurance ($)	Unused Vacation ($)
Mr. Stevens	82,659	2,400	57,160	10,062	79,668
Mr. Coutts	14,069	2,400	30,896	7,792	18,015
Mr. Camardo	23,734	7,500	20,866	10,052	0
Dr. Sloane	46,383	8,800	12,069	4,851	15,250
Mr. Heath	13,126	2,400	20,865	5,211	22,112
Mr. Kubasik	13,508	5,455	24,377	2,340	0

EXECUTIVE COMPENSATION

GRANTS OF PLAN-BASED AWARDS
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards [1]			Estimated Future Payouts Under Equity Incentive Plan Awards [4]			All Other Option Awards: Number of Securities Underlying Options [5]	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards [6]
Name	Grant Date		Threshold[2]	Target	Maximum[3]	Threshold	Target	Maximum
			($)	($)	($)	(#)	(#)	(#)	(#)	($/Sh)	($)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(j)	(k)	(l)
Robert J. Stevens
Chairman, President &	2/1/2006	LTIP	967,500	4,300,000	8,600,000	0	40,000	40,000	-	-	2,718,800
Chief Executive Officer	2/1/2006	MICP	570,000	1,900,000	3,705,000	0	92,000 [7]	92,000 [7]	-	-	6,253,240
	2/1/2006		-	-	-	-	-	-	300,000	67.97	5,292,000
Robert B. Coutts
Executive Vice President	2/1/2006	LTIP	191,250	850,000	1,700,000	0	7,000	7,000	-	-	475,790
Electronic Systems	2/1/2006	MICP	191,250	637,500	1,243,125	-	-	-	43,500	67.97	767,340
Michael F. Camardo
Executive Vice President	2/1/2006	LTIP	168,750	750,000	1,500,000	0	5,500	5,500	-	-	373,835
Information & Technology	2/1/2006	MICP	157,950	526,500	1,026,675	-	-	-	36,000	67.97	635,040
Services
Stanton D. Sloane
Executive Vice President	2/1/2006	LTIP	146,250	650,000	1,300,000	0	5,500	5,500	-	-	373,835
Integrated Systems &	2/1/2006	MICP	121,500	405,000	789,750	-	-	-	36,000	67.97	635,040
Solutions
Ralph D. Heath
Executive Vice President	2/1/2006	LTIP	146,250	650,000	1,300,000	0	5,500	5,500	-	-	373,835
Aeronautics	2/1/2006	MICP	136,140	453,800	884,910	-	-	-	36,000	67.97	635,040
Christopher E. Kubasik
Executive Vice President	2/1/2006	LTIP	157,500	700,000	1,400,000	0	8,500	8,500	-	-	577,745
& Chief Financial Officer	2/1/2006	MICP	174,390	581,300	1,133,535	-	-	-	36,000	67.97	635,040
	9/28/2006		-	-	-	0	9,000	9,000	-	-	770,400

NOTES TO TABLE:

(1)    Includes LTIP awards granted under the IPA Plan and annual bonuses payable under the MICP. We reported MICP awards payable in January 2007, based on 2006 performance in column (d) of the Summary Compensation Table. At the end of the three-year performance cycle for an LTIP award 50% of the combined amount earned under the performance measures is payable; payment of the remaining portion of the award is deferred for two years and treated during that period as if it were invested in our common stock. Amounts deferred become payable on the second anniversary date of the end of the performance period. Awards are forfeited following termination of employment prior to the end of the performance period (or second anniversary of the end of the performance period in the case of the deferred portion), except in instances following death, divestiture, disability, retirement or layoff, in which case the award is prorated. In the event of a change in control during the performance period, the performance period terminates and a prorated portion of an award is paid to the participant. If a change in control occurs after the end of the performance period but before the second anniversary of the end of the performance period, the remaining portion of the award becomes payable.

(2)    The threshold is the minimum amount payable for a certain level of performance stated in the LTIP award agreement or the MICP plan document. If performance falls below the stated level of performance, no amount would be paid. Assuming any payment is earned, the minimum amount payable under the LTIP is 22.5% of the target, and the minimum payment under MICP is .30 of target (a corporate factor of .50 and an individual factor of .60).

EXECUTIVE COMPENSATION

(3)    The maximum award payable under the LTIP is 200% of target. The maximum award under MICP is 195% of target (a corporate factor of 1.5 and an individual factor of 1.3).

(4)    Shows the number of RSUs granted under the IPA Plan by the Management Development and Compensation Committee on February 1, 2006. The RSUs were forfeitable to the extent the value of the RSUs on February 1, 2006 was less than .4% of 2006 cash flow in the case of Mr. Stevens or .04% of 2006 cash flow for the other executives. For 2006, no forfeiture was required. The RSUs are also subject to a three-year service-based vesting schedule. In order to have a nonforfeitable right to the RSUs, an award recipient must remain our employee for three years following the grant date, except in the case of death, disability, divestiture or change in control. If the employee retires or is laid off after January 1, 2007 but prior to the third anniversary of the grant, a pro rata portion of the RSUs become nonforfeitable. With respect to the 2006 RSU award to Mr. Stevens, the three-year vesting schedule applies to 40,000 of the RSUs granted; an extended vesting schedule applies to 92,000 of Mr. Stevens’ 2006 RSU award, with the last portion of RSUs vesting on his 65th birthday. Mr. Stevens’ RSU agreement does not include vesting provisions for layoff or divestiture.

(5)    Includes the number of stock options granted under the IPA Plan by the Management Development and Compensation Committee on February 1, 2006. Under the February 2006 option grant award agreements, options have a ten-year term and vest and become exercisable in three equal installments on the first, second and third anniversary dates following the grant. Options will expire 30 days following termination of employment, except in the case of death, disability, divestiture, layoff or retirement. In the event of death or disability, all outstanding options will vest immediately and expire ten years after the date of grant (i.e., the normal expiration date of the grant). In cases of layoff, the term of any outstanding options will remain ten years and the options become exercisable on the date the options would have otherwise vested had the executive officer remained our employee. In cases of divestiture, the options will become exercisable on the date the options would have otherwise vested and any outstanding options terminate five years from the effective date of the divestiture or on the option’s normal expiration date, whichever occurs first. In cases of retirement on or after the first vesting date, the term of any outstanding options will not change and the options will become exercisable on the date the options would have otherwise vested. Retirement before the first vesting date will result in forfeiture of the award. Upon a change in control, all options vest.

(6)    The assumptions used for determining the grant date fair value are set forth in Note 11 to our financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2006. The grant date fair value for the February 1, 2006 equity awards was $17.64 for each option and $67.97 for each RSU granted on February 1, 2006 and $85.60 for each RSU granted on September 28, 2006.

(7)    The portion of Mr. Stevens’ February 1, 2006 RSU award with an extended vesting schedule that is intended to serve as a retention incentive.

EXECUTIVE COMPENSATION

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options [1] (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested [2,12] ($)
(a)	(b)	(c)		(e)	(f)	(g)		(h)
Robert J. Stevens Chairman, President & Chief Executive Officer	0	300,000	[3]	67.97	2/1/2016	50,000	[4]	4,603,500
	100,000	200,000	[7]	57.81	1/31/2015	40,000	[5]	3,682,800
	116,666	58,334	[8]	49.27	1/29/2014	92,000	[6]	8,470,440
	175,000	0		51.10	1/28/2013	0		0
	200,000	0		50.40	1/29/2012	0		0
	100,000	0		35.05	1/29/2011	0		0

Robert B. Coutts Executive Vice President Electronic Systems	0	43,500	[3]	67.97	2/1/2016	25,000	[4]	2,301,750
	20,000	40,000	[7]	57.81	1/31/2015	7,000	[5]	644,490
	46,666	23,334	[8]	49.27	1/29/2014	0		0
	70,000	0		51.10	1/28/2013	0		0
	14,000	0		52.00	1/22/2008	0		0

Michael F. Camardo Executive Vice President Information & Technology Services	0	36,000	[3]	67.97	2/1/2016	25,000	[4]	2,301,750
	16,666	33,334	[7]	57.81	1/31/2015	5,500	[5]	506,385
	40,000	20,000	[8]	49.27	1/29/2014	0		0
	60,000	0		51.10	1/28/2013	0		0
	65,000	0		50.40	1/29/2012	0		0
	70,000	0		35.05	1/29/2011	0		0
	20,000	0		37.00	2/1/2009	0		0
	18,000	0		52.00	1/22/2008	0		0

Stanton D. Sloane Executive Vice President Integrated Systems & Solutions	0	36,000	[3]	67.97	2/1/2016	15,000	[4]	1,381,050
	0	33,334	[7]	57.81	1/31/2015	10,000	[11]	920,700
	0	8,334	[8]	49.27	1/29/2014	5,500	[5]	506,385

Ralph D. Heath Executive Vice President Aeronautics	0	36,000	[3]	67.97	2/1/2016	15,000	[4]	1,381,050
	16,666	33,334	[7]	57.81	1/31/2015	5,500	[5]	506,385
	13,333	6,667	[8]	49.27	1/29/2014	0		0
	15,000	0		51.10	1/28/2013	0		0
	20,000	0		50.40	1/29/2012	0		0

Christopher E. Kubasik Executive Vice President & Chief Financial Officer	0	36,000	[3]	67.97	2/1/2016	10,000	[9]	920,700
	16,666	33,334	[7]	57.81	1/31/2015	17,500	[5,10]	1,611,225
	26,666	13,334	[8]	49.27	1/29/2014	0		0
	35,000	0		51.10	1/28/2013	0		0
	40,000	0		50.40	1/29/2012	0		0
	10,000	0		35.05	1/29/2011	0		0

NOTES TO TABLE:

(1)    Column (d) omitted because none of the executives held options that qualified as equity incentive plan awards at 2006 year-end.

(2)    Columns (i) and (j) omitted because none of the executives held stock awards that qualified as equity incentive plan awards at 2006 year end. We reported RSUs granted in February 2006 as equity incentive

EXECUTIVE COMPENSATION

awards in columns (f) through (h) of the Grants of Plan-Based Awards table. As reported in footnote 4 to that table, the performance feature of the RSU grants was satisfied at the end of 2006.

(3)    Stock options granted on February 1, 2006, vest in three equal annual installments on February 1, 2007, February 1, 2008 and February 1, 2009, except that vesting may occur earlier as described in footnote 5 to the Grants of Plan-Based Awards table.

(4)    RSAs granted on March 31, 2004, vest one-third on March 31, 2007 and two-thirds on March 31, 2008. Restrictions will terminate prior to the normal vesting date upon the death, disability, layoff, divestiture or retirement (following the attainment of age 65) of the named executive officer. In addition, restrictions will lapse upon a change in control, which results in the termination of employment of the named executive officer for good cause. Any shares on which restrictions have not lapsed will be forfeited in the event that the named executive officer terminates employment with us for any other reason. Until the restrictions lapse, the executives have the right to receive cash dividends on the restricted stock and the right to vote the restricted stock, and will generally have the rights and privileges of a stockholder, except that they may not sell, transfer, assign, pledge, use as collateral or otherwise dispose of or encumber the restricted stock. The grant was conditioned on execution by the executive of an agreement not to compete.

(5)    RSUs granted on February 1, 2006 vest on February 1, 2009, except that vesting may occur earlier as described in footnote 4 to the Grants of Plan-Based Awards table.

(6)    The February 1, 2006 RSU award to Mr. Stevens includes extended vesting terms for a portion of the RSUs (92,000 RSUs) awarded for retention purposes as described in footnote 4 to the Grants of Plan-Based Awards table.

(7)    Stock options granted on January 31, 2005, vest in three equal annual installments on January 31, 2006, January 31, 2007, and January 31, 2008, except that vesting may occur earlier as described in footnote 5 to the Grants of Plan-Based Awards table.

(8)    Stock options granted on January 29, 2004, vest in three equal annual installments on January 29, 2005, January 29, 2006, and January 29, 2007, except that vesting may occur earlier as described in footnote 5 to the Grants of Plan-Based Awards table.

(9)    RSA granted on June 25, 2003. Restrictions on 15,000 shares of Mr. Kubasik’s award lapsed on June 25, 2006 and will lapse on the remaining 10,000 shares on June 25, 2008. Restrictions will terminate prior to the normal vesting date upon death or disability. In addition, restrictions will lapse upon a change in control, which results in termination of employment for good cause. Any shares on which restrictions have not lapsed will be forfeited in the event that Mr. Kubasik terminates employment with the Company for any other reason. Until the restrictions lapse, Mr. Kubasik has the right to receive cash dividends on the restricted stock and the right to vote the restricted stock, and will generally have the rights and privileges of a stockholder, except that he may not sell, transfer, assign, pledge, use as collateral or otherwise dispose of or encumber the restricted stock.

(10)    Mr. Kubasik received an award of 8,500 RSUs on February 1, 2006 and an award of 9,000 RSUs on September 28, 2006. The award terms for Mr. Kubasik’s second award are the same as the terms contained in the February 2006 grants, except the performance goal is based on 2007 cash flow and the vesting date is September 28, 2009.

(11)    RSA granted on June 1, 2004, vests one-third on June 1, 2007 and two-thirds on June 1, 2008. Other than the vesting dates, the terms of the RSA are the same as those described in footnote 4.

(12)    Column (h) based on December 29, 2006 closing price for our stock ($92.07).

EXECUTIVE COMPENSATION

OPTION EXERCISES AND STOCK VESTED
	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)

Robert J. Stevens Chairman, President & Chief Executive Officer	73,100	2,285,035	0	0

Robert B. Coutts Executive Vice President Electronic Systems	170,000	5,457,025	0	0

Michael F. Camardo Executive Vice President Information & Technology Services	18,000	399,125	0	0

Stanton D. Sloane Executive Vice President Integrated Systems & Solutions	31,666	501,908	0	0

Ralph D. Heath Executive Vice President Aeronautics	20,000	815,730	0	0

Christopher E. Kubasik Executive Vice President & Chief Financial Officer	10,000	459,718	15,000 [1]	1,069,650 [1]

NOTE TO TABLE:

(1)    Partial vesting on June 25, 2006 of RSAs granted on June 25, 2003. The original award was 25,000 RSAs, of which 15,000 shares vested on June 25, 2006.

EXECUTIVE COMPENSATION

NONQUALIFIED DEFERRED COMPENSATION [1]
Name		Executive Contributions in Last FY [2] ($)	Registrant Contributions in Last FY [3] ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions [4] ($)	Aggregate Balance at Last FYE [5] ($)
	(a)	(b)	(c)	(d)	(e)	(f)
Robert J. Stevens Chairman, President & Chief Executive Officer
	NQSSP	353,004	57,160	208,525	0	1,733,773
	DMICP Bonus	0	0	6,023	0	18,877
	DMICP LTIP1 (Mandatory)	0	0	377,310	2,335,989	1,181,016
	DMICP LTIP2 (Voluntary)	0	0	0	0	0

	TOTAL	353,004	57,160	591,858	2,335,989	2,933,666
Robert B. Coutts Executive Vice President Electronic Systems
	NQSSP	190,701	30,896	152,611	0	1,110,245
	DMICP Bonus	0	0	566,492	0	2,816,184
	DMICP LTIP1 (Mandatory)	0	0	179,222	992,795	560,982
	DMICP LTIP2 (Voluntary)	0	0	0	0	0

	TOTAL	190,701	30,896	898,325	992,795	4,487,411
Michael F. Camardo
Executive Vice President Information & Technology Services	NQSSP	41,732	20,866	231,321	0	774,544
	DMICP Bonus	0	0	493,098	0	1,834,538
	DMICP LTIP1(Mandatory)	0	0	160,357	875,996	501,932
	DMICP LTIP2 (Voluntary)	0	0	75,688	0	236,911

	TOTAL	41,732	20,866	960,464	875,996	3,347,925
Stanton D. Sloane
Executive Vice President Integrated Systems & Solutions	NQSSP	30,173	12,069	45,506	0	200,559
	DMICP Bonus	9,855	0	12,160	0	39,487
	DMICP LTIP1 (Mandatory)	0	0	0	0	0
	DMICP LTIP2 (Voluntary)	0	0	0	0	0

	TOTAL	40,028	12,069	57,666	0	240,046
Ralph D. Heath
Executive Vice President Aeronautics	NQSSP	128,778	20,865	107,217	0	675,392
	DMICP Bonus	212,967	0	165,517	0	1,566,992
	DMICP LTIP1 (Mandatory)	0	0	0	0	0
	DMICP LTIP2 (Voluntary)	0	0	0	0	0

	TOTAL	341,745	20,865	272,734	0	2,242,384
Christopher E. Kubasik
Executive Vice President & Chief Financial Officer	NQSSP	66,777	24,377	62,116	0	397,125
	DMICP Bonus	282,149	0	339,454	0	1,244,788
	DMICP LTIP1 (Mandatory)	0	0	113,193	467,198	354,305
	DMICP LTIP2 (Voluntary)	116,799	0	103,059	0	414,045

	TOTAL	465,725	24,377	617,822	467,198	2,410,263

NOTES TO TABLE:

(1)    This table reports compensation deferred under our NQSSP and DMICP. The NQSSP is a non-qualified 401(k) plan with an employer match on a portion of the salary deferral. Three types of compensation may be deferred into the DMICP:

•	Bonuses payable under our MICP Plan (“DMICP Bonus”).
•	Amounts earned under our LTIP program but mandatorily deferred for two years (and subject to forfeiture) (“DMICP LTIP1 (Mandatory)”).
•	Amounts payable under our LTIP program (“DMICP LTIP2 (Voluntary)”).

EXECUTIVE COMPENSATION

(2)    Includes 2006 salary deferrals to NQSSP, MICP bonus paid in 2006 deferred to DMICP, and voluntary deferrals of LTIP for 2001-2003 cycle to DMICP. The amounts shown for NQSSP and MICP Bonus are also reported in columns (c) (Salary) and (d) (Bonus) in the Summary Compensation Table, respectively.

(3)    Includes 2006 match to NQSSP. There was no payment under the LTIP for 2003-2005 cycle. The NQSSP match is also included in column (i) of the Summary Compensation Table.

(4)    Includes distributions of mandatory LTIP deferral from 2001-2003 cycle in January 2006 following end of two-year deferral period.

(5)    Of the amounts shown in column (f), the following amounts represent aggregate contributions made by the executive since commencement of participation:

Mr. Stevens

NQSSP – $1,161,593

DMICP (Bonus) - $7,884

DMICP LTIP2 - $0

Total - $1,169,477

Mr. Coutts

NQSSP – $625,736

DMICP (Bonus) - $1,613,166

DMICP LTIP2 - $0

Total - $2,238,902

Mr. Camardo

NQSSP – $267,375

DMICP (Bonus) - $819,809

DMICP LTIP2 - $0

Total - $1,087,184

Dr. Sloane

NQSSP – $93,013

DMICP (Bonus) - $45,727

DMICP LTIP2 - $0

Total - $138,740

Mr. Heath

NQSSP – $402,418

DMICP (Bonus) - $1,153,989

DMICP LTIP2 - $0

Total - $1,556,407

Mr. Kubasik

NQSSP – $201,053

DMICP (Bonus) - $777,855

DMICP LTIP2 - $131,934

Total - $1,110,842

Participants in our tax-qualified 401(k) plan may contribute up to 25% of base salary. Amounts in excess of the Internal Revenue Code limitations are contributed to the NQSSP. In addition, we make a matching contribution equal to 50% of up to the first 8% of compensation contributed by the participant. Employee and company matching contributions to the NQSSP are nonforfeitable at all times. NQSSP contributions are credited with earnings that match the performance of publicly available investment funds or our stock performance, as elected by the participant. Each of the NQSSP investment options is available under our tax qualified 401(k) plan for salaried employees. The NQSSP provides for payment following termination of employment in a lump sum or up to 20 annual installments. All amounts accumulated and unpaid under the NQSSP must be paid in a lump sum within 15 calendar days following a change in control.

The DMICP provides the opportunity to defer, until termination of employment or beyond, the receipt of all or a portion of bonuses earned under the MICP and LTIP Awards. The DMICP provides that a participant may choose, at the time the MICP deferral election is made, between two investments. Under the Stock Investment Option, earnings on deferred amounts will accrue at a rate that tracks the performance of our common stock (including reinvestment of dividends). Under the Interest Investment Option, earnings on deferred amounts will accrue at a rate equivalent to the then published rate for computing the present value of future benefits under Cost Accounting Standard No. 415, Deferred Compensation. Amounts attributable to the Stock Investment Option will be paid in shares of our common stock. Fifty percent of any LTIP award is mandatorily deferred for two years to the Stock Investment Option and remains subject to the continued employment requirements of the award. All amounts accumulated under the DMICP must be paid in a lump sum within 15 days following a change in control. Executive deferrals to a company stock component of these plans are a method for satisfying our stock ownership guidelines.

EXECUTIVE COMPENSATION

PENSION BENEFITS
Name	Plan Name[1]	Number of Years Credited Service	Present Value of Accumulated Benefit[2],3	Payments During Last Fiscal Year
		(#)	($)	($)
(a)	(b)	(c)	(d)	(e)
Robert J. Stevens Chairman, President & Chief Executive Officer	Lockheed Martin Corporation Retirement Income Plan III	10.6	162,181	0
	Lockheed Martin Corporation Retirement Income Plan	9.0	243,983	0
	Lockheed Martin Corporation Supplemental Retirement Plan	-	7,437,029	0
Robert B. Coutts [4] Executive Vice President Electronic Systems	Lockheed Martin Corporation Retirement Income Plan	34.4	1,046,191	0
	Lockheed Martin Corporation Supplemental Retirement Plan	-	8,527,094	0
	Lockheed Martin Supplementary Pension Plan for Transferred Employees of GE Operations	-	1,364,386	0
Michael F. Camardo [4] Executive Vice President Information & Technology Services	Lockheed Martin Corporation Retirement Income Plan	42.4	1,393,437	0
	Lockheed Martin Corporation Supplemental Retirement Plan	-	9,171,060	0

Stanton D. Sloane [4] Executive Vice President Integrated Systems & Solutions	Lockheed Martin Corporation Retirement Income Plan	22.2	636,855	0
	Lockheed Martin Corporation Supplemental Retirement Plan	-	2,940,128	0
	Lockheed Martin Supplementary Pension Plan for Transferred Employees of GE Operations	-	475,323	0
Ralph D. Heath Executive Vice President Aeronautics	Lockheed Martin Corporation Retirement Plan for Certain Salaried Employees	30.6	981,039	0
	Lockheed Martin Corporation Supplemental Retirement Plan	-	3,897,792	0
Christopher E. Kubasik Executive Vice President & Chief Financial Officer	Lockheed Martin Corporation Retirement Income Plan	7.2	115,020	0
	Lockheed Martin Corporation Supplemental Retirement Plan	-	813,695	0

NOTES TO TABLE:

(1)    The Lockheed Martin Corporation Supplemental Retirement Plan and the Lockheed Martin Supplementary Pension Plan for Transferred Employees of GE Operations (collectively, the “SERPS”) provide benefits in excess of the benefit payable under our tax-qualified plans. All service recognized under the tax-qualified plans is recognized under the SERPs although a benefit would be earned under the SERPs only in years when the employee’s total accrued benefit would exceed the benefit accrued under the qualified plans.

EXECUTIVE COMPENSATION

(2)    The amounts in column (d) were computed using the same assumptions we used for financial statement reporting purposes under FAS 87 and described in Note 12 to our financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2006, except that the amounts were calculated based on benefits commencing at age 60 for Messrs. Stevens, Coutts, Sloane, Heath and Kubasik. We used age 60 rather than the plans’ normal retirement age of 65 because an employee may commence receiving pension benefits at age 60 without any reduction for early commencement. A portion of Mr. Stevens’ and Mr. Heath’s benefit was earned under grandfathered plans that apply a reduction for early commencement at age 60. The amounts shown for Messrs. Stevens and Heath reflect the reduction for early commencement of the benefit. Mr. Camardo is age 65 and the amount in column (d) is based on a benefit payable at age 65. Amounts paid under our plans use assumptions contained in the plans and may be different than those used for financial statement reporting purposes.

(3)    Only the benefit payable under the Supplemental Retirement Plan is payable in the form of a lump sum. If an executive elected a lump sum payment, the amount of the lump sum would be based on plan assumptions and not the assumptions used for financial statement reporting purposes. As a result the actual lump sum payment would be an amount different than what is reported in this table. Because the discount rate used for financial statement purposes (5.875%) was higher than the plan rate of 4% on December 31, 2006 (PBGC rate for terminating pension plans plus 1%), the lump sum payment would be larger than the amount shown in this table. The age of the executive at retirement would also impact the size of the lump sum payment. The amount using plan assumptions is shown on the Payments on Account of Termination, Retirement, Change in Control, Disability, Death table.

(4)    Messrs. Camardo, Coutts and Sloane participated in a plan that, prior to 1995, required employee contributions as a condition to participation. In addition, employees could elect to contribute amounts in addition to the required amounts. The employee contributions for the period after 1988 are accounted for separately and may be paid in the form of an annuity or lump sum following retirement. Interest in 2006 on the required portion of the contributions (the “PPA”) was credited at the lesser of the Plan Rate or 120% of the Applicable Federal Rate in January 2006 (4.24%). Interest in 2006 for the voluntary portion of the contributions (the “VPA”) was credited at the greater of the Plan Rate or 120% Applicable Federal Rate in January 2006. The Plan Rate was determined at the beginning of 2006 and was equal to the 3-year average of the annual 10-year constant maturity yield (semi-annual basis) on U.S. Treasury Securities for the preceding three years (5.39%). The amounts payable are as follows:

Name	12/31/2005 Monthly Annuity	12/31/2006 Monthly Annuity	12/31/2005 Lump Sum Payable	12/31/2006 Lump Sum Payable
Mr. Coutts	$263.93	$282.73	$47,427.53	$49,476.36
Mr. Camardo	$388.94	$419.03	$58,881.51	$61,378.09
Dr. Sloane	$211.70	$227.03	$38,324.43	$40,031.78

During 2006, the named executive officers participated in the Lockheed Martin Retirement Program (“LMRP”), which is made up of a number of component pension plans, including the:

•	Lockheed Martin Corporation Retirement Income Plan (the “Martin Plan”) which covers former Martin Marietta employees;
•	Lockheed Martin Corporation Retirement Income Plan III (the “Loral Plan”) which covers former Loral Corporation employees; and
•	Lockheed Martin Corporation Retirement Plan for Certain Salaried Employees (the “Lockheed Plan”) which covers former Lockheed employees.

EXECUTIVE COMPENSATION

The calculation of retirement benefits under the LMRP is determined by a formula which takes into account the participant’s years of credited service and average compensation for the highest three years of the last ten years of employment. Average compensation includes the employee’s normal rate of pay (without overtime), bonuses earned under the MICP and lump sum payments in lieu of a salary increase. Normal retirement age is 65; however, benefits are payable as early as age 55 at a reduced amount or without reduction at age 60. Certain employees who retire between ages 60 and 62 are eligible for supplemental payments ending at age 62. Benefits are payable as a monthly annuity for the lifetime of the employee, as a joint and survivor annuity, as a life annuity with a five or ten year guarantee, or as a level income annuity.

The calculation of retirement benefits under the Loral Plan is based on a number of formulas, some of which take into account the participant’s years of credited service and pay over the career of the employee. Certain other formulas in the Loral Plan are based upon the final average compensation and credited service of the employee. Pay under certain formulas in the Loral Plan currently includes salary, commissions, overtime, shift differential, lump sum pay in lieu of a salary increase, MICP bonuses awarded that year, and 401(k) and pre-tax contributions. The Loral Plan also contains a Personal Retirement Provision (PRP) which is an account balance based on past allocations. This account balance is available as a lump sum at termination or can be converted to an annuity. A portion of Mr. Stevens’ pension was earned under the Loral Plan.

The named executive officers also participate in nonqualified supplemental retirement plans. These supplemental plans pay benefits in excess of Internal Revenue Code limits on qualified plan benefits or in some instances in accordance with a grandfathered or special pension formula. The supplemental plans generally pay benefits at the same time and in the same form as benefits are paid under the LMRP, although lump-sum payments are available under some supplemental plans.

Messrs. Stevens, Coutts, Camardo, Heath and Sloane qualify for early retirement under the LMRP, based upon having attained age 55 with at least five years of service. Mr. Kubasik does not qualify for early retirement at this time.

EXECUTIVE COMPENSATION

PAYMENTS ON ACCOUNT OF TERMINATION, RETIREMENT, CHANGE IN CONTROL, DISABILITY, DEATH

In the event of a termination, our plans provide for payment of benefits earned during the course of an employee’s service or accelerated vesting of previously granted benefits. The named executive officers are employees at will and do not have agreements providing for benefits in the event of a change in control. No special or additional benefits or tax gross-ups are provided. The chart below summarizes the benefits that become payable to a named executive officer at, following, or in connection with any termination, including without limitation resignation, severance, retirement or a constructive termination of a named executive officer, or a change in control of the registrant under the terms of our benefit plans. Our plans do not contain specific provisions regarding termination for cause. In addition to the plans included in the tables below, as part of insuring an orderly transition following Mr. Camardo’s retirement on April 1, 2007, we have agreed to retain him as a consultant for 18 months at a rate of $25,000 per month plus reimbursement for travel and home office expenses.

The chart is limited to executive benefits and does not include benefits available generally to salaried employees such as 401(k) and other defined contribution plans, severance or retiree medical benefits.

SUMMARY OF PAYMENT TRIGGERS
Plan	Retirement	Change In Control	Death/Disability/ Layoff	Divestiture[1]	Termination/ Resignation
Pension[2]	Payable on a reduced basis at age 55; payable on a non-reduced basis at age 60; steeper reduction for early commencement at age 55 for terminations prior to age 55 than for terminations after age 55.		Spousal benefit as required by law in event of death unless waived by participant; no provision for disability. Layoff between age 53 and 55 or before age 55 with 25 years of service is eligible for the more favorable actuarial reductions for participants terminating at age 55.	No provisions; absent a negotiated transfer of liability to buyer, treated as retirement or termination.	Payable on a reduced basis at age 55; payable on a non-reduced basis at age 60; steeper reduction for early commencement at age 55 for terminations prior to age 55 than for terminations after age 55.
• Qualified Pension	Annuity form only.	No provision.	Annuity form only.		Annuity form only.
• NonQual Pension[2]	Annuity or lump sum at election of employee.	Lump sum payment of accrued benefit.	Annuity or lump sum at election of employee or spouse.		Annuity or lump sum at election of employee.
LTIP	Prorated payment at the end of the three year performance period for retirement during that period. Payment for retirement during two year mandatory deferral period based on closing price for our stock.	Immediate prorated payment following change in control for event occurring during performance period. Immediate payment for change in control during two year mandatory deferral period based on closing price for our stock.	Prorated payment at the end of the three year performance period for death, disability or layoff during that period. Payment in event of death, disability or layoff during two year mandatory deferral period based on closing price for our stock.	Prorated payment at the end of the three year performance period for divestiture during that period. Payment for divestiture during two year mandatory deferral period based on closing price for our stock.	Forfeit if termination occurs prior to age 55; termination on or after age 55 treated as retirement.

EXECUTIVE COMPENSATION

SUMMARY OF PAYMENT TRIGGERS
Plan	Retirement	Change In Control	Death/Disability/ Layoff	Divestiture[1]	Termination/ Resignation
Options	Forfeit unvested options if retirement occurs prior to 1 year anniversary of date of grant. If retirement occurs after 1 year anniversary, 10 yr. term of options unaffected and unvested options become exercisable on date the options would have otherwise vested.	Immediate vesting.	Immediate vesting in event of death/ disability. In the case of layoff, unvested options become exercisable on date the options would have otherwise vested. 10 yr. term of options unaffected.	Term of options limited to 5 years; options become exercisable on date the options would have otherwise vested.	Forfeit unvested options if termination occurs prior to age 55; resignation on or after 55 treated as retirement.
RSUs	Forfeit unvested RSUs if retirement occurs prior to 1 year anniversary of date of grant; otherwise vest in one-third increments for each full year of service following date of grant. For Mr. Stevens, RSUs forfeited if retirement is prior to 2/1/07 with incremental vesting for termination between 2/1/07 and 9/8/16.	Immediate vesting.	Immediate vesting, following death or disability. Forfeit unvested RSUs if layoff occurs prior to one year anniversary of date of grant; otherwise vest in one-third increments for each full year of service following date of grant.	Immediate vesting.	Forfeit unvested RSUs if termination occurs prior to age 55; termination on or after 55 treated as retirement.
RSAs	Immediate vesting if retirement occurs after age 65.	Double trigger vesting; following change in control, vesting occurs following termination by executive for good cause within two years.	Immediate vesting.	Immediate vesting.	Forfeit unvested RSAs if termination occurs prior to age 65.
MICP[3]	Full year payment.	No provision.	No provision for death; practice is to prorate for death after 6/30. May prorate for disability or layoff after 6/30.	No provision.	Full year payment.

EXECUTIVE COMPENSATION

SUMMARY OF PAYMENT TRIGGERS
Plan	Retirement	Change In Control	Death/Disability/ Layoff	Divestiture[1]	Termination/ Resignation
DMICP[4]	Lump sum or installment payment in accordance with participant elections.	Immediate lump sum payment.	Lump sum or installment payment.	Follows termination provisions.	Lump sum if termination is prior to age 55; after age 55, lump sum or installment payment in accordance with participant elections.
NQSSP[5]	Lump sum or installment payment in accordance with participant elections.	Immediate lump sum payment.	Lump sum for death; for disability or layoff, lump sum or installment payment in accordance with participant elections.	Lump sum or installment payment in accordance with participant elections.	Lump sum or installment payment in accordance with participant elections.
PRDB[6]	No payment triggered by retirement but retirement on or after age 55 establishes eligibility.	No provision.	No payment.	No provision.	No payment triggered by resignation but resignation establishes eligibility if occurs after age 55 and before 12/31 of year of attainment of age 65 and officer does not accept full time employment with another entity.

NOTES TO TABLE:

(1)    Divestiture is defined as a transaction which results in the transfer of control of a business operation to any person, corporation, association, partnership, joint venture or other business entity of which less than 50% of the voting stock or other equity interests (in the case of entities other than corporations) is owned or controlled directly or indirectly, by us, one or more of our subsidiaries or by a combination thereof following the transaction.

(2)    See Pension Benefit table for present value of accumulated benefit.

(3)    See Grant of Plan-Based Awards table for quantification.

(4)    See Non-Qualified Deferred Compensation table for amount.

(5)    See Non-Qualified Deferred Compensation table for amount.

(6)    The Lockheed Martin Post-Retirement Death Benefit Plan for Elected Officers (“PRDB”) provides a death benefit for retired elected officers at a level of 1.5 times the officer’s base salary at the time of retirement. On December 7, 2006, the Board of Directors amended the PRDB to limit participation to employees elected as corporate officers prior to January 1, 2007.

EXECUTIVE COMPENSATION

The following charts quantify the payments under executive compensation plans as a result of a change in vesting provisions in stock options, RSUs, RSAs and LTIP awards and the lump sum payable under supplemental pension plans that would be made assuming a termination event occurred on

December 31, 2006. Payments under other plans do not change as a result of the termination event and quantification of those payments are found elsewhere in this proxy or are paid under plans available generally to salaried employees.

PAYMENT ON ACCOUNT OF TERMINATION, RETIREMENT, CHANGE IN CONTROL, DISABILITY, DEATH
Name		Retirement	Change In Control	Death/ Disability/Layoff	Divestiture	Termination/ Resignation[9]
		$	$	$	$	$
Robert J. Stevens Chairman, President & Chief Executive Officer	Pension SERP[1]	9,413,889	9,413,889	9,413,889	9,413,889	9,413,889
	LTIP 06-08[2]	2,591,739	2,863,800	2,591,739	2,591,739	2,591,739
	LTIP 05-07[3]	5,669,500	5,669,500	5,669,500	5,669,500	5,669,500
	LTIP 04-06[4]	1,800,000	1,800,000	1,800,000	1,800,000	1,800,000
	Options 2/06[5]	0	7,230,000	7,230,000	7,230,000	0
	Options 1/05	6,852,000	6,852,000	6,852,000	6,852,000	6,852,000
	Options 1/04	2,496,695	2,496,695	2,496,695	2,496,695	2,496,695
	RSUs 2/06[6]	0	12,153,240	12,153,240	0	0
	RSAs[6]	0	4,603,500	4,603,500	4,603,500	0
	Post Ret. Death Ben.[7]	2,280,000	0	0	0	2,280,000
Robert B. Coutts Executive Vice President Electronic Systems	Pension SERP[1]	10,748,406	10,748,406	10,748,406	10,748,406	10,748,406
	LTIP 06-08[2]	512,321	566,100	512,321	512,321	512,321
	LTIP 05-07[3]	1,133,900	1,133,900	1,133,900	1,133,900	1,133,900
	LTIP 04-06[4]	765,000	765,000	765,000	765,000	765,000
	Options 2/06[5]	0	1,048,350	1,048,350	1,048,350	0
	Options 1/05	1,370,400	1,370,400	1,370,400	1,370,400	1,370,400
	Options 1/04	998,695	998,695	998,695	998,695	998,695
	RSUs 2/06[6]	0	644,490	644,490	644,490	0
	RSAs[6]	0	2,301,750	2,301,750	2,301,750	0
	Post Ret. Death Ben.[7]	1,275,000	0	0	0	1,275,000
Michael F. Camardo Executive Vice President Information & Technology Services	Pension SERP[1]	9,920,174	9,920,174	9,920,174	9,920,174	9,920,174
	LTIP 06-08[2]	452,048	499,500	452,048	452,048	452,048
	LTIP 05-07[3]	1,000,500	1,000,500	1,000,500	1,000,500	1,000,500
	LTIP 04-06[4]	675,000	675,000	675,000	675,000	675,000
	Options 2/06[5]	0	867,600	867,600	867,600	0
	Options 1/05	1,142,023	1,142,023	1,142,023	1,142,023	1,142,023
	Options 1/04	856,000	856,000	856,000	856,000	856,000
	RSUs 2/06[6]	0	506,385	506,385	506,385	0
	RSAs[6]	0	2,301,750	2,301,750	2,301,750	0
	Post Ret. Death Ben.[7]	1,053,000	0	0	0	1,053,000
Stanton D. Sloane Executive Vice President Integrated Systems & Solutions	Pension SERP[1]	3,724,399	3,724,399	3,724,399	3,724,399	3,724,399
	LTIP 06-08[2]	391,775	432,900	391,775	391,775	391,775
	LTIP 05-07[3]	867,100	867,100	867,100	867,100	867,100
	LTIP 04-06[4]	292,500	292,500	292,500	292,500	292,500
	Options 2/06[5]	0	867,600	867,600	867,600	0
	Options 1/05	1,142,023	1,142,023	1,142,023	1,142,023	1,142,023
	Options 1/04	356,695	356,695	356,695	356,695	356,695
	RSUs 2/06[6]	0	506,385	506,385	506,385	0
	RSAs 3/04[6]	0	1,381,050	1,381,050	1,381,050	0
	RSAs 6/04[6]	0	920,700	920,700	920,700	0
	Post Ret. Death Ben.[7]	810,000	0	0	0	810,000

EXECUTIVE COMPENSATION

PAYMENT ON ACCOUNT OF TERMINATION, RETIREMENT, CHANGE IN CONTROL, DISABILITY, DEATH
Name		Retirement	Change In Control	Death/ Disability/Layoff	Divestiture	Termination/ Resignation[9]
		$	$	$	$	$
Ralph D. Heath Executive Vice President Aeronautics	Pension SERP[1]	4,478,704	4,478,704	4,478,704	4,478,704	4,478,704
	LTIP 06-08	391,775	432,900	391,775	391,775	391,775
	LTIP 05-07	867,100	867,100	867,100	867,100	867,100
	LTIP 04-06	292,500	292,500	292,500	292,500	292,500
	Options 2/06[5]	0	867,600	867,600	867,600	0
	Options 1/05	1,142,023	1,142,023	1,142,023	1,142,023	1,142,023
	Options 1/04	285,348	285,348	285,348	285,348	285,348
	RSUs 2/06[6]	0	506,385	506,385	506,385	0
	RSAs[6]	0	1,381,050	1,381,050	1,381,050	0
	Post Ret. Death Ben.[7]	907,500	0	0	0	907,500
Christopher E. Kubasik[8] Executive Vice President & Chief Financial Officer	Pension SERP[1]	0	717,463	1,737,166	0	0
	LTIP 06-08[2]	0	466,200	421,911	421,911	0
	LTIP 05-07[3]	0	900,450	900,450	900,450	0
	LTIP 04-06[4]	0	495,000	495,000	495,000	0
	Options 2/06[5]	0	867,600	867,600	867,600	0
	Options 1/05	0	1,142,023	1,142,023	1,142,023	0
	Options 1/04	0	570,695	570,695	570,695	0
	RSUs 2/06[6]	0	782,595	782,595	782,595	0
	RSUs 9/06[6]	0	828,630	828,630	828,630	0
	RSAs[6]	0	920,700	920,700	0	0
	Post Ret. Death Ben.[7]	0	0	0	0	0

NOTES TO TABLE:

(1)    The SERP lump sum value was calculated using plan assumptions and age of executive as of December 31, 2006. Payments under the SERP do not commence prior to age 55 except in the case of a change in control or death. Mr. Kubasik is the only executive who had not attained age 55 by December 31, 2006 and would only be eligible for an immediate lump sum for a December 31, 2006 termination in the case of a change in control or death. The lump sum payable to him upon change in control has been reduced to reflect early payment. The plan assumptions in effect for December 31, 2006 are: 4% discount rate and 1983 GAM annuity table. In the event of any other termination, Mr. Kubasik’s accrued pension benefits would be payable at age 55.

(2)    Except for change in control, the amount shown for LTIP 06-08 performance cycle is an estimate based on our performance measured using the metrics contained in the award agreement as of December 31, 2006 and then prorating by a factor of .333. The amount shown would not be paid until the conclusion of the three-year performance cycle (December 31, 2008) and could be more or less than the amount in the table, depending upon actual performance. The payment shown for a change in control is based on the formula in the award agreement and would be payable immediately following the change in control.

(3)    Except for change in control, the amount shown for LTIP 05-07 performance cycle is an estimate based on our performance measured using the metrics contained in the award agreement as of December 31, 2006 and then pro-rating by a factor of .667. The actual amount would not be paid until the conclusion of the three-year performance cycle (December 31, 2007) and could be more or less than the amount in the table, depending upon actual performance. The payment shown for a change in control is based on the formula in the award agreement and would be payable immediately following the change in control.

(4)    For the LTIP 04-06 cycle, the amount shown in the table is one-half of the amount shown in column

EXECUTIVE COMPENSATION

(g) of the Summary Compensation Table and represents the portion of the award that is mandatorily deferred as of December 31, 2006 (the end of the 2004-2006 performance cycle). In the event of retirement, layoff, change in control, death, disability or divestiture, the mandatorily deferred portion would be paid in a lump sum.

(5)    The value attributable to the vesting of stock options was based upon the number of unvested stock options multiplied by the difference between the closing price for our stock on December 29, 2006 ($92.07) and the option exercise price. See Outstanding Equity Awards at Fiscal Year-End table for terms of option grants.

(6)    The value attributable to the vesting of RSUs or RSAs was based upon the number of unvested RSUs and RSAs multiplied by the closing price of our stock on December 29, 2006 ($92.07). See Outstanding Equity Awards at Fiscal Year-End table for terms of RSUs and RSAs. All RSUs forfeited for a layoff occurring on December 31, 2006. Neither Mr. Stevens’ RSU agreement nor Mr. Kubasik’s RSA agreement contains vesting provisions for divestiture or layoff.

(7)    The Post-Retirement Death Benefit Plan For Elected Officers provides a death benefit to the executive if the executive terminates employment other than for cause or to accept employment with another employer and the termination occurs after age 55 and before December 31 of the year in which the executive attains 65. Mr. Kubasik is the only executive who has not satisfied the age requirements by December 31, 2006. The benefit is payable upon the death of the executive and not the termination event.

(8)    Mr. Kubasik was not eligible for retirement on December 31, 2006.

(9)    Resignation by executives who are eligible for retirement, for purposes of this chart, is treated as retirement.

EXECUTIVE COMPENSATION

The following table provides information about Lockheed Martin’s equity compensation plans that authorize the issuance of shares of Lockheed Martin common stock to employees and directors. The information is provided as of December 31, 2006.

EQUITY COMPENSATION PLAN INFORMATION
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(#)	($)	(#)
	(a)	(b)	(c)
Equity compensation plans approved by security holders[1,2,3,4,6]	25,107,226	51.65	16,628,475
Equity compensation plans not approved by security holders [5]	1,749,842	—	3,250,158
Total 4, [5,6]	26,857,068	51.65	19,878,633

NOTES TO TABLE:

(1)    Amounts include the IPA Plan, the former Award Plan and the Directors’ Equity Plan, all of which have been approved by the stockholders of the Company.

(2)    As of December 31, 2006 there were 15,729,659 shares available for grant under the IPA Plan as options, SARs, restricted stock or stock units; there are no restrictions on the number of the available shares that may be issued in respect of SARs or stock units. As currently in effect, no more than 28% of shares authorized under the IPA Plan (9,660,000 shares) may be issued as restricted stock. As of December 31, 2006, 1,787,400 shares have been granted as restricted stock under the IPA Plan. Of the 15,729,659 shares available for grant on December 31, 2006, 3,514,100 and 868,820 shares are issuable pursuant to options and RSUs, respectively, granted on January 29, 2007 and 53,975 shares are issuable pursuant to RSUs granted on February 28, 2007. Amounts in column (c) also include 898,816 shares that may be issued under the Directors’ Equity Plan and 5,736 shares that may be issued under the Directors’ Deferred Stock Plan, a plan that was approved by the stockholders in 1995; effective May 1, 1999 no additional shares may be awarded under the Directors’ Deferred Stock Plan. Stock units payable in cash only under the IPA Plan, former Award Plan or other plans sponsored by Lockheed Martin are not included in the table.

(3)    Under the Directors’ Equity Plan, each director may elect to receive stock units, options or a combination of stock units and options with a fair market value on January 15 equal to $90,000; effective November 1, 2006 this amount was increased to $110,000.

(4)    Amounts exclude options granted under equity compensation plans that were subsequently assumed by the Company. Options issued by COMSAT Corporation were assumed as part of the completion of the Company’s acquisition of COMSAT in 2000. At December 31, 2006 a total of 372,217 shares of Lockheed Martin common stock were issuable upon the exercise of the assumed options that remain outstanding. The weighted average exercise price of those outstanding options was $24.02 per share. The amounts also exclude 3,490 stock grants held in a trust pursuant to the Deferred Compensation Plan for Directors of Lockheed Corporation. No further grants may be made under the assumed plans.

(5)    The DMICP was approved by the stockholders in 1996. As adopted originally, phantom stock units were credited to a participant’s account and paid in cash upon termination or retirement. The DMICP was amended by the Board in 2004 to provide for the payment of phantom stock units in stock upon

EXECUTIVE COMPENSATION

termination or retirement. Since the phantom stock units settle in stock upon termination or retirement, there is no weighted average exercise price for the units. As a result, the phantom stock units also were not considered in calculating the total weighted-average exercise price in column (b).

(6)    The maximum number of shares of stock that may be subject to stock options, SARs, restricted stock and stock units granted or issued under the IPA Plan in any calendar year is 1.6% of the Company’s outstanding shares of stock on December 31 of the calendar year immediately preceding the date of grant of the award, calculated in a manner consistent with the method for calculating outstanding shares for reporting the Company’s Annual Report.

PROPOSALS YOU MAY VOTE ON

ELECTION OF DIRECTORS

(Proposal # 1 on Proxy Card)

There are 15 nominees for election to the Board this year, and their biographical information is provided below. Each nominee is currently serving as a director.

Directors are expected to attend the Annual Meeting. All directors nominated for election at the 2006 Annual Meeting attended the 2006 Annual Meeting. All directors are elected to a one-year annual term that will end at the 2008 Annual Meeting. If any of the nominees are unable to stand for reelection at the 2007 Annual Meeting (an event which is not anticipated), the Board may reduce its size or designate a substitute. If a substitute is designated, proxies may vote for the substitute nominee or refrain from voting for any other nominee at their discretion. If any other matters come before the stockholders at the Annual Meeting, the persons holding the proxies will vote in their discretion the shares represented by proxy. Directors’ ages are as of the 2007 Annual Meeting.

Your Board unanimously recommends a vote FOR each of the director-nominees.

Nominees

E. C. “Pete” Aldridge, Jr.

Director since June 2003

Age 68

Under Secretary of Defense (Acquisition, Technology, and Logistics) from May 2001 until his retirement in May 2003. President and Chief Executive Officer of The Aerospace Corporation from March 1992 until May 2001; President of the McDonnell Douglas Electronic Systems

Company from December 1988 until March 1992; Secretary of the Air Force from June 1986 until December 1988; Under Secretary of the Air Force from 1981 until 1986; director of Global Crossing Ltd. and Alion Science and Technology Corporation.

Nolan D. Archibald

Director since April 2002

Age 63

Chairman of the Board and Chief Executive Officer of The Black & Decker Corporation since 1986, President of The Black & Decker Corporation since 1985, and Chief Operating Officer of The Black & Decker Corporation from 1985 to 1986. Held various management positions at

Beatrice Companies, Inc., from 1977 to 1985, including Senior Vice President and President of the Consumer & Commercial Products Group; director of The Black & Decker Corporation, Brunswick Corporation and Huntsman Corporation.

PROPOSALS YOU MAY VOTE ON

Marcus C. Bennett

Director since March 1995

Age 71

Executive Vice President and Chief Financial Officer of Lockheed Martin from July 1996 until his retirement in January 1999, Senior Vice President and Chief Financial Officer of Lockheed

Martin from March 1995 to July 1996; Vice President and Chief Financial Officer of Martin Marietta from 1988 to 1995; director of Martin Marietta Materials, Inc.

James O. Ellis, Jr.

Director since November 2004

Age 59

President and Chief Executive Officer, Institute of Nuclear Power Operations since May 2005. Retired from active duty in July 2004. Admiral and Commander, United States Strategic

Command, Offut Air Force Base, Nebraska from October 2002 until July 2004. Commander in Chief, United States Strategic Command from November 2001 to September 2002. Commander in Chief, U.S. Naval Forces, Europe and Commander in Chief, Allied Forces from October 1998 to September 2000. Deputy Chief of Naval Operations (Plans, Policy and Operations) from November 1996 to September 1998; Level 3 Communications and Inmarsat plc.

Gwendolyn S. King

Director since March 1995

Age 66

President of Podium Prose, a Washington, D.C. speaker’s bureau and speechwriting service, since 2000. Founding Partner, The Directors’ Council, a corporate board search firm, from October 2003 to June 2005; Senior Vice President of Corporate and Public Affairs of PECO

Energy Company (formerly Philadelphia Electric Company) from October 1992 until her retirement in February 1998; Commissioner of the Social Security Administration from August 1989 to September 1992; director of Pharmacia from 1999 to 2003; director of Countrywide Financial Corporation from 2001 to 2004; director of Monsanto Company and Marsh and McLennan Companies, Inc.

James M. Loy

Director since August 2005

Age 64

Senior Counselor, The Cohen Group since 2005. Deputy Secretary of Homeland Security from 2003 to 2005; Administrator, Transportation Security Administration from 2002 to 2003;

Commandant, U.S. Coast Guard from 1998 to 2002; Coast Guard Chief of Staff from 1996 to 1998; Commander of the Coast Guard’s Atlantic Area from 1994 to 1996; director of L-1 Identities Solutions since 2006.

Douglas H. McCorkindale

Director since April 2001

Age 67

Chairman of Gannett Co., Inc. (“Gannett”) from 2001 until his retirement in June 2006; Chief Executive Officer of Gannett from June 2000 to 2005, President of Gannett from 1997 to 2005,

Vice Chairman of Gannett from 1984 to January 2001, Chief Financial Officer of Gannett from 1979 to 1997, Chief Administrative Officer of Gannett from 1985 to 1997; director of Continental Airlines, Inc. and a director or trustee of numerous Mutual Funds in the Prudential Group of Newark, NJ.

PROPOSALS YOU MAY VOTE ON

Eugene F. Murphy

Director since March 1995

Age 71

Vice Chairman and Executive Officer of General Electric Company from September 1997 until his retirement in July 1999, President and Chief Executive Officer of GE Aircraft Engines from

1993 to September 1997, President and Chief Executive Officer of GE Aerospace from 1992 to 1993, Senior Vice President of GE Communications & Services from 1986 to 1992; director of BellSouth Corporation from 1999 to 2004.

Joseph W. Ralston

Director since April 2003

Age 63

Vice Chairman of The Cohen Group, Washington, D.C. since March 2003. Retired from active duty on March 1, 2003. Commander, U.S. European Command and Supreme Allied Commander

Europe, NATO, Mons, Belgium from May 2000 until January 2003. Vice Chairman, Joint Chiefs of Staff, Washington, D.C. from March 1996 to April 2000; since 1965, served in operational command at squadron, wing, numbered air force and major command, as well as various staff and management positions at every level of the Air Force; director of The Timken Company and URS Corporation.

Frank Savage

Director since March 1995

Age 68

Chief Executive Officer of Savage Holdings LLC since August 2001; Chairman of Alliance Capital Management International, a division of Alliance Capital Management LP, an investment management company from 1993 to July 31, 2001; Senior Vice President of The Equitable Life Assurance Society of the United States from 1987 to 1996; Chairman of the Board of Equitable Capital Management Corporation from 1992 to 1993, Vice Chairman of the Board of Equitable Capital Management Corporation from 1986 to 1992; trustee of Johns Hopkins University; former trustee and Chairman of the Board of Trustees of Howard University; director of Enron Corporation from 1999 to 2002; director of Alliance Capital Management L.P. from 1993 to 2004 and Qualcomm Inc. from 1996 to 2004.

James M. Schneider

Director since December 2005

Age 54

Chairman, Frontier Bancshares, Inc. since February 2007; Senior Vice President, Dell Inc. from 2000 to February 3, 2007; Chief Financial Officer, Dell Inc. from 2000 to December 2006. Chief

Information Officer on an interim basis from 1999 to 2000. Senior Vice President of Finance, MCI Communications Corp. from 1993 until joining Dell in 1996. Partner with Price Waterhouse from 1983-1993. Held various management positions with Price Waterhouse from 1974-1983; director of The Gap, Inc., and General Communication, Inc. The Board has determined that Mr. Schneider meets the SEC’s criteria of an “audit committee financial expert.”

PROPOSALS YOU MAY VOTE ON

Anne Stevens

Director since September 2002

Age 58

Chairman, President and Chief Executive Officer of Carpenter Technology Corporation since November 1, 2006. Executive Vice President, Ford Motor Company and Chief Operating

Officer, The Americas, from November 2005 until her retirement in October 2006; Group Vice President, Canada, Mexico and South America, Ford Motor Company from October 2003 to October 2005, Vice President, North America Vehicle Operations of Ford Motor Company from August 2001 to October 2003, Vice President, North America Assembly Operations of Ford Motor Company from April 2001 to August 2001. Held various management positions at Ford Motor Company from 1990, including executive director in Vehicle Operations in North America. Held various engineering, manufacturing and marketing positions at Exxon Chemical Co. before joining Ford. Member of the National Academy of Engineering and Trustee of Drexel University.

Robert J. Stevens

Director since October 2000

Age 55

Chairman of Lockheed Martin since April 2005, Chief Executive Officer of Lockheed Martin since August 2004, President of Lockheed Martin since October 23, 2000, Chief Operating

Officer of Lockheed Martin from October 2000 to August 2004, Executive Vice President and Chief Financial Officer of Lockheed Martin from October 1999 to March 2001, Vice President of Strategic Development of Lockheed Martin from November 1998 to October 1999; President and Chief Operating Officer of the former Lockheed Martin Energy and Environment Sector from January 1998 to June 1999; President of Lockheed Martin Air Traffic Management Division from June 1996 through January 1998; Executive Vice President and Senior Vice President and Chief Financial Officer of Air Traffic Management from December 1993 to May 1996; General Manager of Loral Systems Manufacturing Company from 1987 to 1993; director of Monsanto Company.

James R. Ukropina

Director since March 1995

Age 69

Chief Executive Officer, Directions, LLC, since 2002; Partner of O’Melveny & Myers LLP from 1992 – 2000; member of the Board of Trustees of Stanford University from 1990 to 2000;

director of Trust Company of the West, Pacific Life Insurance Company, Central Natural Resources, Inc. and Internet Brands.

Douglas C. Yearley

Director since March 1995

Age 71

Chairman Emeritus of the Board of Phelps Dodge Corporation (“Phelps Dodge”) since May 2000, Chairman of the Board of Phelps Dodge from 1989 until his retirement in May 2000,

Chief Executive Officer of Phelps Dodge from 1989 to 1999, President of Phelps Dodge from 1991 to 1997, Executive Vice President of Phelps Dodge from 1987 to 1989, President of Phelps Dodge Industries, a division of Phelps Dodge, from 1988 to 1990, Senior Vice President of Phelps Dodge from 1982 to 1986; director of United States Steel Corporation, Marathon Oil Corporation and Heidrick & Struggles International, Inc. The Board has determined that Mr. Yearley meets the SEC’s criteria of an “audit committee financial expert.”

We recommend that you vote FOR the election of these directors.

PROPOSALS YOU MAY VOTE ON

RATIFICATION OF APPOINTMENT OF

INDEPENDENT AUDITORS

(Proposal #2 on Proxy Card)

The Audit Committee ( the “Committee”) has appointed Ernst & Young LLP, an independent registered public accounting firm, as the independent auditors to audit our books, records and accounts for the year ending December 31, 2007. Ernst & Young LLP served as our independent public accountants in 2006. The services provided to the Corporation by Ernst & Young LLP for the last fiscal year are described under the caption “Fees Paid to Independent Auditors” below. Stockholder approval of the appointment is not required. The Board believes that obtaining stockholder ratification of the appointment is a sound governance practice. If the stockholders do not vote on an advisory basis in favor of Ernst & Young LLP, the Committee will reconsider whether to hire the firm and may retain Ernst & Young LLP or hire another firm without resubmitting the matter for stockholders to approve. The Committee retains the discretion at any time to appoint a different independent auditor.

Representatives of Ernst & Young LLP are expected to be available at the Annual Meeting to respond to appropriate questions and to make a statement if they desire.

Your Board unanimously recommends a vote FOR the ratification of appointment of Ernst & Young LLP as independent auditors in 2007.

Pre-Approval of Audit Services

The Committee pre-approves all audit, audit-related, tax and other services performed by the independent auditor. The Committee pre-approves specific categories of services up to pre-established fee thresholds. Unless the type of service has been pre-approved, the Committee must approve that specific service before the independent auditor may perform it. In addition, separate approval is required if the amount of fees for any pre-approved category of service exceeds the fee thresholds established by the Committee. The Committee may delegate to one or more of its members pre-approval authority with respect to permitted services provided that the member must report any pre-approval decisions to the Committee at its next scheduled meeting.

Fees Paid to Independent Auditors

The following table presents the fees billed by Ernst & Young LLP, an independent registered public accounting firm, for audit, audit-related services, tax services and all other services rendered for 2006 and 2005.

Ernst & Young Fees	2006	2005
Audit Fees[1]	$15,800,000	$14,300,000
Audit-Related Fees[2]	$100,000	$300,000
Tax Fees[3]	$3,300,000	$2,400,000
All Other Fees[4]	$200,000	$80,000

PROPOSALS YOU MAY VOTE ON

NOTES TO TABLE:

(1)    Audit fees principally include those for services related to the annual audit of the consolidated financial statements, the audit of internal control over financial reporting under Section 404 of the Sarbanes- Oxley Act, statutory audits of foreign subsidiaries, SEC registration statements and other filings, and consultation on accounting matters.

(2)    Audit-related fees principally include those for services related to employee benefit plan audits and acquisitions and divestitures.

(3)    Tax fees principally include domestic tax advisory services related to state and local tax services, export sales, and other tax matters, and tax compliance services for foreign subsidiaries.

(4)    All other fees principally include those for government contracting services.

All fees were pre-approved in accordance with the Committee’s pre-approval policy. The Committee considered and concluded that the provision of those services by Ernst & Young LLP was compatible with the maintenance of the auditor’s independence in conducting its auditing functions.

PROPOSALS YOU MAY VOTE ON

STOCKHOLDER PROPOSALS

The following stockholder proposals and related supporting statements represent the views of the stockholders who submitted them, and not the views of Lockheed Martin Corporation. Lockheed Martin Corporation is not responsible for, and does not endorse, the content of any stockholder proposal or supporting statement. These stockholder proposals and supporting statements are included in this proxy statement pursuant to rules established by the SEC.

STOCKHOLDER PROPOSAL

By Evelyn Y. Davis

(Proposal #3 on Proxy Card)

Mrs. Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue, N.W., Suite 215, Washington, D.C. 20037, the owner of 648 shares of Common Stock of the Company has notified Lockheed Martin Corporation that she intends to present the following proposal at this year’s annual meeting:

RESOLVED: “That the shareholders recommend that the Board take the necessary steps that Lockheed Martin specifically identify by name and corporate title in all future proxy statements those executive officers, not otherwise so identified, who are contractually entitled to receive in excess of $500,000 annually as a base salary, together with whatever other additional compensation bonuses and other cash payments were due them.”

REASONS: “In support of such proposed Resolution it is clear that the shareholders have a right to comprehensively evaluate the management in the manner in which the Corporation is being operated and its resources utilized.” “At present only a few of the most senior executive officers are so identified, and not the many other senior executive officers who should contribute to the ultimate success of the Corporation.” “Through such additional identification the shareholders will then be provided an opportunity to better evaluate the soundness and efficacy of the overall management.” “Last year the owners of 21,458,151 shares, representing approximately 7% of shares voting, voted FOR this proposal.”

“If you AGREE, please mark your proxy FOR this proposal.”

Your Board unanimously recommends a vote AGAINST this Proposal.

We are committed to performing in the best interests of our stockholders, customers and employees. To fulfill that commitment, we believe that management should be held accountable and, as a result, have adopted a compensation philosophy for all employees, including executives, to pay for performance at competitive market rates for each skill or job discipline. The Management Development and Compensation Committee, which is comprised entirely of independent directors, carefully reviews and evaluates the performance of our leadership team. We base salaries and bonuses on a variety of factors, including pay practices among a comparator group of companies (see page 27 of the Compensation Discussion and Analysis in the Corporation’s 2007 Proxy Statement), successful performance and completion of established objectives and adherence to our values and ethics program. We believe that our Corporation’s current public disclosures throughout this proxy statement and as otherwise reflected in our SEC filings fully describe the compensation structure and objectives for our management. We are committed to clarity and transparency in the disclosure of our executive compensation.

To succeed, we must continue to attract and retain the best talent in our executive ranks. Competition for talented individuals is fierce. Disclosure of key employee salaries and bonuses, beyond that required by law and that provided by competitors, could place Lockheed Martin at a competitive disadvantage. Disclosure of that information could provide competitive information about key employees that might invite recruitment by our competitors and could hamper our ability to attract and retain key talent. As such, we do not believe that this proposal ultimately serves the best interests of stockholders.

For these reasons, your Board unanimously recommends a vote AGAINST the proposal.

PROPOSALS YOU MAY VOTE ON

STOCKHOLDER PROPOSAL

By John Chevedden

(Proposal #4 on Proxy Card)

Mr. John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, the owner of 100 shares of Common Stock of the Company has notified Lockheed Martin Corporation that he intends to present the following proposal at this year’s annual meeting:

4 – Shareholder Vote on Executive Pay

RESOLVED, shareholders ask our board of directors to adopt a policy that shareholders be given the opportunity to vote on an advisory management resolution at each annual meeting to approve the Compensation Committee report in the proxy statement.

The policy should provide that appropriate disclosures will be made to ensure that stockholders fully understand that the vote is advisory, will not affect any person’s compensation and will not affect the approval of any compensation-related proposal submitted for a vote of stockholders at the same or any other meeting of stockholders.

It is essential that the disclosure for this annual vote include disclosure of the percentage of total executive pay and benefits that are performance-based – meaning linked to demonstrable performance criteria measured by our company’s performance compared to its peer companies.

The current rules governing senior executive compensation do not give stockholders enough influence over pay practices. In the United Kingdom, public companies allow stockholders to cast an advisory vote on the “directors remuneration report.” Such a vote is not binding, but allows stockholders a clear voice that could help reduce excessive pay. Stockholders do not have any mechanism for providing ongoing input at our company. See “Pay Without Performance” by Lucian Bebchuk and Jesse Fried.

It is also important to take one step forward and support this one proposal since our 2006 governance standards were not impeccable. For instance in 2006 it was reported (and certain concerns are noted):

•	The Corporate Library (TCL) http://www.thecorporatelibrary.com/ a pro-investor research firm rated our company:

“F” in Corporate Governance.

“High Concern” in Executive Pay.

“Very High Concern” on Board Composition.

“High” in Overall Governance Risk Assessment.

•	Two directors were designated “Accelerated Vesting” directors due to service on boards that accelerated the vesting of stock options just prior to implementation of FAS 123R.
•	Five directors were CEOs – Independence and over-commitment concerns.
•	Five directors had potential conflicts of interest due to their non-director links to our company.
•	Mr. Savage was designated a “Problem Director” by The Corporate Library due to his service on the Enron board at the time of Enron’s collapse.

Additionally:

•	We had no Lead Director or Independent Chairman.
•	We had 15 directors – Unwieldy board concern and CEO-dominance concern.
•	Our Directors still had a $1 million gift program – Conflict of interest concern.
•	Six of our directors also served on boards rated D or F by the Corporate Library:

1) Mr. Ralston	Timken (TKR)	D-rated

2 Mr. Bennett	Martin Marietta (MLM)	D-rated

3) Mr. Yearly	Heidrick & Struggles (HSII)	D-rated

4) Ms. King	Countrywide Financial (CFC)	F-rated

5) Mr. Aldridge	Global Crossing (GLBC)	D-rated
6) Mr. Schneider	The Gap (GPS)	D-rated

PROPOSALS YOU MAY VOTE ON

The above status shows there is room for improvement and reinforces the reason to take one step forward now and vote yes for:

Shareholder Vote on Executive Pay

Yes on 4

Your Board unanimously recommends a vote AGAINST this Proposal.

As discussed in the Compensation Discussion and Analysis of this Proxy Statement on page 27, the Management Development and Compensation Committee (“MD&C Committee”) has in place a thoughtful, performance-based process for determining executive compensation consistent with the best interests of stockholders. The process responsibly achieves the purpose of hiring and retaining the best available talent to maintain competitiveness. We seek and listen to input from our stockholders. Stockholders most recently had the opportunity to express their views and vote on the adoption of performance goals within the Lockheed Management Incentive Compensation Plan at the 2006 Annual Meeting and on our equity programs when we submitted the Lockheed Martin Incentive Performance Award Plan to the stockholders for approval at the 2005 Annual Meeting.

We provide detailed disclosure in our proxy statement to assist stockholders in understanding our executive compensation program. These disclosures summarize the compensation arrangements for Lockheed Martin’s chief executive officer and other highly paid executive officers. We believe that our compensation policies and programs effectively serve the interests of our stockholders by motivating executives in a manner that enhances the value of the Corporation for the benefit of all stockholders. The MD&C Committee, which is comprised entirely of independent directors, reviews each component of the chief executive officer’s and other executive officers’ compensation and receives advice directly from an external executive compensation consulting firm as part of its review. All members of the MD&C Committee are held accountable to stockholders through the annual election process.

We are concerned that adopting this practice at Lockheed Martin could put us at a competitive disadvantage and negatively affect stockholder value.

We believe that human capital is our most important asset, and that adoption of this proposal could lead to a perception among senior executives that compensation opportunities at Lockheed Martin may be negatively affected by this practice when compared to opportunities at other companies.

For these reasons, your Board unanimously recommends a vote AGAINST the proposal.

STOCKHOLDER PROPOSAL

By The Sisters of Mercy of the Americas, Regional Community of Detroit Charitable Trust and Other Groups

(Proposal #5 on Proxy Card)

The Sisters of Mercy of the Americas, Regional Community of Detroit, 29000 Eleven Mile Road, Farmington Hills, Michigan 48336-1405, the owner of 1,500 shares of Common Stock of the Company; the Mercy Investment Program, 205 Avenue C, #10E, New York, New York 10009, the owner of 100 shares of Common Stock of the Corporation; the Congregation of Sisters of St. Agnes, 320 County Road K, Fond du Lac, Wisconsin 54935, the owner of 32 shares of Common Stock of the Corporation; the Congregation of the Sisters of Charity of the Incarnate Word, P. O. Box 230969, 6510 Lawndale, Houston, Texas 77223-0969, the owner of 100 shares of Common Stock of the Corporation; the Dominican Sisters of Springfield Illinois, Sacred Heart Convent, 1237 West Monroe Street, Springfield, Illinois 62704, the owner of 50 shares of Common Stock of the Corporation; the Nuns of the Third Order of St. Dominic, Dominican Sisters, 3600 Broadway, Great Bend, Kansas 67530-3692, the owner of 50 shares of Common Stock of the Corporation; the School Sisters of Notre Dame Cooperative Investment Fund, Social Responsibility Office, 336 East Ripa Avenue, St. Louis, Missouri 63125-2800, the owner of 108 shares of Common Stock of the Corporation; the Sisters of Saint Joseph, Mount Saint Joseph Convent, 9701 Germantown Avenue, Philadelphia, Pennsylvania 19118-2693, the owner of 50 shares of Common Stock of the Corporation; The Literary Society of Saint Catharine of Siena, 2645 Bardstown Road, St. Catharine, Kentucky 40061-9435, the owner of 9 shares of Common Stock of the Corporation; The Sisters of St. Francis of Philadelphia, Office of Corporate Social Responsibility, 609 South Convent Road, Aston, Pennsylvania 19014-1207, the owner of

PROPOSALS YOU MAY VOTE ON

at least $2,000 worth of Lockheed Martin Common Stock of the Corporation; the Sisters of Charity of Saint Elizabeth, P. O. Box 476, Convent Station, New Jersey 07961-0476, the owner of 100 shares of Common Stock of the Corporation; and the Dominican Sisters, St. Mary of the Springs, 2320 Airport Drive, Columbus, Ohio 43219-2098, the owner of 9 shares of Common Stock of the Corporation have notified Lockheed Martin Corporation that they intend to present the following proposal at this year’s annual meeting:

DEPLETED URANIUM and NWP

FACILITIES MANAGEMENT

Lockheed Martin 2007

Whereas:

Managing nuclear waste and using nuclear materials, particularly depleted uranium-enhanced war materiel, are international problems. Depleted uranium (DU)—a long-lived radioactive and toxic waste—is a byproduct of enriching uranium. It is pyrophoric, burning spontaneously on impact. When a DU shell hits its target, it burns, losing anywhere from 40% to 70% of its mass and dispersing a fine dust that can be carried long distances by winds or absorbed directly into the soil and groundwater. It presents a severe respiratory hazard for military and civilian personnel.

Production, transport and storage of DU and application of DU in weapons manufacturing impacts health and safety of workers and residents of communities surrounding manufacturing facilities, as well as military personnel. We believe this could lead to increased healthcare costs, worker compensation claims, damage to the water table and property loss cases.

The Department of Defense in its 2001 base closings report has conceded DU ammunitions, missile components, warheads and air-launched projectiles tested at military bases in 36 U.S. states have caused contamination.

Lockheed Martin is the Number 1 Department of Defense contractor with $20 billion in contracts (100 Companies Receiving The Largest Dollar Volume of Prime Contract Awards – Fiscal Year 2005) and the Number 3 Department of Energy contractor, which includes management of sites such as Sandia Laboratories, a key component of U.S. nuclear weapons evolution. (Top 25 Energy Department Contractors, Governance Executive, August 15, 2006)

Resolved:  the shareholders request the Board of Directors to make available to all shareholders within six months of the annual meeting, a written report on Lockheed Martin’s depleted uranium and other nuclear weapons related involvement, excluding confidential and proprietary information.

Statement of Support:

We believe corporations developing and producing weapons of mass destruction have a social and ethical responsibility to explain to shareholders and other stakeholders company policies and decision-making processes which justify production of DU and radiation-related weaponry especially when many other countries are replacing DU with tungsten.

The potential risk to human life as well as long-term costs of radiation contamination far out outweigh any benefit to our Company gained by continued production of DU weapons, components and associated delivery systems.

We suggest the report be posted on our Company’s website and that the report include:

1.	a brief history of Lockheed Martin’s involvement in management of nuclear weapons sites and production of DU weapons components e.g. dates of contract awards and renewals, criteria for bidding on contracts.
2.	human, workplace and environmental safety precautions e.g. safeguards for transportation, storage, impact on land and water and waste disposal situating and monitoring.
3.	health and safety record at facilities i.e. accidents/incidents involving production, storage or transport of weapons, DU weapon components or waste products.
4.	financial arrangements e.g. offsets from lobbying costs; liability in the event of an accident/incident; agreements with state/other local governments about storage in local communities.
5.	policies and procedures for cooperating fully with persons, organizations and government agencies planning and carrying out health/safety assessment studies, e.g. providing all necessary information.

PROPOSALS YOU MAY VOTE ON

Your Board unanimously recommends a vote AGAINST this Proposal.

Our Annual Report on Form 10-K and quarterly reports on Form 10-Q provide extensive information concerning the company’s military and defense-related products and services. We play a key support role to the United States government in national security, which includes handling uranium and depleted uranium in connection with various assembly, testing, and servicing activities under government contracts. Lockheed Martin handles these materials in conformance with applicable regulations, licenses, permits and safe work practices with particular regard for worker exposure, environmental impact, security, and transportation safety. Our programs are augmented by rigorous internal compliance programs and U.S. Government reviews.

We intend to continue to perform work in support of the national security interests of our country while assuring that appropriate measures are taken to protect the environment and the safety and health of all affected parties. The Board sees little value in a report to stockholders justifying our continued role in support of U.S. Government interests and strongly recommends that the proposal not be adopted.

For these reasons, your Board unanimously recommends a vote AGAINST the proposal.

APPENDIX A

CORPORATE GOVERNANCE GUIDELINES

February 2007

1.  Role of the Board and Director Responsibilities

The role of the Board is to oversee the management of the Corporation and to represent the interests of all Lockheed Martin stockholders. The Board of Directors meets in regular session at least seven times per year, and as otherwise required. Directors are expected to attend all Board meetings and meetings of committees on which they serve, and they are frequently called upon for advice and counsel between formal meetings. Directors review advance meeting materials that are provided to each director in advance of each meeting. Each director is encouraged and expected to ask questions of and raise issues with management to ensure the conduct of careful and cautious oversight.

2.  Selection of Chairman

The Corporation’s Bylaws provide that the directors shall annually elect a Chairman from among the directors. The Corporation’s policy as to whether the role of the Chief Executive Officer and Chairman should be separate is to adopt the practice which best serves the Corporation’s needs at any particular time.

3.  Presiding Director

The Chairman of the Nominating and Corporate Governance Committee shall preside over all sessions of the independent directors.

4.  Size of Board

The Board has determined that a board size of twelve to fifteen is currently optimum.

5.  Director Independence

A majority of the Board of Directors must consist of independent directors within the meaning of the New York Stock Exchange listing standards. The Board believes that a substantial majority of the Board should be independent and takes this belief into consideration in evaluating potential nominees for election as a director.

6.  Board Definition of What Constitutes Independence for Directors

Pursuant to New York Stock Exchange listing standards, no director qualifies as independent unless the Board affirmatively determines that the director has no material relationship with Lockheed Martin other than as a director (either directly or as a partner, significant stockholder or executive officer of an organization that has a relationship with Lockheed Martin). The Board will make determinations concerning a director’s independence based on a broad consideration of all relevant facts and circumstances. A director is not independent if:

(i)        the director is, or has been within the last three years, an employee of Lockheed Martin, or an immediate family member is, or has been within the last three years, an executive officer of Lockheed Martin;

(ii)        the director has received, or has an immediate family member who is an executive officer and has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from Lockheed Martin, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

(iii)(A) the director or an immediate family member is a current partner of a firm that is Lockheed Martin’s internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on Lockheed Martin’s audit within that time;

(iv)      the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of Lockheed Martin’s present executive officers at the same time serves or served on that company’s compensation committee; or

(v)      the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, Lockheed Martin for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues (as reported in the last completed fiscal year of such other company).

Categorical Standards of Independence

The Board has established the following additional categorical standards of independence to assist it in making independence determinations:

Business Relationships. Any payments by Lockheed Martin to a business employing a director, employing a director’s immediate family member as an executive officer, or which is 10% or more owned by a director or an immediate family member of a director, for goods or services, or other contractual arrangements, must be made in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons. The following relationships are not considered material relationships that would impair a director’s independence:

•	serving as a director of another company that does business with Lockheed Martin if the director receives no special compensation in respect of that business other than as a director of either entity;
•

serving as an executive officer of another company that does business with Lockheed Martin if (a) the annual sales to Lockheed Martin during such company’s preceding fiscal year do not exceed the greater of $1 million or two percent of the gross annual revenues of such company, or (b) the annual purchases from Lockheed Martin do not exceed the greater of $1 million or two percent of the gross annual revenues of Lockheed Martin;

•	ownership of less than a ten percent equity interest in another corporation or organization that does business with Lockheed Martin (other than a general partnership interest);
•

serving as a partner of or of counsel to a law firm if the director does not personally perform any legal services for Lockheed Martin, and the annual fees paid to the firm by Lockheed Martin during such firm’s preceding fiscal year do not exceed the greater of $1 million or two percent of the gross annual revenues of such firm; and

•	serving on the board of another public company on which an executive officer also serves as a board member, except for prohibited compensation committee interlocks.

Relationships with Not-for-Profit Entities. Contributions to tax exempt organizations by Lockheed Martin or its foundation shall not be considered “payments” for purposes of Section 6(v) of the independence definition above, provided however that Lockheed Martin shall disclose in its annual proxy statement, or in the annual report on Form 10-K filed with the SEC, any such contributions made by Lockheed Martin to any tax exempt organization in which any independent director serves as an executive officer if, within the preceding three years, contributions in any single fiscal year from Lockheed Martin to the organization exceeded the greater of $1 million, or 2% of such tax exempt organization’s consolidated gross revenues.

In cases where a director has a relationship that is not described above or is otherwise not covered by the above examples, a majority of the Company’s independent directors, after considering all of the relevant circumstances, may make a determination whether or not such relationship is material and whether the director may therefore be considered independent under the NYSE rules. In that event, the Company will explain the basis of any such determinations in the next proxy statement.

For purposes of this section, (i) “immediate family member” shall have the meaning set forth in the NYSE and SEC independence rules; (ii) the term “executive officer” has the same meaning specified for the term “officer” in Rule 16a-1(f) under the Securities Exchange Act of 1934; and (iii) “Lockheed Martin” includes any subsidiary of Lockheed Martin that is required to be consolidated under U.S. generally accepted accounting principles.

7.  Board Membership Criteria

The Board seeks a diverse group of candidates who at a minimum, possess the background, skills, expertise and time to make a significant contribution to the Board, to the Corporation and its stockholders. Additional potential criteria against which candidates may be measured may include the following (which are re-assessed annually):

•	meets bylaw age requirement;
•	reflects highest personal and professional integrity;
•	meets NYSE independence criteria;
•	has relevant educational background;
•	has exemplary professional background;
•	has relevant past and current employment affiliation(s), Board affiliations and experience;
•	is free from conflicts of interest;
•	is technology-proficient;
•	has demonstrated effectiveness;
•	possesses sound judgment;
•	brings a diverse background;
•	has adequate time to devote to Board responsibilities; and
•	represents the best interests of all stockholders.

Annually the Nominating and Corporate Governance Committee reviews the qualifications and backgrounds of each individual director, as well as the overall composition of the Board, and recommends to the Board the slate of directors to be nominated for election at the annual meeting of stockholders. Nominations to the Board may also be submitted to the Nominating and Corporate Governance Committee by the Corporation’s stockholders.

8.  Former Officers’ Board Membership

The Board has instituted a practice whereby upon retirement from the Corporation, an employee-director will retire from the Board of Directors (at the time of retirement from the Corporation) unless continued service on the Board is recommended by the Nominating and Corporate Governance Committee and by the Board of Directors.

9.  Extending the Invitation to a New Potential Director to Join the Board

The invitation to join the Board is extended by the Chairman or the Chairman of the Nominating and Corporate Governance Committee on behalf of the Board of Directors.

10.  Directors Who Change Their Present Job Responsibility

Any director who experiences a significant change in responsibilities or assignment should expect to resign from the Board, unless the Nominating and Corporate Governance Committee recommends to the Board that continued service on the Board is appropriate and the Board concurs.

11.  Term Limits

Members of the Board of Directors are nominated by the Nominating and Corporate Governance Committee of the Board for election by the stockholders at each annual meeting.

12.  Retirement Age

The Corporation’s Bylaws provide that a director will retire from the Board at the annual meeting of stockholders following the director’s 72nd birthday.

13.  Code of Ethics

The Corporation’s Code of Ethics and Business Conduct (http://www.lockheedmartin.com) applies to members of the Board of Directors, as well as Lockheed Martin employees, agents, consultants, contract labor, and others, when they are representing or acting for the Corporation.

14.  Independent Auditor Partner Rotation

Lead and concurring partners within Lockheed Martin’s independent auditing firm will rotate in accordance with Securities and Exchange Commission (SEC) regulations.

15.  Director Education/Orientation

The Board of Directors is committed to orienting new directors and providing continuing education for existing directors, including customized educational workshops and facilitating directors’ attendance at director education institutes.

16.  Committees

The Board currently is organized into six committees whose members are independent pursuant to the New York Stock Exchange: Audit; Ethics and Corporate Responsibility; Executive; Management Development and Compensation; Nominating and Corporate Governance; and Strategic Affairs and Finance. Provisions with respect to membership, responsibilities, authorities and governance of each of these committees and their subcommittees are set forth in the committee charters (http://www.lockheedmartin.com). From time to time, the Board may provide for such other standing or special committees as may be necessary to carry out its responsibilities.

17.  Assignment of Committee Members

The Nominating and Corporate Governance Committee of the Board is responsible for the assignment of Board members to various committees. To fully utilize the diverse backgrounds of the membership, it is desirable that all independent directors serve on at least one of the committees and that committee assignments rotate periodically.

18.  Frequency and Length of Meetings; Telephonic Attendance

The Chairman of the Board, and the Committee Chairman, as appropriate, determine the frequency and length of meetings of the Board, and committees, respectively. The Audit Committee meets at least four times annually; the Ethics and Corporate Responsibility Committee, the Management Development and Compensation Committee, and the Strategic Affairs and Finance Committee, each meet at least three times annually; and the Nominating and Corporate Governance Committee meets at least twice annually in regularly scheduled sessions. Executive Committee meetings are scheduled as needed. Telephonic attendance at regular Board meetings is not allowed, except for special or extenuating circumstances as authorized by the Chairman of the Board. The Chairman of the relevant committee, in the case of committee meetings, shall determine whether telephonic attendance is permissible.

19.  Committee Agenda

The Chairman of each committee, as appropriate, in consultation with management, develops the meeting agenda. To the extent feasible, the committee meeting schedules are set one year in advance.

20.  Board Agenda

The Chairman establishes the agenda for each Board meeting having periodically consulted with the Chairman of the Nominating and Corporate Governance Committee.

21.  Presentations

To the extent practicable, Board presentations are distributed in advance to the directors. Proprietary or otherwise sensitive materials may be reserved for distribution at the Board meeting.

22.  Regular Attendance of Non-Directors at Board and Committee Meetings

The Chairman of the Board, or Committee, as appropriate, designates the guest attendees at any Board or Committee meeting, who are present for the purpose of making presentations; responding to questions by the directors, or providing counsel on specific matters within their areas of expertise.

23.  Performance Evaluation of the Board

Each director will participate in an annual performance evaluation of the Board and the Committees on which he or she serves at least annually to determine whether the Board and its committees are functioning effectively.

24.  Executive Sessions of Non-Management Directors

At least three Board meetings per year will include an executive session of the non-management directors. In each case, these sessions will include a discussion of the performance of the Chairman and Chief Executive Officer. The Chairman of the Nominating and Corporate Governance Committee presides during the executive sessions (provided that the Chairman of the Nominating and Corporate Governance Committee is a non-employee director), and he or she will report the results to the Chairman and Chief Executive Officer on all relevant matters, or invite the Chairman and CEO to join the executive session for further discussion, as appropriate. If the group of non-management directors includes directors who are not independent directors, at least one executive session including only independent directors will be scheduled each year.

25.  Director Compensation

The Nominating and Corporate Governance Committee of the Board is responsible for determining Board compensation. Management reviews with the Committee on an annual basis the status of Board compensation relative to a peer industry survey group. The Corporation’s director compensation program is structured to align the interests of Board members, executives and stockholders; to attract and retain high quality director talent; and to focus on stewardship rather than attendance.

26.  Director Stock Ownership

To further encourage a link between director and stockholder interests, the Board has adopted stock ownership guidelines for directors. Directors receive at least half of their compensation in the form of Lockheed Martin common stock units or stock options (with the potential to defer the remaining cash portion in stock units). In addition, directors are expected to own shares or stock units equal to 2 times the annual retainer within 5 years of joining the Board. Until a director has achieved these stock ownership guidelines, a director is expected to select common stock units as the form of any annual equity compensation award.

27.  Director Access to Senior Management and Independent Advisors

Directors have access to the Corporation’s management. Directors shall not give direction, other than through the Chief Executive Officer. The Board encourages management to include key managers in Board meetings who can share their expertise with respect to matters before the Board. This also enables the Board to gain exposure to key managers with future potential in the Corporation. Directors may also engage and have access to the Board’s independent advisors.

28.  Compensation Consultant Independence

The outside advisors to the Management Development and Compensation Committee will maintain independence relative to their providing counsel and advice to the Committee, and otherwise providing advice and services to the Corporation. On an annual basis, the Committee will perform an assessment of its advisory firm’s independence. In performing this assessment, the Committee will consider the nature and level of work performed for the Committee during the year, the nature of other services performed for the Corporation and the amount of fees paid to the firm in relation to the firm’s total revenues. The advisory firm will prepare and provide to the Committee an independence letter annually based on criteria set forth by the Committee. The Committee will discuss the letter with the firm and consider it in its assessment.

29.  Formal Evaluation of the Chief Executive Officer

The Management Development and Compensation Committee evaluates the Chief Executive Officer annually, and reviews its actions with the Board of Directors. The Board communicates its views to the Chief Executive Officer through the Chairman of the Management Development and Compensation Committee. The Management Development and Compensation Committee’s evaluation of the Chief Executive Officer is based upon a combination of objective and subjective criteria and is discussed fully each year in the Corporation’s annual proxy statement.

30.  Management Succession

A Board approved Chief Executive Officer succession plan is in place, which includes policies and principles for selection and performance review as well as policies regarding succession in the event of an emergency or the retirement of the Chief Executive Officer. The Management Development and Compensation Committee reports annually to the Board on succession planning and management development activities. The Chief Executive Officer meets periodically with the Management Development and Compensation Committee to make available his recommendations and evaluations of potential successors, along with a review of development plans recommended for succession candidates and others in the senior management group.

31.  Shareholder Rights Plan

Lockheed Martin does not have a Shareholder Rights Plan, or “Poison Pill,” and the Board of Directors has no intention of adopting one at this time. If the Board of Directors does choose to adopt a Shareholder Rights Plan, the Board will seek shareholder ratification within 12 months from the date of adoption.

32.  Board Interaction with Institutional Investors, the Press, Customers, Etc.

The Board looks to Management to speak for the Corporation, but recognizes that individual directors may sometimes communicate with third parties on matters affecting the Corporation. Before doing so, to the extent feasible, directors are encouraged to consult with Management.

33.  Related Person Transactions

The Board has adopted a policy which requires that any transaction in excess of $120,000 between the Corporation and any director, executive officer, 5% and greater stockholder, any member of their immediate family, or their related interests be disclosed to and reviewed, approved or ratified by the Nominating and Corporate Governance Committee of the Board. The Committee in its discretion may approve any transaction with a related person that it determines is fair and reasonable to the Corporation.

34.  How to contact the Non-management Directors of Lockheed Martin Corporation

The Nominating and Corporate Governance Committee of the Lockheed Martin Board of Directors has created a process by which parties may communicate directly and confidentially with the presiding director or with the non-management directors as a group. If you wish to raise a question or concern to the presiding director or the non-management directors as a group, you may do so by contacting:

Chairman

Nominating and Corporate Governance Committee

or

Nominating and Corporate Governance Committee

Lockheed Martin Corporation

6801 Rockledge Drive

Bethesda, MD 20817

Signed by the Board of Directors:

E. C. “Pete” Aldridge, Jr.	Joseph W. Ralston
Nolan D. Archibald	Frank Savage
Marcus C. Bennett	James M. Schneider
James O. Ellis, Jr.	Anne Stevens
Gwendolyn S. King	Robert J. Stevens
James M. Loy	James R. Ukropina
Douglas H. McCorkindale	Douglas C. Yearley
Eugene F. Murphy

Revised February 22, 2007

APPENDIX B

DIRECTIONS TO ANNUAL MEETING LOCATION

Hilton New Orleans Riverside Hotel

Two Poydras Street

New Orleans, Louisiana 70140

Telephone: (504) 561-0500

FROM WEST/Follow Interstate 10 to Downtown/East/Slidell, exiting at Poydras Street. Off-ramp becomes Poydras Street, following Poydras South to its end at the hotel’s front circle drive entrance.

FROM EAST/Follow Interstate 10 Downtown/West, exiting at Canal Street/Superdome. Follow signage to Superdome/Poydras Street, turning left onto Poydras Street. Follow Poydras Street South to its end at the hotel’s front circle drive entrance.

FROM LOUIS ARMSTRONG INTERNATIONAL AIRPORT/Take Interstate 10 Downtown/East/Slidell, exiting at Poydras Street. Turn right onto Poydras Street, following Poydras South to its end at the hotel’s front circle drive entrance.

FROM NEW ORLEANS LAKEFRONT (PRIVATE PLANES)/Follow Interstate 10 to Downtown/Poydras Street. Turn left on Poydras Street. Follow Poydras South to its end at the hotel’s front circle drive entrance.

B-1

Admission Ticket

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
PROXY VOTING DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time on April 25, 2007.

Vote by Internet
• Log on to the Internet and go to www.investorvote.com

• Follow the steps outlined on the secure website.

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Or dial 1-781-575-2300 from other countries.

• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card	123456	C0123456789	12345

Ú IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Ú

You must sign the card on the reverse side for your vote to be counted.

A	Election of Directors (see below):

The Board of Directors recommends a vote FOR the listed nominees.

1. Nominees:	For	Withhold		For	Withhold		For	Withhold

01 - E.C. “Pete” Aldridge, Jr.	☐	☐	06 - James M. Loy	☐	☐	11 - James M. Schneider	☐	☐

02 - Nolan D. Archibald	☐	☐	07 - Douglas H. McCorkindale	☐	☐	12 - Anne Stevens	☐	☐

03 - Marcus C. Bennett	☐	☐	08 - Eugene F. Murphy	☐	☐	13 - Robert J. Stevens	☐	☐

04 - James O. Ellis, Jr.	☐	☐	09 - Joseph W. Ralston	☐	☐	14 - James R. Ukropina	☐	☐

05 - Gwendolyn S. King	☐	☐	10 - Frank Savage	☐	☐	15 - Douglas C. Yearley	☐	☐

B	Proposals:

The Board of Directors recommends a vote FOR Proposal 2.				The Board of Directors recommends a vote AGAINST Proposals 3, 4 and 5.
	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain

2. Ratification of Appointment of Independent Auditors	☐	☐	☐	3. Stockholder Proposal By Evelyn Y. Davis	☐	☐	☐	5. Stockholder Proposal By The Sisters of Mercy of the Americas, Regional Community of Detroit Charitable Trust And Other Groups	☐	☐	☐

				4. Stockholder Proposal By John Chevedden	☐	☐	☐

ADMISSION TICKET

(Please bring this ticket and a form of personal identification, including photo,

with you to the registration desk if you are attending the Annual Meeting).

Annual Meeting of Stockholders

Thursday, April 26, 2007, 10:30 a.m. (Central time)

Hilton New Orleans Riverside

Two Poydras Street

New Orleans, LA 70140

Ú IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Ú

LOCKHEED MARTIN CORPORATION

Proxy Card For 2007 Annual Meeting of Stockholders

The undersigned hereby appoints Nolan D. Archibald, James R. Ukropina and Douglas C. Yearley, each of them proxies of the undersigned with respect to common stock of Lockheed Martin Corporation (the “Corporation”) owned by the undersigned, with full power of substitution, to vote and act for the undersigned at the Annual Meeting of Stockholders (the “Annual Meeting”) of the Corporation to be held at 10:30 a.m., Central time, on April 26, 2007, at the Hilton New Orleans Riverside, Two Poydras Street, New Orleans, LA 70140, and at any adjournment or postponement thereof. If the undersigned is a participant in one or more of the Corporation’s 401(k) or other profit sharing plans and has stock allocated to his or her account(s), the undersigned hereby instructs the Trustee of the plan(s) to vote such shares of stock in accordance with the instructions on the reverse side of this card. Plan shares for which no card is received will be voted by the Trustee at its discretion. The proxies (or trustee, if applicable) shall vote subject to the directions indicated on the reverse side of this card, and are authorized to vote in their discretion upon other business as may properly come before the meeting and any adjournments or postponements. The proxies (or trustee) will vote as the Board of Directors recommends where a choice is not specified. Stockholders and plan participants are requested to mark, date and sign this card below and to return it promptly in the enclosed envelope, or to vote by telephone or Internet (see the instructions on the reverse side). This proxy is solicited on behalf of Lockheed Martin Corporation’s Board of Directors.

To vote in accordance with the Board of Directors’ recommendations, please sign and date below; no boxes need to be checked.

C Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.
Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

D	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

The signer hereby revokes all previous proxies given by the signer to vote at the Annual Meeting or any adjournments thereof.

Admission Ticket

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy voting directions, you may choose one of the two voting methods outlined below to provide your proxy voting directions.
PROXY VOTING DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxy voting directions by the Internet or Telephone must be received by 11:59 PM, Eastern Time, on April 22, 2007 for participants in one of the Corporation’s 401(k) or other profit sharing plans, with Lockheed Martin common stock allocated to his or her account(s).

Vote by Internet
• Log on to the Internet and go to www.investorvote.com

• Follow the steps outlined on the secure website.

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
• Or dial 1-781-575-2300 from other countries.
• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Voting Direction Card	123456	C0123456789	12345

Ú IF YOU HAVE NOT PROVIDED VOTING DIRECTIONS VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Ú

You must sign the card on the reverse side for your vote to be counted.

A	Election of Directors (see below):

The Board of Directors recommends a vote FOR the listed nominees.

1. Nominees:	For	Withhold		For	Withhold		For	Withhold

01 - E.C. “Pete” Aldridge, Jr.	☐	☐	06 - James M. Loy	☐	☐	11 - James M. Schneider	☐	☐

02 - Nolan D. Archibald	☐	☐	07 -Douglas H. McCorkindale	☐	☐	12 - Anne Stevens	☐	☐

03 - Marcus C. Bennett	☐	☐	08 - Eugene F. Murphy	☐	☐	13 - Robert J. Stevens	☐	☐

04 - James O. Ellis, Jr.	☐	☐	09 - Joseph W. Ralston	☐	☐	14 - James R. Ukropina	☐	☐

05 - Gwendolyn S. King	☐	☐	10 - Frank Savage	☐	☐	15 - Douglas C. Yearley	☐	☐

B	Proposals:

The Board of Directors recommends a vote FOR Proposal 2.				The Board of Directors recommends a vote AGAINST Proposals 3, 4 and 5.
	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain

2. Ratification of Appointment of Independent Auditors	☐	☐	☐	3. Stockholder Proposal By Evelyn Y. Davis	☐	☐	☐	5. Stockholder Proposal By The Sisters of Mercy of the Americas, Regional Community of Detroit Charitable Trust And Other Groups	☐	☐	☐

				4. Stockholder Proposal By John Chevedden	☐	☐	☐

ADMISSION TICKET

(Please bring this ticket and a form of personal identification, including photo,

with you to the registration desk if you are attending the Annual Meeting).

Annual Meeting of Stockholders

Thursday, April 26, 2007, 10:30 a.m. (Central time)

Hilton New Orleans Riverside

Two Poydras Street

New Orleans, LA 70140

IMPORTANT NOTICE TO PARTICIPANTS WITH LOCKHEED MARTIN CORPORATION COMMON STOCK ALLOCATED TO THEIR ACCOUNTS IN CERTAIN COMPANY SPONSORED SAVINGS PLANS

Dear Plan Participant:

State Street Bank and Trust Company (“State Street”) is the trustee with respect to the Lockheed Martin Corporation common stock held in the following plans:

Lockheed Martin Corporation Salaried Savings Plan

Lockheed Martin Corporation Hourly Employee Savings Plan Plus

Lockheed Martin Corporation Capital Accumulation Plan

Lockheed Martin Corporation Capital Accumulation Plan for Hourly Employees

Lockheed Martin Corporation Operation Support Savings Plan

Lockheed Martin Corporation Performance Sharing Plan for Bargaining Employees

Lockheed Martin Corporation Performance Sharing Plan for Puerto Rico Employees

Lockheed Martin Corporation Retirement Savings Plan for Salaried Employees

Lockheed Martin Corporation Basic Benefit Plan for Hourly Employees

This proxy voting direction card is used for the purpose of providing confidential voting directions to State Street with respect to the shares held in the plans listed above. All matters to be voted upon at the Annual Meeting of Stockholders are extremely important and are described in the proxy materials.

Sincerely,

State Street Bank and Trust Company, Trustee

Ú IF YOU HAVE NOT PROVIDED VOTING DIRECTIONS VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Ú

LOCKHEED MARTIN CORPORATION

Proxy Voting Direction Card For 2007 Annual Meeting of Stockholders

State Street Bank and Trust Company, as trustee of the plans listed above, is directed to vote the shares of Lockheed Martin Corporation common stock allocated to my account(s) in one or more of the plans, at the Annual Meeting of Stockholders of Lockheed Martin Corporation to be held on April 26, 2007 with respect to the election of directors and the proposals. State Street shall vote subject to the directions indicated on the reverse side of this card, and is authorized to vote in its discretion upon other business as may properly come before the meeting and any adjournments or postponements. State Street will vote signed cards that are returned in accordance with recommendations of the Board of Directors where voting instructions are not specified. If no voting direction is received or if this proxy voting direction card is returned and unsigned, the shares allocated to my account(s) will be voted by State Street in proportion to those shares allocated to accounts of participants for which timely directions were received, unless contrary to ERISA. Plan Participants are requested to mark, date and sign this card below and to return it promptly in the enclosed envelope, or to vote by telephone or Internet (see instructions on the reverse side). This proxy is solicited on behalf of Lockheed Martin Corporation’s Board of Directors.

C Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.
Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

D	Authorized Signatures — This section must be completed for your voting directions to be counted. — Date and Sign Below

The signer hereby revokes all previous proxy voting directions given by the signer to vote at the Annual Meeting or any adjournments thereof.